Exhibit 10.1

AMENDED AND RESTATED
ILEC MASTER LEASE

Among
CSL NATIONAL, LP
and
THE ENTITIES SET FORTH ON SCHEDULE 1A,
collectively, as Landlord
and
WINDSTREAM HOLDINGS, INC.

and

WINDSTREAM SERVICES, LLC

and

THE ENTITIES SET FORTH ON SCHEDULE 1B
collectively, as Tenant
Dated as of September 18, 2020

11

TABLE OF CONTENTS
TO
AMENDED AND RESTATED ILEC MASTER LEASE

Page

1.1	Leased Property1
1.2	Single, Indivisible Lease3
1.3	Term3
1.4	Renewal Terms4

Article II

2.1	Definitions4

Article III

3.1	Rent31
3.2	Late Payment of Rent31
3.3	Method of Payment of Rent and Additional Charges to Landlord32
3.4	Net Lease33

Article IV

4.1	Impositions34
4.2	Utilities35
4.3	Impound Account36

Article V

5.1	No Termination, Abatement, etc.36

Article VI

6.1	Ownership of the Leased Property37
6.2	Tenant’s Property38

Article VII

7.1	Condition of the Leased Property39
7.2	Use of the Leased Property39
7.3	Competing Business.41

Article VIII

8.1	Representations and Warranties42
8.2	Compliance with Legal and Insurance Requirements, etc.42
8.3	Zoning and Uses43
8.4	No Management Control43

i

8.5	Financial Covenants.43

Article IX

9.1	Maintenance and Repair45
9.2	Pole Provisions47
9.3	Encroachments, Restrictions, Mineral Leases, etc.49

Article X

10.1	Construction of Capital Improvements to the Leased Property50
10.2	Growth Capital Improvements51
10.3	GCI Review Standards.53
10.4	GCI Reporting55
10.5	Tenant Capital Improvements.56
10.6	Construction Requirements for All Capital Improvements57

Article XI

11.1	Liens58

Article XII

12.1	Permitted Contests59

Article XIII

13.1	General Insurance Requirements60
13.2	Maximum Foreseeable Loss62
13.3	Additional Insurance62
13.4	Waiver of Subrogation62
13.5	Policy Requirements63
13.6	Increase in Limits64
13.7	Blanket Policy64
13.8	No Separate Insurance64
13.9	Self-Insurance64
13.10	Distribution Systems66

Article XIV

14.1	Property Insurance Proceeds66
14.2	Tenant’s Obligations Following Casualty66
14.3	No Abatement of Rent67
14.4	Waiver67
14.5	Insurance Proceeds Paid to ILEC Facility Mortgagee67

2ii

Article XV

15.1	Condemnation.67
15.2	Award Distribution68
15.3	Temporary Taking68
15.4	Condemnation Awards Paid to ILEC Facility Mortgagee68
15.5	Termination of ILEC Master Lease; Abatement of Rent68

Article XVI

16.1	Events of Default68
16.2	Certain Remedies71
16.3	Damages72
16.4	Receiver73
16.5	Waiver73
16.6	Application of Funds73

Article XVII

17.1	Permitted Leasehold Mortgagees.73
17.2	Landlord’s Right to Cure Tenant’s Default80

Article XVIII

18.1	Landlord Transfer80
18.2	Restrictions on Transfers in Landlord82
18.3	Fiber Exchange Agreements82
18.4	Sale of Non-Core Leased Property84

Article XIX

19.1	Holding Over85

Article XX

20.1	Risk of Loss86

Article XXI

21.1	General Indemnification86
21.2	Cross-Guaranty87

Article XXII

22.1	Transfers87
22.2	Permitted Assignments87
22.3	Permitted Sublease Agreements and Usage Arrangements89
22.4	Required Assignment and Subletting Provisions91

3iii

22.5	Costs92
22.6	No Release of Tenant’s Obligations; Exception92
22.7	Public Offering92
22.8	Further Assurances..93

Article XXIII

23.1	Officer’s Certificates and Financial Statements.93
23.2	Confidentiality; Public Offering Information96
23.3	Agreements with Respect to Certain Information97

Article XXIV

24.1	Landlord’s Right to Inspect99

Article XXV

25.1	No Waiver99

Article XXVI

26.1	Remedies Cumulative99

Article XXVII

27.1	Acceptance of Surrender99

Article XXVIII

28.1	No Merger100

Article XXIX

29.1	Conveyance by Landlord100

Article XXX

30.1	Quiet Enjoyment100

Article XXXI

31.1	Landlord’s Financing100
31.2	Attornment101

Article XXXII

32.1	Hazardous Substances102
32.2	Notices102
32.3	Remediation103

4iv

32.4	Indemnity103
32.5	Environmental Inspections104

Article XXXIII

33.1	Memorandum of Lease104
33.2	Tenant Financing104

Article XXXIV

34.1	Expert Valuation Process105

Article XXXV

35.1	Notices106

Article XXXVI

36.1	Transfer of Tenant’s Property and Operational Control of the ILEC Facilities106
36.2	Determination of Successor Lessee and Communications Assets FMV107
36.3	Operation Transfer109
36.4	Carrier of Last Resort110

Article XXXVII

37.1	Attorneys’ Fees111

Article XXXVIII

38.1	Brokers111

Article XXXIX

39.1	Anti-Terrorism Representations111

Article XL

40.1	REIT Protection112

Article XLI

41.1	Survival113
41.2	Severability113
41.3	Non-Recourse113
41.4	Successors and Assigns113
41.5	Governing Law114
41.6	Waiver of Trial by Jury114
41.7	Entire Agreement114

5v

41.8	Headings115
41.9	Counterparts115
41.10	Interpretation115
41.11	Time of Essence115
41.12	Further Assurances115
41.13	Communications Regulations115
41.14	Appraiser115
41.15	Dispute Resolution117
41.16	No Third Party Beneficiaries117
41.17	Joint and Several Obligations. If Tenant consists of more than one Person, each such Person shall have joint and several liability for the obligations of Tenant hereunder.117

6vi

EXHIBITS AND SCHEDULES

EXHIBIT A:	LIST OF ILEC FACILITIES
EXHIBIT B:	DISTRIBUTION SYSTEM DEMARCATION POINTS
EXHIBIT C:	FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT D:	DESCRIPTION OF TRANSITION SERVICES
EXHIBIT E:	FAIR MARKET RENTAL CALCULATION
EXHIBIT F:	LETTER OF EXCHANGE
EXHIBIT G:	FORM OF GCI REQUEST REPORT
EXHIBIT H	FORM OF JOINDER
SCHEDULE 1A:	LANDLORD ENTITIES
SCHEDULE 1B:	TENANT ENTITIES
SCHEDULE 1.1:	REAL PROPERTY
SCHEDULE 2.1:	RENT
SCHEDULE 2.1-X:	ADDITIONAL TENANT’S PROPERTY
SCHEDULE 7.2(g):	BACKHAUL FOR MACRO-TOWERS AND ROOFTOP ANTENNAS
SCHEDULE 7.3-X:	CERTAIN LANDLORD TOWER SITES
SCHEDULE 7.3-XX:	LANDLORD ILEC FRANCHISES
SCHEDULE 22.3:	SPECIFIED SUBLEASES

vii

AMENDED AND RESTATED ILEC MASTER LEASE

This AMENDED AND RESTATED ILEC MASTER LEASE (this “ILEC Master Lease”) is entered into as of September 18, 2020, by and among (i) CSL NATIONAL, LP, a Delaware limited partnership (“CS&L National”), and THE ENTITIES SET FORTH ON SCHEDULE 1A ATTACHED HERETO (collectively, together with CS&L National and their respective permitted successors and assigns, “Landlord”), and (ii) WINDSTREAM HOLDINGS, INC., a Delaware corporation (“Holdings”), WINDSTREAM SERVICES, LLC, a Delaware limited liability company (“Win Services”) and THE ENTITIES SET FORTH ON SCHEDULE 1B ATTACHED HERETO (collectively, together with Holdings and Win Services and each of their permitted successors and assigns, “Tenant”).

RECITALS

A.Capitalized terms used in this ILEC Master Lease and not otherwise defined herein are defined in Article II hereof.

B.Pursuant to that certain Master Lease, dated April 24, 2015 (as amended, the “Original Lease”), the Landlord leased to Holdings certain property (including the Leased Property).

C.Concurrently herewith, the Original Lease is split into two distinct and separate leases pursuant to the terms of that certain Lease Splitter Agreement, dated as of the date hereof, by and among, Landlord and Tenant, resulting in this ILEC Master Lease and that certain Amended and Restated CLEC Master Lease, of even date herewith (as amended, the “CLEC Master Lease”), by and among Landlord, as landlord (the “CLEC Landlord”) and, collectively, Holdings, Win Services and the subsidiaries of Holdings listed therein as tenant entities (the “CLEC Tenant”).

D.Attached hereto in Exhibit A is a list of the facilities (each an “ILEC Facility,” and collectively, the “ILEC Facilities”) leased under this ILEC Master Lease, specifying the geographic location of each ILEC Territory (as defined below) subject to this ILEC Master Lease, which ILEC Facilities include all Leased Property (as defined below) in the ILEC Territory (or adjacent thereto) for each ILEC Facility identified on Exhibit A, including, among other Leased Property, the Distribution Systems (as defined below) located therein.

E.Upon such split of the Original Lease concurrently herewith, Landlord and Tenant intend that the Original Lease shall be amended and restated in its entirety with respect the ILEC Facilities and the Leased Property under this ILEC Master Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Lease in its entirety with respect to the ILEC Facilities, as set forth in this ILEC Master Lease:

Leased Property

.  Upon and subject to the terms and conditions hereinafter set forth, Landlord exclusively leases to Tenant and Tenant leases from Landlord all of Landlord’s rights, title and interest in and to the following with respect to each of the ILEC Facilities (collectively, the “Leased Property”):

(a)the real property or properties described on Schedule 1.1 attached hereto and all other real property interests and possessory rights owned or held by Landlord in the geographical areas of each of the ILEC Facilities, including, fee ownership, leaseholds, easements, franchise rights, rights of way and other appurtenances, including the Easements, Permits and Pole Agreements, that are (i) the locations for central offices, remote switching locations, other switching facilities or any other portion of the Distributions Systems and (ii) necessary for the use and operation of, or currently used in the operation of, the Distribution Systems associated with such ILEC Facilities (collectively, the “Land”);

(b)all buildings, structures, and other improvements of every kind now or hereafter located on the Land or connected thereto including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site to the extent Landlord has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures, including all HVAC systems and components, generators, fire suppression systems and other fixtures (collectively, the “Leased Improvements”);

(c)all fiber optic cable lines, copper cable lines, conduits, telephone poles, attachment hardware (including bolts and lashing), guy wires, anchors, pedestals, concrete pads, amplifiers and such other fixtures, and other items of property, including all components thereof (such as cross connect cabinets, windstream outside plant mini-cabinet mounting posts (WOMP), fiber distribution hubs, fiber access terminals and first entry fiber splice cases), that are now or hereafter located in, on or used in connection with and permanently affixed to or otherwise incorporated into the ILEC Facilities, the Leased Improvements and/or the Land, together with all replacements, modifications, alterations and additions thereto, up through and at the meeting and demarcation points described on Exhibit B attached hereto (collectively, the “Distribution Systems”); and

(d)all system maps and records for the Distribution Systems.

Notwithstanding anything to the contrary contained herein, the Leased Property shall exclude Tenant’s Property (including the Electronics, switching and equipment). The Leased Property is leased subject to all covenants, conditions, restrictions, easements and other matters affecting the Leased Property as of the Commencement Date and such subsequent covenants, conditions, restrictions, easements and other matters as may be agreed to by Landlord or Tenant in accordance with the terms of this ILEC Master Lease, whether or not of record, including any matters which would be disclosed by an inspection or accurate survey of the Leased Property.

Notwithstanding anything to the contrary contained herein, Landlord and Tenant each acknowledge and agree that: (1) certain of the ILEC Facilities and certain of the CLEC Facilities may rely on infrastructure, components or equipment that constitute a part of, or are used in the operation of, one ILEC Facility or one CLEC Facility, but that the use of, or access to which, is required to operate another ILEC Facility or CLEC Facility (all such infrastructure, components and equipment, “Shared Infrastructure Assets”, and any such other ILEC Facility or CLEC Facility, a “Secondary Facility”); (2) during any period prior to the termination of this ILEC

Master Lease in which Landlord or Tenant holds the primary present right to use or occupy any Shared Infrastructure Asset but not the primary present right to use or occupy a Secondary Facility to which such Shared Infrastructure Asset relates (in such capacity, a “Primary User”), each of Landlord and Tenant shall enter into such arrangements relating to such Shared Infrastructure Asset with the owner or operator of such Secondary Facility (in such capacity, a “Secondary User”) from time to time on commercially reasonable terms, as may be necessary to permit the operation of such Secondary Facility for the Primary Intended Use, which may include (but shall not be limited to) arrangements (i) granting interconnection or other access to such Shared Infrastructure Asset, (ii) providing for the maintenance (or, where necessary, the replacement) of such Shared Infrastructure Asset and the right to cure any failure to so maintain such Shared Infrastructure Asset, (iii) granting a right of first refusal in respect of such Shared Infrastructure Asset, and (iv) providing for the physical bifurcation of such Shared Infrastructure Asset (at the sole cost and expense of the Person requesting such bifurcation); (3) each Person who is or becomes, by succession, assignment or otherwise, a Secondary User (including the CLEC Tenant and the CLEC Landlord, if applicable) is expressly intended to be and shall be a third-party beneficiary of the foregoing clauses (1) through (3) with respect to the applicable Secondary Facility; and (4) each of Landlord and Tenant shall cause each of its successors and assigns, and any Person to which, after the date hereof, it grants or transfers ownership of, or a primary right to use or occupy, any Shared Infrastructure Asset, to be bound by covenants and agreements that are substantively identical to those set forth in the preceding clauses (2) and (3).

Single, Indivisible Lease

.  This ILEC Master Lease constitutes one indivisible lease of the Leased Property and not separate leases governed by similar terms.  The Leased Property constitutes one economic unit, and the Rent and all other provisions have been negotiated and agreed to be based on a demise of all of the Leased Property to Tenant as a single, composite, inseparable transaction and would have been substantially different had separate leases or a divisible lease been intended.  Except as expressly provided in this ILEC Master Lease for specific, isolated purposes (and then only to the extent expressly otherwise stated), all provisions of this ILEC Master Lease apply equally and uniformly to all of the Leased Property as one unit.  An Event of Default with respect to any portion of the Leased Property is an Event of Default as to all of the Leased Property.  The parties intend that the provisions of this ILEC Master Lease shall at all times be construed, interpreted and applied so as to carry out their mutual objective to create an indivisible lease of all of the Leased Property and, in particular but without limitation, that, for purposes of any assumption, rejection or assignment of this ILEC Master Lease under 11 U.S.C. Section 365, or any successor or replacement thereof or any analogous state law, this is one indivisible and non-severable lease and executory contract dealing with one legal and economic unit and that this ILEC Master Lease must be assumed, rejected or assigned as a whole with respect to all (and only as to all) of the Leased Property.  The parties may amend this ILEC Master Lease from time to time to include one or more additional ILEC Facilities as part of the Leased Property and such future addition to the Leased Property shall not in any way change the indivisible and nonseverable nature of this ILEC Master Lease and all of the foregoing provisions shall continue to apply in full force. For the avoidance of doubt, the CLEC Master Lease is separate and divisible from this ILEC Master Lease.

Term

.  The “Term” of this ILEC Master Lease is the Initial Term plus all Renewal Terms, to the extent exercised.  The initial term of this ILEC Master Lease (the “Initial

Term”) shall commence on the execution date of this ILEC Master Lease (the “Commencement Date”) and end on April 30, 2030, subject to renewal as set forth in Section 1.4 below.

Renewal Terms

.  (a)  The term of this ILEC Master Lease may be extended for four (4) separate “Renewal Terms” of five (5) years each with respect to all (or such lesser portion of the ILEC Facilities as provided below) of the ILEC Facilities that are subject to the ILEC Master Lease as of the last day of the then current Term at a Rent being equal to the Renewal Rent if (a) at least twenty four (24) months prior to the end of the then current Term (a “Renewal Election Outside Date”), Tenant delivers to Landlord a “Renewal Notice” stating that it exercises its right to extend this ILEC Master Lease for one (1) Renewal Term and (b) no Event of Default shall have occurred and be continuing on the Renewal Election Outside Date.  If, Tenant elects to renew the ILEC Master Lease for less than all of the ILEC Facilities, then Tenant must specify in the Renewal Notice which ILEC Facilities it elects not to renew (each a “Non-Renewal Leased Property” and collectively, the “Non-Renewal Leased Properties”).  Any ILEC Facilities not specified in the Renewal Notice as Non-Renewal Leased Properties shall be deemed to be part of the Leased Property that has been extended for the one (1) Renewal Term (each a “Renewal Leased Property” and collectively, the “Renewal Leased Properties”).  During any such Renewal Term, except as otherwise specifically provided for herein, all of the terms and conditions of this ILEC Master Lease shall remain in full force and effect, except that the Non-Renewal Leased Properties shall be excluded from the definition of “Leased Property” for the applicable Renewal Term, and Tenant shall have no further renewal rights with respect to the Non-Renewal Leased Properties.  If Tenant does not timely send the applicable Renewal Notice pursuant to the provisions of this Section 1.4, Tenant shall be deemed to have irrevocably waived its renewal rights for all subsequent Renewal Terms.

(b)No later than two hundred ten (210) days prior to the Renewal Election Outside Date for each Renewal Term, Landlord shall deliver a Notice to Tenant which sets forth Landlord’s proposal of the Renewal Rent and Successor Tenant Rent, in each case, for each ILEC Facility then subject to this ILEC Master Lease.  If Landlord and Tenant shall not have entered into a written agreement confirming the Renewal Rent or Successor Tenant Rent, in each case, for all of the ILEC Facilities then subject to this ILEC Master Lease on or prior to the date that is one hundred eighty (180) days prior to the Renewal Election Outside Date, then the appraisal process set forth in Section 41.14 shall be initiated on such date (the “Appraisal Commencement Date”) to determine the Renewal Rent and Successor Tenant Rent for each of the ILEC Facilities then subject to this ILEC Master Lease.

Article II

Definitions

.  For all purposes of this ILEC Master Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article II have the meanings assigned to them in this Article and include the plural as well as the singular; all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; (ii) all references in this ILEC Master Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this ILEC Master Lease; (iii) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases; (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this ILEC Master Lease as a whole and not to any particular Article, Section or other subdivision and (v) for the calculation of any financial ratios or tests referenced in this ILEC Master Lease, the Rent payable hereunder shall not constitute Indebtedness or Interest Expense.

“Accounts”: All accounts, including deposit accounts, rents, profits, income, revenues or rights to payment or reimbursement derived from the use of any space within the Leased Property and/or from goods sold or leased or services rendered from the Leased Property (including, without limitation, from goods sold or leased or services rendered from the Leased Property by any subtenant) and all accounts receivable, in each case whether or not evidenced by a contract, document, instrument or chattel paper and whether or not earned by performance, including without limitation, the right to payment of management fees and all proceeds of the foregoing.

“Acquisition”: The purchase or other acquisition of all or substantially all of the business, a line of business or a business unit (whether by the acquisition of capital stock, assets or any combination thereof) of any Person or the purchase or other acquisition of the Person that owns such business, line of business or business unit or the purchase or other acquisition of all or substantially all of the property and assets of any Person.

“Additional Charge Invoice”: As defined in Section 3.3(a).

“Additional Charges”:  All Impositions and all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this ILEC Master Lease and, in the event of any failure on the part of Tenant to pay any of those items, except where such failure is due to the acts or omissions of Landlord, every fine, penalty, interest and cost which may be added for non-payment or late payment of such items.

“Affected ILEC Facility”:  As defined in Section 36.1(a).

“Affiliate”:  When used with respect to any corporation, limited liability company, or partnership, the term “Affiliate” shall mean any person which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company or partnership.  For the purposes of this definition, “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, through the ownership of voting securities, partnership interests or other equity interests.

“Affiliated Lease Transfer”:  As defined in Section 22.2.

“Annual Construction Summary”:  As defined in Section 10.6(c).

“Annual GCI Limit”:  As defined in Section 10.2(a).

“Annualized Capitalization Rate” shall initially mean eight percent (8.0%).  On each anniversary of the first day of Initial GCI Rent Date for any GCI Funded Amount, the applicable Annualized Capitalization Rate with respect to such GCI Funded Amount shall increase to an amount equal to 100.5% of the Annualized Capitalization Rate applicable during the preceding twelve (12) month period.  For the avoidance of doubt, the Annualized Capitalization Rate for any given GCI Funded Amount shall be as follows:

Months From and After Initial GCI Rent Date	Annualized Capitalization Rate
1-12	8.0000%
13-24	8.0400%
25-36	8.0802%
37-48	8.1206%
49-60	8.1612%
61-72	8.2020%
73-84	8.2430%
85-96	8.2842%
97-108	8.3257%

“APA”: That certain Asset Purchase Agreement, dated as of the date hereof, by and among Uniti National LLC, a Delaware limited liability company, Win Services, and the Subsidiaries of Win Services that are indicated on the signature pages attached thereto, as may be amended, restated or otherwise modified.

“Appraisal Commencement Date”:  As defined in Section 1.4(b).

“Appraiser”:  As defined in Section 41.14(a).

“Audited Party”: As defined in Section 3.3(c).

“Auditing Party”: As defined in Section 3.3(c).

“Award”:  All compensation, sums or anything of value awarded, paid or received on a total or partial Taking.

“Beneficial Owner”: shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Business Day”:  Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York and Little Rock, Arkansas are authorized, or obligated, by law or executive order, to close.

“Capital Improvements”:  Any and all maintenance, repairs, extensions, upgrades, additions, replacements or overbuild to the Leased Property, including fiber, copper and new Permits or Pole Agreements for the Distribution Systems, all of which Capital Improvements shall constitute a portion of the Leased Property to the extent provided in Article X.

“Capital Lease Obligations”: With respect to any Person, means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cap Rate”: As defined in Section 18.4.

“Carryover Amount”:  As defined in Section 10.2(e).

“Cash”:  Cash and cash equivalents and all instruments evidencing the same or any right thereto.

“Challenge Right”: As defined in Section 10.3(d)(ii).

“Challenge Right Cap”: As defined in Section 10.3(d)(ii).

“Change in Control”:  The occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Tenant and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of Tenant; (iii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of fifty percent (50%) or more of the voting power of the Voting Stock of Tenant; or (iv) the first day on which a majority of the members of the board of directors of Holdings are not Continuing Directors.

“Claims”:  As defined in Section 21.1.

“CLEC Equipment Loan”:  A loan made by Landlord or any of its Affiliates to Tenant pursuant to the CLEC Equipment Loan Agreement.

“CLEC Equipment Loan Agreement”:  That certain CLEC Equipment Loan and Security Agreement, dated as of the date hereof, among the Tenant, as borrowers, and certain Affiliates of Landlord, as initial lender, as such agreement may be amended, restated, or otherwise modified.

“CLEC Facilit(y)(ies)”:  As defined in the CLEC Master Lease.

“CLEC Landlord”:  As defined in Recital C.

“CLEC Leased Property”:  Has the meaning ascribed to the term “Leased Property” in the CLEC Master Lease.

“CLEC Master Lease”:  As defined in Recital C.

“CLEC Tenant”:  As defined in Recital C.

“Code”:  The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Commencement Date”:  As defined in Section 1.3.

“Communications Assets”: With respect to an Affected ILEC Facility, and the business operations conducted by Tenant and Tenant’s Subsidiaries at such Affected ILEC Facility (including the license to operate as an incumbent local exchange carrier in the local exchange area where the Affected ILEC Facility is located), (i) the Electronics and such other equipment owned by Tenant (or any of Tenant’s Subsidiaries) located in the local exchange area and used in the operation of the Affected ILEC Facility (but excluding Shared Corporate Assets), any customer relationships that are served by the Affected ILEC Facility that Tenant or Tenant’s Subsidiaries can no longer support as a result of the expiration or termination of the Term as to such Affected ILEC Facility (for the purposes of determining whether the Tenant can support a customer, Tenant will not be able to meet this standard by entering into an interconnection agreement with the Successor Tenant pursuant to which the Tenant obtains wholesale access that allows Tenant to re-sell the Affected ILEC Facility to a customer), all Tenant’s Property relating to (A) the Affected ILEC Facility, and (B) all TCI ILEC Extensions to the Affected ILEC Facility that Tenant elects to include as part of the Communications Assets to be sold to a Successor Tenant under Article XXXVI, and, if requested by the Successor Tenant, required by an applicable collective bargaining agreement or required by applicable law, all employees that are primarily dedicated to the support, maintenance or operation of the Affected ILEC Facility) and (ii) all other equipment financed pursuant to an ILEC Equipment Loan, not otherwise constituting Communications Assets under clause (i) of this definition, that is used in connection with the operation of TCI ILEC Extensions to the Affected ILEC Facility that Tenant elects to include as part of the Communications Assets to be sold to a successor Tenant under Article XXXVI.  For the avoidance of doubt, in no event shall Communications Assets include TCI Replacements or any Long Haul TCI.

“Communications Assets FMV”:  As defined in Section 36.1(a).

“Communications Facility”:  A facility which provides voice, data, video and/or other communication services to business and consumers and/or such other services required to be performed or provided under the Communications Regulations in connection with the foregoing services consistent, with respect to a facility, with its current use or with prevailing communications industry use at any time (including all ancillary uses consistent with communications industry practice).

“Communications License”:  Any license, permit, approval, finding of suitability or other authorization issued by a federal, state or local governmental entity or regulatory agency to operate, carry on or provide voice, data, video and/or other communication services to business and consumers on the Leased Property, or required by any Communications Regulation.

“Communications Regulation(s)”: Any and all laws, statutes, ordinances, rules, regulations, policies, orders, codes, decrees or judgments, and Communications License conditions or restrictions, as amended from time to time, now or hereafter in effect or promulgated, pertaining to the operation, control, maintenance, Capital Improvement of a Communications Facility or the conduct of a person or entity holding a Communications License, including, without limitation, any requirements imposed by a regulatory agency, commission, board or other governmental body pursuant to the jurisdiction and authority granted to it under applicable law.

“Competitor”:  As of the applicable date of determination, any Person engaged in any business activity then actively being conducted by Tenant or its Subsidiaries or any business that Tenant or any of its Subsidiaries has engaged in during the preceding one-year period within any state in which Tenant or any of its Subsidiaries is licensed as an incumbent local exchange carrier or competitive local exchange carrier.  For the purpose of clarification, the business in which Tenant and its Subsidiaries is actively engaged includes (i) the provision of retail and wholesale voice, data, video and other communications services to customers of all types and regardless of method or technology used to provide all of these services including, without limitation, pursuant to wireline or wireless or as a reseller, agent, dealer, an interexchange carrier, a cable operator, a competitive access service provider, an incumbent local exchange carrier, a voice-over-internet protocol provider, mobile network operator, wireless service provider, wireless carrier, cellular company, mobile network carrier, microwave service provider or other provider, and (ii) the provision of local and long distance voice services, unified communication products and services, including MPLS networking and security offerings, network access, fiber transport, broadband products and data services, and digital or analog video programming or services.  The term Competitor shall not include a company that derives ninety percent (90%) or more of its revenue from (i) the provision of data hosting and storage services, including without limitation colocation services, disaster recovery services and solutions, cloud computing services via private, public and hybrid cloud solutions or other cloud solutions, (ii) managed services solutions for data hosting, IT infrastructure, security, operating system and software application management or (iii) rent.

“Compliance Certificate”:  As defined in Section 23.1(b)(iii).

“Condemnation”:  The exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

“Condemnor”:  Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

“Confidential Information”: Any and all financial, technical, proprietary, confidential, and other information, including data, reports, interpretations, forecasts, analyses, compilations, studies, summaries, extracts, records, know-how, statements (written or oral) or other documents of any kind, that contain information concerning the business and affairs of a party or its affiliates, divisions and subsidiaries, which such party or its Related Persons provide to the other party or its Related Persons, whether furnished before or after the date of this ILEC Master Lease, and regardless of the manner in which it was furnished, and any material prepared by a party  or its Related Persons, in whatever form maintained, containing, reflecting or based upon, in whole or in part, any such information; provided, however, that “Confidential Information” shall not include information which: (i) was or becomes generally available to the public other than as a result of a disclosure by the other party or its Related Persons in breach of this ILEC Master Lease; (ii) was or becomes available to the other party or its Related Persons on a non-confidential basis prior to its disclosure hereunder as evidenced by the written records of the other party or its Related Persons, provided that the source of the information is not bound by a confidentiality agreement or otherwise prohibited from transmitting such information by a contractual, legal or fiduciary duty; or (iii) was independently developed by the other party without the use of any Confidential Information, as evidenced by the written records of the other party.

“Consolidated Adjusted EBITDA”:  For any period, Consolidated Adjusted Net Income for such period plus, without duplication:

(a)provision for taxes based on income or profits of Tenant and its Subsidiaries (or the Relevant Party and its Subsidiaries, as applicable) for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Adjusted Net Income; plus

(b)Interest Expense of Tenant and its Subsidiaries (or the Relevant Party and its Subsidiaries, as applicable) for such period, to the extent that such Interest Expense was deducted in computing such Consolidated Adjusted Net Income; plus

(c)depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), goodwill impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of Tenant and its Subsidiaries (or the Relevant Party and its Subsidiaries, as applicable) for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Adjusted Net Income; plus

(d)the amount of any minority interest expense deducted in computing such Consolidated Adjusted Net Income; plus

(e)any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing such Consolidated Adjusted Net Income; plus

(f)any non-cash Statement of Financial Accounting Standards No. 133 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Adjusted Net Income; minus

(g)the amount of Rent under this ILEC Master Lease for such period, with the intent that such amount shall be treated as an operating expense for purposes of calculating Consolidated Adjusted EBITDA; minus

(h)non-cash items increasing such Consolidated Adjusted Net Income for such period, other than (i) the accrual of revenue consistent with past practice and (ii) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Adjusted EBITDA in a prior period;

in each case determined in accordance with GAAP.

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Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Interest Expense of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary will be added to Consolidated Adjusted Net Income to compute Consolidated Adjusted EBITDA (A) in the same proportion that the Net Income of such Subsidiary was added to compute such Consolidated Adjusted Net Income and (B) only to the extent that a corresponding amount would be permitted, as of such determination date, to be dividended or distributed to Tenant (or the Relevant Party, as applicable) by such Subsidiary without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments applicable to such Subsidiary or its stockholders.

“Consolidated Adjusted Net Income”:  For any period, the aggregate of the Net Income of Tenant and its Subsidiaries for such period (or the Relevant Party and its Subsidiaries, as applicable), determined in accordance with GAAP; provided that:

(a)the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to Tenant or its Subsidiary (or the Relevant Party or its Subsidiary, as applicable) during such period (and the net loss of any such Person will be included only to the extent that such loss is funded in cash by Tenant or its Subsidiaries (or the Relevant Party or its Subsidiaries, as applicable) during such period);

(b)the Net Income of the Subsidiaries will be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not, as of such date of determination, permitted directly or indirectly, by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary or its equityholders;

(c)the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded; and

(d)the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Debt”:  As of any date, the principal amount of Indebtedness of Tenant and its Subsidiaries (or the Relevant Party and its Subsidiaries, as applicable) outstanding as of such date, determined on a consolidated basis, minus Cash held by the Tenant and its Subsidiaries (or the Relevant Party and its Subsidiaries) to the extent such Cash exceeds $75,000,000 on such date; provided that, for purposes of this definition, the term “Indebtedness” will not include the obligations of Tenant under this ILEC Master Lease.

“Continuing Directors”: As of any date of determination, any member of the board of directors of Holdings who: (i) was a member of such board of directors on the date hereof; or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Control”: As used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

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“CPI”:  The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers (1982-84=100), U.S. City Average, All Items, or, if that index is not available at the time in question, the index designated by such Department as the successor to such index, and if there is no index so designated, an index for an area in the United States that most closely corresponds to the entire United States, published by such Department, or if none, by any other instrumentality of the United States.

“CPI Increase”:  The product of (i) the CPI published for the beginning of each Lease Year, divided by (ii) the CPI published for the beginning calendar year 2015.  If the product is less than one, the CPI Increase shall be equal to one.

“Credit Agreement”:  Either (i) that certain senior secured credit agreement dated on or about the date hereof by and among Windstream Services II, LLC, a Delaware limited liability company, Windstream Holdings II, LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent and each L/C Issuer and Lender from time to time party thereto, as may be amended, restated, modified, renewed, replaced, or refinanced from time to time or (ii) following any Lease Transfer, the senior secured credit agreement for the then Tenant under this ILEC Master Lease, if any.

“Credit Agreement Agent”:  The “administrative agent” (or like term) under the Credit Agreement.

“Credit Agreement Agent Trigger Event”:  As defined in Section 36.1(a).

“Credit Agreement Payoff Amount”:  The amount of cash required to repay in full in cash the principal of and all accrued interest on all loans outstanding under the Credit Agreement, to cash collateralize all letters of credit outstanding under the Credit Agreement and to pay in full in cash all other obligations outstanding under the Credit Agreement (other than contingent obligations for which no claim has been made) substantially simultaneously with the consummation of the transfer of the applicable Communications Assets.

“CS&L National”:  As defined in the preamble.

“CS&L Parent”:  Uniti Group Inc., a Maryland corporation.

“Cumulative GCI Commitment”: As defined in Section 10.2(a).

“Date of Taking”:  The date the Condemnor has the right to possession of the property being condemned.

“Debt Agreement”:  One or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, (i) entered into from time to time by Tenant and/or its Affiliates, (ii) as amended, supplemented, modified, extended, restructured,

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renewed, refinanced, restated, replaced or refunded in whole or in part from time to time, and (iii) which may be secured by assets of Tenant and Tenant’s Subsidiaries, including, but not limited to, their Cash, Accounts, Tenant’s Property, real property and leasehold estates in real property (including this ILEC Master Lease).

“Derivative Swap Agreement”: Any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Tenant or its Subsidiaries shall be a Derivative Swap Agreement.

“Determination Date”: As defined in Section 13.9(c).

“Development Agreement”: As defined in Section 7.2(g).

“Discretionary Transferee”:  A transferee that (directly or through one or more of its Subsidiaries) is licensed or certified by each applicable authority with jurisdiction over any portion of the Leased Property as of the date of any proposed assignment or transfer to such entity (or will be so licensed upon its assumption of the this ILEC Master Lease) in order to operate the Leased Property for the Primary Intended Use and that meets the following requirement:  (a) if such transferee has a corporate family rating, such transferee has a corporate family rating of not less than the Minimum Ratings, or, if such transferee does not have a corporate family rating, such transferee is in compliance with the Incurrence Covenant (assuming related definitions are deemed to apply to such transferee), (b) such transferee has a net worth, as calculated in accordance with GAAP, on a pro forma basis giving effect to the underlying Transfer (but exclusive of the Leased Property) of no less than Six Hundred Million ($600,000,000), or (c) if stock in such transferee is traded on a nationally recognized stock market, such transferee has an equity market capitalization, on a pro forma basis giving effect to the underlying Transfer, of no less than $300 million.

“Dispute”:  As defined in Section 41.15.

“Disputed GCI Expenditure”: As defined in Section 10.3(d)(ii).

“Distribution Systems”: As defined in Section 1.1(c).

“Dollars” and “$”:  shall mean the lawful money of the United States.

“Earn-out Obligation”:  Any contingent consideration based on the future operating performance of an acquired entity or assets, or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition (including pursuant to a merger or consolidation) based on criteria set forth in the documentation governing or relating to such acquisition.

“Easements”:  All easements (whether express or prescriptive) or similar agreements (such as railroad crossing agreements and leases of conduits) held by Landlord with

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respect to the ILEC Facilities, including, but not limited to, the easement rights, interests to rights-of-way, railroad crossing agreements and leases of conduits, which easements and agreements provide Landlord with the right to access and use the property where the Leasehold Improvements and the Distribution Systems are installed or located, including, any easements entered into by Landlord in connection with Capital Improvements made by Tenant.

“Electronics”:  Any and all electronics that process, compress, modify and route signals along the Distribution Systems that are used in connection with the Leased Property, including, but not limited to, digital subscriber line access multiplexers, digital loop carriers, routers, wave division multiplexers and switches.

“Encumbrance”:  Any mortgage, deed of trust, lien, encumbrance or other matter affecting title to any of the Leased Property, or any portion thereof or interest therein.

“Engineering Standard”: The engineering standards and methods of Tenant in effect as of the date hereof for the performance of any Capital Improvements, as the same may be modified from time in accordance with the terms hereof.

“Environmental Costs”:  As defined in Section 32.4.

“Environmental Laws”:  Any and all federal, state, municipal and local laws, statutes, ordinances, rules, regulations, guidances, policies, orders, decrees or judgments, whether statutory or common law, as amended from time to time, now or hereafter in effect, or promulgated, pertaining to the environment, public health and safety and industrial hygiene, including the use, generation, manufacture, production, storage, release, discharge, disposal, handling, treatment, removal, decontamination, cleanup, transportation or regulation of any Hazardous Substance, including the Industrial Site Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

“Equipment Loan”:  An ILEC Equipment Loan or a CLEC Equipment Loan, as applicable.

“Equity Interests”:  With respect to any Person, any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing.

“Escalated Rent”:  For any applicable Lease Year, an amount equal to 100.5% of Successor Tenant Rent or Renewal Rent, as the case may be, as of the end of the immediately preceding Lease Year.

“ETI Cap”:  As defined in Section 22.3

“ETI Cap Proviso”:  As defined in Section 22.3

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“ETI Formula”:  As defined in Section 22.3

“Event of Default”:  As defined in Section 16.1.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules of the SEC.

“Existing Landlord ILEC Franchises”:  As defined in Section 7.3(b).

“Expanded Use”: As defined in Section 7.2(g).

“Expert”:  An independent third party professional, with expertise in respect of a matter at issue, appointed in accordance with Article XXXIV hereof.

“Extended Term IRU”:  As defined in Section 22.3.

“Extension of the Distribution Systems to a New Geographic Area”: The construction of fiber or copper distribution facilities to a new residential subdivision.  A new residential subdivision shall be determined in accordance with Tenant’s engineering operating procedures for documenting and identifying residential subdivisions in effect as of the Commencement Date.

“Fair Market Rental”:  The fair market rental value calculated in accordance with the provisions of Exhibit E.

“Fair Market Value”:  A price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

“Final Determination”: (i) A decision, judgment, decree, or other order by any court of competent jurisdiction, which has become final; provided, that, for the avoidance of doubt, no party hereto shall be required to appeal from the determination of any court of competent jurisdiction to prevent such decision, judgment, decree, or other order from becoming final, (ii) any final determination of liability in respect of a tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, or (iii) the payment of any tax by Landlord or its Affiliates or Tenant or its Affiliates, whichever is responsible for payment of such tax under applicable law, with respect to any item disallowed or adjusted by a taxing authority; provided, that, in the case of clause (iii), the party responsible for such tax is notified by the party paying such tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.

“Fiber Exchange Agreement”: An agreement effectuating the transfer of ownership rights or exchanges of IRUs in certain fiber and associated assets constituting Leased Property hereunder under which Landlord will grant to a third party ownership rights in Certain fiber assets or an IRU in certain fiber assets and associated assets that constitute Leased Property (“Outbound Assets”) in exchange for Landlord receiving ownership rights in certain fiber assets or an IRU in certain fiber assets and associated assets of such third party (“Inbound Assets”), which Landlord

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will lease to Tenant as Leased Property hereunder, all in form and substance reasonably approved by each of Landlord and Tenant.

“Final Lease Expiration”:  As defined in Section 36.1(a).

“Financial Officer”:  With respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“Financial Statements”:  As defined in Section 23.1(b).

“First GCI Rent Month”: As defined in Section 10.2(d).

“Fiscal Quarter”: A fiscal quarter of Tenant.

“Fiscal Year”:  The fiscal year of Tenant.

“Fitch”: Fitch Ratings Inc., or any successor.

“Foreclosure Assignment”:  As defined in Section 22.2(iii)(z).

“Foreclosure COC”:  As defined in Section 22.2(iii)(z).

“Foreclosure Purchaser: “  As defined in Section 31.1.

“GAAP”:  Generally accepted accounting principles in effect as of the execution date of this ILEC Master Lease.  For the avoidance of doubt, all matters that are required to be determined in accordance with GAAP under this ILEC Master Lease shall be determined on a consolidated, pro forma basis, and with GAAP being consistently applied.

“GCI”: Any Capital Improvements consisting of long-term, value-accretive fiber and related assets (including buildings, conduit, poles, easements, right of ways, permits and fixed wireless towers) made with respect to the Leased Property (including the Distribution Systems) hereunder or with respect to the CLEC Leased Property, provided, that (i) GCIs shall only include Capital Improvements that qualify as “real property” for purposes of section 856 of the Internal Revenue Code, which shall include, without limitation, (x) land, (y) buildings and (z) the capital improvements of the type expressly ruled to constitute “real property”, or an “interest in real property”, in that certain private letter ruling received by Windstream Corporation from the Internal Revenue Service, dated July 16, 2014 (the Capital Improvements described in clause (i) of this definition, “Real Property Improvements”) and (ii) GCIs shall not include Capital Improvements required by Section 8.2 or 9.1(a) or with respect to the installation of copper cables or copper components to the Distribution System; provided; however; that up to Seventy Million Dollars ($70,000,000), in the aggregate from the beginning of 2020 (or earlier as set forth in Section 10.2(a)) until April 30, 2030, incurred by CLEC Tenant for Capital Improvements to the CLEC Leased Property under the CLEC Master Lease (but not the Leased Property hereunder) and consisting of fiber to fiber replacements of the CLEC Leased Property may be included in GCIs even if such Capital Improvements were required by Section 8.2 or 9.1(a) of the CLEC Master Lease, subject to compliance with the other criteria in this definition of GCI.

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“GCI Committee”: As defined in Section 10.3(a).

“GCI Forecast”: As defined in Section 10.3(b).

“GCI Funded Amount”: As defined in Section 10.2(d).

“GCI Funding Date”: As defined in Section 10.2(d).

“GCI Rent”: As defined in Section 10.2(d).

“GCI Project Report”: A monthly report that shall set forth in reasonable detail the actual costs incurred by Tenant for GCI projects completed during the applicable month period.

“GCI Request Report”: A report delivered in connection with a reimbursement request that shall set forth in reasonable detail the actual costs incurred by Tenant for GCI work incurred during the applicable reimbursement period and the plans and specifications for the GCI completed, all in the form of Exhibit G attached hereto.

“Guarantee”: Any obligation, contingent or otherwise, of or by any Person guaranteeing (“guarantor”) or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; and provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Handling”:  As defined in Section 32.4.

“Hazardous Substances”:  Collectively, any petroleum, petroleum product or by product or any substance, material or waste regulated or listed pursuant to any Environmental Law.

“Holdings”:  As defined in the preamble.

“ILEC Equipment Loan”:  A loan made by Landlord or any of its Affiliates to Tenant pursuant to the ILEC Equipment Loan Agreement.

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“ILEC Equipment Loan Agreement”:  That certain ILEC Equipment Loan and Security Agreement, dated as of the date hereof, among the Tenant, as borrowers, and certain Affiliates of Landlord, as initial lender, as such agreement may be amended, restated or otherwise modified.

“ILEC Facilit(y)(ies)”:  As defined in Recital D.

“ILEC Facility Mortgage”:  As defined in Section 13.1.

“ILEC Facility Mortgage Documents”:  With respect to each ILEC Facility Mortgage and ILEC Facility Mortgagee, the applicable ILEC Facility Mortgage, loan agreement, debt agreement, credit agreement or indenture, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, or lease or other financing vehicle entered into pursuant thereto.

“ILEC Facility Mortgagee”:  As defined in Section 13.1.

“ILEC Master Lease”:  As defined in the preamble.

“ILEC Territory”: The geographic area of any ILEC Facility then leased under this ILEC Master Lease and in the states of Nebraska, South Carolina, and Minnesota where Tenant or its Subsidiaries are licensed as an incumbent local exchange carrier.

“Impartial Appraiser”:  As defined in Section 13.2.

“Impositions”:  Collectively, all taxes, including franchise, margin and other state taxes of Landlord, ad valorem, sales, use, single business, gross receipts, transaction privilege, rent or similar taxes; assessments including assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; ground rents (pursuant to Permits); water, sewer and other utility levies and charges; fees and charges in respect of any Easements, Permits and Pole Agreements, excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other regulatory or governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent and Additional Charges and all interest and penalties thereon attributable to any failure in payment by Tenant (other than failures arising from the acts or omissions of Landlord) which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a Lien upon (i) Landlord or Landlord’s interest in the Leased Property, (ii) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (iii) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, that nothing contained in this ILEC Master Lease shall be construed to require Tenant to pay (a) any tax based on net income (whether denominated as a franchise or capital stock or other tax) other than property taxes imposed on Landlord or any other Person, (b) any transfer, or net revenue tax of Landlord or any other Person except Tenant and its successors, (c) any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof, (d) any principal or interest on any indebtedness on or secured by the Leased

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Property owed to an ILEC Facility Mortgagee for which Landlord or its Subsidiaries is the obligor, (e) any franchise tax based upon the capital stock of Landlord, its Subsidiaries or CS&L Parent, or (f) any regulatory fee due to regulatory authorizations held in Landlord’s name.

“Inbound Assets”:  As defined in the definition of “Fiber Exchange Agreement”.

“Incurrence Covenant”: As defined in Section 8.5(a).

“Indebtedness”: With respect to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) other than for purposes of calculating the Leverage Ratio, all Guarantees by such Person of Indebtedness of others, (d) all Capital Lease Obligations of such Person (excluding right of use liabilities pursuant to GAAP in accordance with ASU No. 2018-11, Topic 842), and (e) all unpaid reimbursement obligations in respect of letters of credit.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be: (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, together with any interest thereon that is more than thirty (30) days past due, in the case of any other Indebtedness.

“Initial Appraisal Period”:  As defined in Section 41.14(a).

“Initial GCI Rent Date”: As defined in Section 10.2(d).

“Initial Term”:  As defined in Section 1.3.

“Initial Term Rent”:  Monthly amounts equal to the amount set forth on the rent schedule attached hereto as Schedule 2.1, plus the then applicable aggregate GCI Rent determined pursuant to Section 10.2.

“Initial Valuation Period”:  As defined in Section 34.1(a).

“Insurance Requirements”:  The terms of any insurance policy required by this ILEC Master Lease and all requirements of the issuer of any such policy and of any insurance board, association, organization or company necessary for the maintenance of any such policy.

“Interest Expense”: With respect to any specified Person for any period, the sum, without duplication, of:

(a)the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of any deferred payment obligations, the interest component of all payments associated

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with Capital Lease Obligations, imputed interest with respect to commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Derivative Swap Agreements, but excluding the amortization or write-off of debt issuance costs; plus

(b)the consolidated interest of such Person and its Subsidiaries that was capitalized during such period; plus

(c)any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon;

in each case determined in accordance with GAAP.

“Investment Fund”: A bona fide private equity fund or bona fide investment vehicle arranged by and managed by or controlled by, or under common control with, a private equity fund (excluding any private equity fund investment vehicle the primary assets of which are Tenant and its Subsidiaries and/or this ILEC Master Lease and assets related thereto) that is engaged in making, purchasing, funding or otherwise or investing in a diversified portfolio of businesses and companies and is organized primarily for the purpose of making equity investments in companies.

“Investments”: Any advance, loan, extensions of credit (by way of guaranty or otherwise) or capital contribution to, or purchase of any stock, bonds, notes, debentures or other securities of or any assets of, or make any other investment in, any Person.

“IRR”: Unlevered IRR as calculated by Tenant and approved by the board of directors of Tenant, which may include any federal or state broadband subsidies in calculating IRR.

“IRR Threshold”: As defined in Section 10.3(c).

“IRU”: Indefeasible rights of use and other similar long term rights.

“Land”:  As defined in Section 1.1(a).

“Landlord”:  As defined in the preamble.

“Landlord Defaulted Obligations Amount”:  As defined in Section 3.4.

“Landlord Representatives”: As defined in Section 23.3(b).

“Landlord Tax Returns”:  As defined in Section 4.1(b).

“Lease Termination Notice”:  As defined in Section 36.1(a).

“Lease Transfer”:  As defined in Section 22.2.

“Lease Year”:  The first Lease Year for each ILEC Facility shall be the period commencing on the Commencement Date and ending April 30, 2021, and each subsequent Lease

2020

Year for each ILEC Facility shall be each period of twelve (12) full calendar months commencing on May 1st of each year during the Term and ending on the following April 30th.

“Leased Facilit(y)(ies)”:  As defined in Section 1.1.

“Leased Improvements”:  As defined in Section 1.1(b).

“Leased Property”:  As defined in Section 1.1.

“Leasehold Estate”:  As defined in Section 17.1(a).

“Legal Requirements”:  All federal, state, county, municipal and other governmental statutes, laws, rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions (including common law, Communications Regulations and Environmental Laws) affecting either the Leased Property, Tenant’s Property, all Capital Improvements or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (i) require repairs, modifications or alterations in or to the Leased Property and Tenant’s Property, (ii) in any way adversely affect the use and enjoyment thereof, or (iii) regulate the transport, handling, use, storage or disposal or require the cleanup or other treatment of any Hazardous Substance.

“Letter of Exchange”: As defined in Section 18.3(c).

“Leverage Ratio”.  On any date of determination, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated Adjusted EBITDA to be determined as follows: (x) with respect to Tenant, for the period of four consecutive Fiscal Quarters ended on such day (or if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended for which Financial Statements have been delivered or were required to be delivered pursuant to Section 23.1(b)(i) or Section 23.1(b)(ii) before such day) and (y) with respect to a Relevant Party, for the Test Period most recently ended prior to the date for which financial statements are available. For purposes of calculating the Leverage Ratio, Consolidated Adjusted EBITDA shall be calculated on a pro forma basis (and shall be calculated in accordance with Regulation S-X under the Securities Act) to give effect to any material acquisitions and material asset sales consummated by the Relevant Party and its Subsidiaries since the beginning of any Test Period of the Relevant Party as if each such material acquisition had been effected on the first day of such Test Period and as if each such material asset sale had been consummated on the day prior to the first day of such period.  In addition, for the avoidance of doubt, (i) if the Relevant Party or any Subsidiary of the Relevant Party has incurred any Indebtedness or repaid, repurchased, acquired, defeased or otherwise discharged any Indebtedness since the end of the most recent Test Period for which financial statements are available, Consolidated Debt shall be calculated (for purposes of this definition) after giving effect on a pro forma basis to such incurrence, repayment, repurchase, acquisition, defeasance or discharge and the applications of any proceeds thereof as if it had occurred prior to the first day of such Test Period, (ii) the Leverage Ratio shall give pro forma effect to the transactions whereby the applicable Discretionary Transferee becomes party to the ILEC Master Lease or any Change in Control transaction; and (iii) with respect to a Change in Control resulting from a Discretionary Transferee, the Leverage Ratio shall include the

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Consolidated Debt and Consolidated Adjusted EBITDA of Tenant and its Subsidiaries for the relevant period.

“Lien”: With respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, Encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Long Haul Fiber Route”: A point to point fiber route that is designed to, and continues to function as part of Tenant’s long haul fiber network and which shall not have an add/drop concentration greater than two (2) within the ILEC Territory.  A Long Haul Fiber Route may connect with one (1) central office within the ILEC Territory as part of the Long Haul Fiber Route plus have up to two (2) separate points of entry into or exit from the ILEC Territory.  Tenant may construct up to two (2) Long Haul Fiber Routes that enter an ILEC Territory, and if both Long Haul Fiber Routes access a central office, then both Long Haul Fiber Routes will access the same central office.  Tenant may construct additional Long Haul Fiber Routes in the ILEC Territory under the following circumstances: (i) to replace a Long Haul Fiber Route that was previously obtained by Tenant from unrelated third parties, or (ii) to augment a Long Haul Fiber Route where capacity has been exhausted, or (iii) to create Long Haul Fiber Route diversity.  Tenant will provide documentation reasonably acceptable to Landlord to substantiate compliance with these exceptions prior to construction of a Long Haul Fiber Route that would result in more than two (2) Long Haul Fiber Routes in the ILEC Territory, or where a Long Haul Fiber Route will interconnect to a central office other than the one designated for the initial two (2) Long Haul Fiber Routes.  Within an ILEC Territory, any extensions constructed from a Long Haul Fiber Route to a location within the ILEC Territory, including direct connections to customer service locations or a direct connection between (2) central offices within the same ILEC Territory, shall be designated as a TCI Replacement.

“Long Haul TCI”:  As defined in Section 10.5(b).

“Maintenance Covenant”: As defined in Section 8.5(b).

“Management Agreement”: As defined in Section 36.3(b).

“Material Indebtedness”:  Indebtedness of any one or more of Tenant and Tenant’s Subsidiaries in an aggregate principal amount exceeding $75,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Tenant or any of Tenant’s Subsidiaries in respect of any Derivative Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Tenant or its Subsidiary would be required to pay if such Derivative Swap Agreement were terminated at such time.

“Material Portion”:  As defined in Section 22.3.

“Maximum Expected Annual Aggregate Loss”:  As defined in Section 13.9(c).

“Maximum Foreseeable Loss”:  As defined in Section 13.2.

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“Minimum Ratings”: As defined in Section 8.5(d).

“Monetization”: The direct or indirect monetization of all or a portion of Landlord’s rights to receive Rents, Additional Charges and other payments under this ILEC Master Lease, the ILEC Equipment Loan Agreement or any ILEC Equipment Loan to any Person that is not a Competitor (whether directly, indirectly or through Subsidiaries or Affiliates of a Competitor and whether in a single transaction or a series of unrelated or related transactions), including, without limitation, by means of a joint venture, sale, participation, securitization, private placement, financing, or other similar transaction; provided; however; that for purposes of this definition the term “Competitor” shall not include any banks, insurance companies, financial institutions, private equity funds, hedge funds, investment funds, collective investment vehicles or any similar vehicle so long as such Person is only a passive holder of investments in fiber networks and is not involved in the day-to-day management and control of fiber networks similar to the Leased Property as part of its primary business.

“Monthly Report”:  As defined in Section 3.3(b).

“Moody’s”:  Moody’s Investors Service, Inc. or any successor.

“Negotiated Communications Assets FMV”:  As defined in Section 36.1(a).

“Net Income”: With respect to any specified Person, the net income (loss) of such Person and its Subsidiaries, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(a)any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (i) any sale of assets outside the ordinary course of business of such Person or any of its Subsidiaries; or (ii) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

(b)any extraordinary or non-recurring gain, loss, expense or charge, together with any related provision for taxes; provided that non-recurring cash charges shall not exceed $100,000,000 in any period of four consecutive Fiscal Quarters.

“New Lease”:  As defined in Section 17.1(f).

“Non-Core Assets”: As defined in Section 18.4(a).

“Non-Renewal Event”:  As defined in Section 36.1(a).

“Non-Renewal Leased Property”:  As defined in Section 1.4.

“Notice”:  A notice given in accordance with Article XXXV.

“Notice of Termination”:  As defined in Section 17.1(f).

“Objection Notice”: As defined in Section 18.4(a).

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“Objection Period”: As defined in Section 18.4(a).

“OFAC”:  As defined in Section 39.1.

“Officer’s Certificate”:  A certificate of Tenant or Landlord, as the case may be, signed by an officer of such party authorized to so sign by resolution of its board of directors or by its sole member or by the terms of its by-laws or operating agreement, as applicable.

“Original Lease”:  As defined in Recital B.

“Outbound Assets”:  As defined in the definition of “Fiber Exchange Agreement”.

“Overdue Rate”:  On any date, a rate equal to five (5) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

“Payment Date”:  Any due date for the payment of the installments of Rent or any other sums payable under this ILEC Master Lease.

“Permits”:  All permits, franchises, licenses or similar agreements required for the provision, routing and operation of voice, data and/or other communication services to business and consumers by the ILEC Facilities, including, but not limited to, permits, franchises, licenses or similar agreements granted by governmental authorities (including permits from highway departments and state and county agencies, franchise and right-of-way license agreements with local governments and permits from the Bureau of Land Management), which permits, franchises, licenses or similar agreements provide Landlord with the right to access and use public rights of way where the Leasehold Improvements and Distribution Systems are installed or located.

“Permitted Acquisitions”: Any Acquisition (i) so long as after giving pro forma effect to such Acquisition (including pro forma adjustments for any cash cost saving adjustments, so long as such adjustments are factually supportable, and reasonably expected to be realized within fifteen (15) months after the date of acquisition and do not exceed, in the aggregate, 17.5% of Consolidated Adjusted EBITDA (calculated before giving effect to such adjustments)), the Leverage Ratio immediately after such Acquisition shall be equal to or lower than the Leverage Ratio immediately prior to such Acquisition or (ii) with the consent of Landlord (not to be unreasonably withheld).

“Permitted Indebtedness”:(i) Any modification, replacement, refinancing, refunding, renewal or extension of any Indebtedness not prohibited hereunder; provided that, the principal amount thereof does not exceed the principal amount thereof outstanding immediately prior to such modification, replacement, refinancing, refunding, renewal or extension, except by an amount equal to the unpaid accrued interest and premium thereon plus other reasonable amounts paid and fees and expenses incurred in connection with such modification, replacement, refinancing, refunding, renewal or extension or (ii) drawings under Tenant’s third party syndicated revolving credit facility, in an amount not to exceed $750,000,000.

“Permitted Investments”: Investments in any of the following: (a) cash; (b) securities issued or unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 18 months from

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the date of acquisition thereof; (c) securities issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority of any such state, province, commonwealth or territory or any public instrumentality thereof or any political subdivision or taxing authority of any such state, province, commonwealth or territory or any public instrumentality thereof having maturities of not more than 18 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (d) commercial paper and variable or fixed rate notes maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) time deposits or domestic certificates of deposit or bankers’ acceptances maturing no more than 18 months after the date of acquisition thereof issued by, any bank having combined capital and surplus of not less than $100,000,000; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (b), (c) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar securities having, at the time of acquisition, a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (g) above; (i) consolidated Subsidiaries existing prior to the date of non-compliance with the Maintenance Covenant; (j) joint ventures existing prior to the date of non-compliance with the Maintenance Covenant (and not in contemplation of such non-compliance); or (k) any other Investments with the consent of Landlord (not to be unreasonably withheld).

“Permitted Leasehold Mortgage”:  A document creating or evidencing an Encumbrance on Tenant’s leasehold interest (or a subtenant’s subleasehold interest) in the Leased Property, granted to or for the benefit of a Permitted Leasehold Mortgagee as security for the obligations under a Debt Agreement.

“Permitted Leasehold Mortgagee”:  The lender or agent or trustee or similar representative on behalf of one or more lenders or noteholders or other investors under a Debt Agreement, in each case as and to the extent such Person has the power to act on behalf of all lenders under such Debt Agreement pursuant to the terms thereof; provided such lender, agent or trustee or similar representative (but not necessarily the lenders, noteholders or other investors which it represents) is a banking institution in the business of generally acting as a lender, agent or trustee or similar representative (in each case, on behalf of a group of lenders) under debt agreements or instruments similar to the Debt Agreement.

“Permitted Leasehold Mortgagee Designee”:  An entity designated by a Permitted Leasehold Mortgagee and acting for the benefit of the Permitted Leasehold Mortgagee, or the lenders, noteholders or investors represented by the Permitted Leasehold Mortgagee.

“Permitted Leasehold Mortgagee Foreclosing Party”:  A Permitted Leasehold Mortgagee that forecloses on this ILEC Master Lease and assumes this ILEC Master Lease or a

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Subsidiary of a Permitted Leasehold Mortgagee that assumes this ILEC Master Lease in connection with a foreclosure on this ILEC Master Lease by a Permitted Leasehold Mortgagee.

“Person” or “person”:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Pole Agreements”: All pole attachment agreements or similar arrangements with third parties that either own the poles to which the Distribution Systems are affixed or that attach their lines to the poles that constitute part of the ILEC Facilities, including, but not limited to, all pole attachment agreements and similar arrangements with third parties which provide Landlord with the right to access and use telephone or utility poles, conduits or similar facilities where the Distribution Systems are installed or located.

“Preferred Stock”: With respect to any Person, any Equity Interests in such Person that have preferential rights to any other Equity Interests in such Person with respect to dividends or redemptions upon liquidation.

“Primary Intended Use”:  The provision, routing and delivery of voice, data, video, data center, cloud computing and other communication services to businesses, consumers and other users of communication services (including governmental entities, schools, libraries and non-profit entities), the colocation activities in the data center space, the provision of dark or dim fiber services to third parties and/or such other services and uses required to be or customarily performed or provided under the Communications Regulations in connection with the foregoing uses consistent, with respect to each ILEC Facility, with its current use as of the Commencement Date or with prevailing communications industry use at any time (including all ancillary uses consistent with communications industry practice).

“Primary User”:  As defined in Section 1.1.

“Prime Rate”:  On any date, a rate equal to the annual rate on such date publicly announced by JPMorgan Chase Bank, N.A. (provided that if JPMorgan Chase Bank, N.A. ceases to publish such rate, the Prime Rate shall be determined according to the Prime Rate of another nationally known money center bank reasonably selected by Landlord), to be its prime rate for ninety (90)-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

“Probable Maximum Loss”:  The value of the largest monetary loss within one area that may be expected to result from a single fire, assuming the normal functioning of passive protective features and proper functioning of most active suppression systems.

“Proceeding”:  As defined in Section 23.1(b)(vi).

“Prohibited Persons”:  As defined in Section 39.1.

“Prudent Industry Practice”:  The standard of operating and maintenance practices, at any particular time, methods and acts, which, in light of the relevant facts, is generally engaged in or approved by a significant portion of the owners, managers and/or operators of distribution

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systems in the United States that are similar to the Distribution Systems, which could have been expected to accomplish the desired result consistent with good business practices, reliability and safety.

“PSA”: As defined in Section 18.4.

“Qualified Communications Assets Bid”:  As defined in Section 36.2(c)(ii).

“Qualified Successor Tenant”:  As defined in Section 36.2(a).

“Qualified Third Party Auctioneer”:  An independent auction agent of national reputation experienced in conducting auctions of assets similar to the Communications Assets.

“Real Property Improvement”:  As defined in the definition of “GCI”.

“Regulation S-X”:  Regulation S-X promulgated by the SEC under the Securities Act.

“Related Persons”:  With respect to a party, such party’s affiliates, divisions and subsidiaries and the directors, officers, employees, agents, advisors and controlling persons of such party and its affiliates, divisions and subsidiaries.

“Relevant Party”: The Discretionary Transferee or the Permitted Leasehold Mortgagee Foreclosing Party, as applicable; provided, that, Section 8.5 or any related provisions shall have no force or effect on any Permitted Leasehold Mortgagee Foreclosing Party.

“Renewal Election Outside Date”:  As defined in Section 1.4(a).

“Renewal Leased Property”:  As defined in Section 1.4(a).

“Renewal Notice”:  As defined in Section 1.4(a).

“Renewal Rent”:

(A)For the first year of each Renewal Term, an annual amount equal to the Fair Market Rental of the Renewal Leased Properties for the applicable Renewal Term, which shall be determined in accordance with Section 1.4(b) or Section 41.14, as applicable.

(B)Commencing with the second (2nd) Lease Year of any Renewal Term and continuing each Lease Year thereafter during such Renewal Term, the Renewal Rent shall increase to an annual amount equal to the Escalated Rent.

(C)For purposes of the Appraiser’s determination of Renewal Rent under Section 41.14, the determination shall be equal to the Fair Market Rental for each Facility based on an approach consistent with Exhibit E.

“Renewal Term”:  A period for which the Term is renewed in accordance with Section 1.4.

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“Rent”: As applicable, Initial Term Rent, Renewal Rent or Successor Tenant Rent.

“Representative”:  Either a Landlord Representative or a Tenant Representative.

“Request”:  As defined in Section 41.15.

“Requested Funding Amount”:  As defined in Section 10.2(c).

“Restricted Landlord Party”:  As defined in Section 7.3.

“S&P”: Standard & Poor’s Financial Services LLC, or any successor.

“Sale Notice”: As defined in Section 18.4.

“Sale Price”: As defined in Section 18.4.

“SEC”:  The United States Securities and Exchange Commission.

“Secondary Facility”:  As defined in Section 1.1.

“Secondary User”:  As defined in Section 1.1.

“Securities Act”:  The Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Selection Period”:  As defined in Section 36.2(c)(ii).

“Settlement Agreement”: That certain Settlement Agreement, dated as of April 20, 2020, by and among Holdings, Services, and each of their direct and indirect subsidiaries, on the one hand, and CS&L Parent and each of its direct and indirect subsidiaries, on the other hand, as may be amended, restated or otherwise modified.

“Shared Corporate Assets”:  ILEC Facilities or other assets used to provide or perform shared corporate services for the operation of Tenant or its Subsidiaries including general and administrative functions, network operations support centers, network monitoring centers, or network control centers, customer service or repair centers, warehouses for inventory or spare equipment, and any video equipment in which twenty-five percent (25%) or more of the equipment’s function is to deliver video content outside of the service area of the Affected ILEC Facility.

“Shared Infrastructure Assets”:  As defined in Section 1.1.

“Solvent”:  With respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts (including contingent liabilities) as they become absolute and matured, (c) such Person has not incurred, and does not intend to, and does not believe that it will, incur, debts or liabilities beyond such Person’s ability to pay such

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debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital and (e) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification No. 450).

“Specified Sublease”: Any lease in effect on the Commencement Date with respect to any property constituting part of the Leased Property with respect to which Tenant is a sublessor, substantially as in effect on the Commencement Date, a list of which Specified Subleases is set forth in Schedule 22.3 attached hereto.

“State”:  With respect to each ILEC Facility, the state or commonwealth in which such ILEC Facility is located.

“Subsidiary”: With respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, in each case, indirectly or directly by such parent.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this ILEC Master Lease shall refer to a Subsidiary or Subsidiaries of Tenant.

“Sub-IRR Capped Expenditures”: As defined in Section 10.3(c)

“Successor Tenant”:  As defined in Section 36.1(a).

“Successor Tenant Rent”:

(A)For the first year of the new master lease with a Successor Tenant, an annual rental amount, assuming a lease term of ten (10) years, as determined in accordance with Section 1.4(b), Section 41.14 or Section 36.2, as applicable, and which master lease shall be consistent with the terms described in Section 36.2(a).

(B)Commencing with the second (2nd) lease year of the term of the new master lease and continuing each lease year thereafter during such term, the Successor Tenant Rent shall increase to an amount equal to the Escalated Rent.

(C)For purposes of the Appraiser’s determination of Successor Tenant Rent under Section 41.14 with respect to each Appraised Facility, to the extent consistent with sound appraisal practice as then existing at the time the appraisal is being performed, Successor Tenant

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Rent with respect to such Appraised Facility shall be equal to the Fair Market Rental for such Appraised Facility as determined based on an approach consistent with Exhibit E.

“SVP Representative”: With respect to a Person, the senior vice president of such Person or such other similar officer of such Person.

“Taking”:  As defined in Section 15.1(a).

“TCI ILEC Extension”:  As defined in Section 10.5(a).

“TCI Replacement”:  As defined in Section 10.5(a).

“Tenant”:  As defined in the preamble.

“Tenant Capital Improvement”:  As defined in Section 10.5(a).

“Tenant Payment Offset”:  As defined in Section 3.4.

“Tenant Payment Offset Amount”:  As defined in Section 3.4.

“Tenant Representatives”:  As defined in Section 23.3(c).

“Tenant’s Property”:  With respect to each ILEC Facility, all assets owned by Tenant (including the Electronics, switching and equipment but specifically excluding the Leased Property and property owned by a third party) primarily related to or used in connection with the operation of the business conducted on or about the Leased Property, together with all replacements, modifications, additions, alterations and substitutes therefor, together with the assets described in Schedule 2.1-X attached hereto.

“Term”:  As defined in Section 1.3.

“Termination Notice”:  As defined in Section 17.1(d).

“Test Period”: With respect to any Person, for any date of determination, the period of the four (4) most recently ended consecutive fiscal quarters of such Person.

“Third Appraiser”:  As defined in Section 41.14(b).

“Third Expert”:  As defined in Section 34.1(b).

“Transfer”:  As defined in Section 22.1.

“Unavoidable Delay”:  Delays due to strikes, lock-outs, inability to procure materials, power failure, pandemics, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the party responsible for performing an obligation hereunder; provided that lack of funds shall not be deemed a cause beyond the reasonable control of a party unless such lack of funds is caused by the breach of the other party’s obligation to perform any obligations of such other party under this ILEC Master Lease.

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“Valuation Materials”: As defined in Section 18.3(a).

“Valuation Request Notice”:  As defined in Section 13.2.

“Voting Stock”:  With respect to any Person as of any date, the Equity Interests in such Person that are ordinarily entitled to vote in the election of the board of directors of such Person.

“VP Representative”: With respect to a Person, the vice president of such Person or such other similar officer of such Person.

“Win Services”:  As defined in the preamble.

Article III

Rent

.  During the Term, Tenant will pay to Landlord (or as otherwise directed by Landlord pursuant to Section 3.3 or as otherwise provided in Sections 4.1 and 4.2) the Rent and Additional Charges in lawful money of the United States of America and legal tender for the payment of public and private debts, in the manner provided in Section 3.3.  The Rent during any Lease Year is payable in advance in consecutive monthly installments on the fifth (5th) Business Day of each calendar month during that Lease Year.  Unless otherwise agreed by the parties, Rent and Additional Charges shall be prorated as to any partial months at the beginning and end of the Term. Landlord and Tenant agree, unless otherwise required by a Final Determination, that for purposes of section 467 of the Code and section 1.467-1(c)(2)(ii)(A)(2) of the Treasury Regulations, Rent constituting “fixed rent” (within the meaning of section 1.467-1 of the Treasury Regulations) shall be allocated to the period beginning on the Rent payment date on which it is due and ending on the day prior to the succeeding Rent payment date (or the day on which this ILEC Master Lease is terminated, in the case of “fixed rent” payable on the final Rent payment date).

Late Payment of Rent

and Additional Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and Additional Charges will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain.  Accordingly, if any installment of Rent and Additional Charges (other than Additional Charges payable to a Person other than Landlord) shall not be paid within ten (10) days after its due date, Tenant will pay Landlord on demand a late charge equal to the lesser of (a) five percent (5%) of the amount of such installment and (b) the maximum amount permitted by law.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant.  The parties further agree that such late charge is an Additional Charge and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant.  Thereafter, if any installment of Rent or an Additional Charge (other than Additional Charges payable to a Person other than Landlord) shall not be paid within fifteen (15) days after its due date, the amount unpaid, including any late charges previously accrued, shall bear interest at the Overdue Rate from the due date of such installment to the date of payment thereof, and Tenant shall pay such interest to Landlord on demand.  The payment of such late charge or such

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interest shall not constitute waiver of, nor excuse or cure, any default under this ILEC Master Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

Method of Payment of Rent and Additional Charges to Landlord

.

(a)Rent and Additional Charges to be paid to Landlord or its designee shall be paid by electronic funds transfer debit transactions through wire transfer of immediately available funds and shall be initiated by Tenant for settlement on or before the Payment Date; provided, however, if the Payment Date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day. Landlord shall provide Tenant with appropriate wire transfer information in a Notice from Landlord to Tenant.  Landlord shall deliver an invoice to Tenant (each an “Additional Charge Invoice”) no later than twenty (20) days after the end of each calendar month which itemizes the Additional Charges that Tenant is obligated to pay to Landlord.  Promptly following Tenant’s request, Landlord shall provide such documentation as reasonably requested by Tenant to enable Tenant to verify the accuracy of the Additional Charges set forth on the Additional Charge Invoice.  Subject to Section 3.3(b) and Article XII relating to permitted contests,  Tenant shall pay all Additional Charges to Landlord (or to such other person directed by Landlord) within thirty (30) days after Landlord delivers the Additional Charge Invoice therefor.

(b)No later than fifteen (15) days after the end of each calendar month, Tenant shall deliver to Landlord a report (each a “Monthly Report”) setting forth all Additional Charges paid by Tenant during the immediately preceding calendar month.  Landlord shall reasonably cooperate with Tenant in the preparation of such Monthly Report.   Promptly following Landlord’s request, Tenant shall deliver to Landlord such documentation as reasonably requested by Landlord, including, without limitation, a copy of the transmittal letter or invoice and a check whereby such payment was made, to evidence the proper payment of the Additional Charges by Tenant to parties other than Landlord hereunder.

(c)Either Landlord or Tenant (the “Auditing Party”), upon Notice delivered to the other party (the “Audited Party”) within sixty (60) days after the end of each calendar year, may elect to have a certified accountant from a nationally recognized accounting firm designated by the Auditing Party to audit the books and records of the Audited Party relating to the Additional Charge Invoices or Monthly Reports, as applicable, for the immediately preceding calendar year, together with reasonable supporting data therefor, such audit to occur during business hours and with at least five (5) Business Days’ prior notice to the Audited Party, and which shall commence no later than thirty (30) days following the date of the Auditing Party’s Notice, as such date may be extended on a day for day basis to the extent the Audited Party delays the Audited Party’s access to such books and records following the request therefor. If Landlord or Tenant fails to deliver Notice within the time period stated above, then the Additional Charge Invoices or Monthly Reports, as applicable, for the immediately preceding calendar year shall be deemed conclusive and binding upon such party.

(d)The Auditing Party and the Auditing Party’s employees, accountants and agents shall treat all of the Audited Party’s books and records, and any analysis thereof, as confidential, and, as a condition to any review of such books and records, the Auditing Party shall confirm such confidentiality obligation in writing by executing a confidentiality agreement in form

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and substance reasonably acceptable to Landlord and Tenant.  The Auditing Party shall, at the Auditing Party’s sole cost and expense, have the right to obtain copies and/or make abstracts of the books and records as it may reasonably request in connection with its verification of any such Additional Charge Invoices and/or the Monthly Reports, subject to the provisions of any such confidentiality agreement.

(e)Pending the determination of any dispute, Tenant shall pay all Additional Charges required to be paid in accordance with the Additional Charge Invoices in question; provided that the payment of such Additional Charges shall be without prejudice to Tenant’s right to dispute such amounts or Tenant’s right to recover if Tenant successfully challenges the Additional Charge Invoices.  After the dispute has been finally resolved and it is determined that Landlord overstated the Additional Charges on the Additional Charge Invoices in question, then (i) Landlord shall refund to Tenant the amount of such overpayment together with interest thereon at the Overdue Rate no later than thirty (30) days following such determination and (ii) if it is determined that Tenant has overpaid such Additional Charges by more than five percent (5%), Landlord shall reimburse Tenant for Tenant’s reasonable auditing fees incurred in connection with such determination no later than thirty (30) days following receipt of an invoice therefor (with reasonable backup) from Tenant.  Landlord’s obligation to make such payment shall survive the expiration or earlier termination of this ILEC Master Lease.

(f)After a dispute has been finally resolved and it is determined that Tenant has underpaid any Additional Charges (to a party other than Landlord) based on the Landlord’s audit set forth in this Section 3.3, Tenant shall pay the amount of such underpayment to the applicable party (together with all applicable interest and penalties related thereto) within thirty (30) days following such determination and shall send to Landlord, simultaneously with such payment, a copy of the invoice or check or other evidence of payment therefor.  If it is determined that Tenant has underpaid such Additional Charges by more than five percent (5%), Tenant shall reimburse Landlord for Landlord’s reasonable auditing fees incurred in connection with such determination no later than thirty (30) days following receipt of an invoice therefor (with reasonable backup) from Landlord.  Tenant’s obligation to make such payment shall survive the expiration or earlier termination of this ILEC Master Lease.

Net Lease

.  Landlord and Tenant acknowledge and agree that (i) this ILEC Master Lease is and is intended to be what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this ILEC Master Lease shall yield to Landlord the full amount or benefit of the installments of Rent and Additional Charges throughout the Term with respect to each ILEC Facility subject to this ILEC Master Lease from time to time, all as more fully set forth in Article IV and subject to any other provisions of this ILEC Master Lease which expressly provide for adjustment or abatement of Rent or other charges.  If Landlord commences any proceedings for non-payment of Rent or Additional Charges, Tenant will not interpose any counterclaim or cross complaint or similar pleading of any nature or description in such proceedings unless Tenant would lose or waive such claim by the failure to assert it.  This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in a separate action brought by Tenant.  The covenants to pay Rent and other amounts hereunder are independent covenants, and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or for any other reason whatsoever.  Notwithstanding anything to the contrary contained herein, in the event Landlord or any of its Affiliates defaults on

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its obligation to fund (such amount Landlord or its Affiliate fails to fund, the “Landlord Defaulted Obligations Amount”) (i) any Requested Funding Amount with respect to GCI that is required to be funded in accordance with Article X, (ii) proceeds of the ILEC Equipment Loan required to be funded pursuant to the ILEC Equipment Loan Agreement, and (iii) any other cash amounts due and payable by Landlord (or an Affiliate of Landlord) to Tenant under this ILEC Master Lease or the Settlement Agreement or the APA, and in each case, such failure is not cured by Landlord within thirty (30) days following receipt of Notice from Tenant of Landlord’s failure to make such payment (provided, no Notice shall be required to be provided to Landlord if such Notice is stayed or prohibited by applicable law and, in such case, Tenant may offset as follows beginning on the date thirty (30) days after such Landlord failure), Tenant shall be entitled to offset an amount equal to such Landlord Defaulted Obligations Amount against the next subsequent payment or payments, as necessary, of Rent (or any other amounts due hereunder by Tenant to Landlord) (any such amount, a “Tenant Payment Offset Amount” and any such offset, a “Tenant Payment Offset”) and any such Tenant Payment Offset shall be treated as payment by Landlord (or the applicable Affiliate of Landlord) of such Landlord Defaulted Obligations Amount as of the date of such offset.  The parties hereto agree that, with respect to any Tenant Payment Offset, for all purposes, the Tenant Payment Offset Amount with respect to such Tenant Payment Offset shall be deemed to have been paid by Tenant as Rent (or as such other amount due).  Notwithstanding anything to the contrary contained in this Section 3.4 or in this ILEC Master Lease, in the event any Tenant Payment Offset is in respect of any Landlord Defaulted Obligations Amount owed by an Affiliate of Landlord, Landlord and such Affiliate shall be entitled to agree as to the treatment, solely between Landlord and such Affiliate, of such Tenant Payment Offset.

Article IV

Impositions

.  (a) Subject to Article XII relating to permitted contests, and without any duplication as to amounts payable by Tenant as Additional Charges to Landlord, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment.  Tenant shall make such payments directly to the taxing authorities or such other third parties where feasible.  Tenant’s obligation to pay Impositions shall be absolutely fixed upon the date such Impositions become a Lien upon the Leased Property or any part thereof subject to Article XII.  If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, whether or not interest shall accrue on the unpaid balance of such Imposition, Tenant may pay the same, and any accrued interest on the unpaid balance of such Imposition, in installments as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

(b)Landlord shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock and any other returns required to be filed by or in the name of Landlord (the “Landlord Tax Returns”), and Tenant shall prepare and file all other tax returns and reports as may be required by Legal Requirements with respect to or relating to the Leased Property (including all Capital Improvements), and Tenant’s Property.  For the avoidance of doubt, to facilitate administrative efficiency and to mitigate the risk of duplication of tasks and double-taxation on assets that are on the books and records of Landlord and Tenant, Tenant shall file all tax returns and reports required by any Legal Requirements with respect to or relating to the Leased Property, the Capital Improvements, and Tenant’s Property except to the extent Landlord is

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required (and Tenant is not otherwise permitted) to make such filing, in which case Landlord shall make such filing following Notice thereof from Tenant.

(c)Any refund due from any taxing authority in respect of any Imposition paid by or on behalf of Tenant on or after the date of this ILEC Master Lease or in respect of any period prior to the Commencement Date shall be paid over to or retained by Tenant. If Landlord receives such refund from the taxing authority, Landlord shall pay such refund over to Tenant no later than thirty (30) days after receipt of such refund by Landlord.

(d)Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required tax returns and reports.  For any property covered by this ILEC Master Lease that is real property or personal property for tax purposes, Tenant shall file all property tax returns in such jurisdictions where it must legally so file.  Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, shall provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property required to be reported hereunder.  Where Landlord is legally required to file property tax returns, Tenant shall be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest.

(e)Billings for reimbursement by Tenant to Landlord of personal property or real property taxes and any taxes due under the Landlord Tax Returns, if and to the extent Tenant is responsible for such taxes under the terms of this Section 4.1, shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property or real property or other tax obligations of Landlord with respect to which such payments are made.

(f)Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed or assessed before or after such termination, and Tenant’s obligation to pay its prorated share thereof in respect of a tax-fiscal period during the Term shall survive such termination.  Landlord will not voluntarily enter into agreements that will result in additional Impositions payable by Tenant, without Tenant’s consent, which shall not be unreasonably withheld (it being understood that it shall not be reasonable to withhold consent to customary additional Impositions that other property owners of properties similar to the Leased Property customarily consent to in the ordinary course of business); provided Tenant is given reasonable opportunity to participate in the process leading to such agreement.

Utilities

.  Without duplication of any amounts payable by Tenant as Additional Charges to Landlord under Article III, Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property (including all Capital Improvements).  Tenant shall also pay or reimburse Landlord in accordance with Article III for all costs and expenses of any kind whatsoever which at any time with respect to the Term hereof with respect to any ILEC Facility may be imposed against Landlord by reason of any of the covenants, conditions and/or restrictions affecting the Leased Property or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits the Leased Property, or any Capital Improvement.  Landlord will not enter into any such agreements without Tenant’s consent, which shall not be unreasonably

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withheld (it being understood that it shall not be reasonable to withhold consent to such agreements that do not adversely affect the use or future development of the ILEC Facility as a Communications Facility or increase Additional Charges payable under this ILEC Master Lease).  Tenant will not enter into such agreements that will encumber the Leased Property after the expiration of the Term without Landlord’s consent, which shall not be unreasonably withheld (it being understood that it shall not be reasonable to withhold consent to Encumbrances contemplated under this Section 4.2 that do not adversely affect the value of the Leased Property or the ILEC Facility); provided Landlord is given reasonable opportunity to participate in the process leading to such agreement.

Impound Account

.  At Landlord’s option following the occurrence and during the continuation of an Event of Default (to be exercised by thirty (30) days’ Notice to Tenant), Tenant shall be required to deposit with Landlord or ILEC Facility Mortgagee, at the time of any payment of Rent, an amount equal to one-twelfth of the sum of (i) Tenant’s estimated annual real and personal property taxes required pursuant to Section 4.1 hereof (as reasonably determined by Landlord), and (ii) Tenant’s estimated annual maintenance expenses and insurance premium costs pursuant to Articles IX and XIII hereof (as reasonably determined by Landlord).  Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Landlord shall reasonably determine, on or before the respective dates on which the same or any of them would become delinquent.  The reasonable cost of administering such impound account shall be paid by Tenant.  Nothing in this Section 4.3 shall be deemed to affect any right or remedy of Landlord hereunder.

Article V

No Termination, Abatement, etc.

  Except as otherwise specifically provided in this ILEC Master Lease including, without limitation, Section 3.4, Tenant shall remain bound by this ILEC Master Lease in accordance with its terms and shall not seek or be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent.  Except as may be otherwise specifically provided in this ILEC Master Lease, the respective obligations of Landlord and Tenant shall not be affected by reason of (i) any damage to or destruction of the Leased Property or any portion thereof from whatever cause or any Condemnation of the Leased Property, any Capital Improvement or any portion thereof; (ii) other than as a result of Landlord’s willful misconduct or gross negligence, the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Leased Property, any Capital Improvement or any portion thereof, the interference with such use by any Person or by reason of eviction by paramount title; (iii) any claim that Tenant has or might have against Landlord by reason of any default or breach of any warranty by Landlord hereunder or under any other agreement between Landlord and Tenant or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, consolidation, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (v) for any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law.  Tenant hereby specifically waives all rights arising from any occurrence whatsoever which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this ILEC Master Lease or quit or surrender the Leased Property or any portion thereof, or (b) which may entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder except in each case as may be otherwise specifically provided in this

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ILEC Master Lease.  Notwithstanding the foregoing, nothing in this Article V shall preclude Tenant from bringing a separate action against Landlord for any matter described in the foregoing clauses (ii), (iii) or (v), and Tenant is not waiving other rights and remedies not expressly waived herein.  The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this ILEC Master Lease or by termination of this ILEC Master Lease as to all or any portion of the Leased Property other than by reason of an Event of Default.  Tenant’s agreement that, except as may be otherwise specifically provided in this ILEC Master Lease, any eviction by paramount title as described in item (ii) above shall not affect Tenant’s obligations under this ILEC Master Lease, shall not in any way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord for any damages incurred by any such eviction, Tenant shall be entitled to a credit for any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant to Landlord under this Section 5.1, and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant; provided that such assignment does not adversely affect Landlord’s rights under any such policy and provided further, that Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such assignment except to the extent such liability, cost or expense arises from the gross negligence or willful misconduct of Landlord.

Article VI

Ownership of the Leased Property

.  (a)  Landlord and Tenant acknowledge and agree that they have executed and delivered this ILEC Master Lease with the understanding that (i) the Leased Property is the property of Landlord, (ii) Tenant has only the right to the possession and use of the Leased Property upon the terms and conditions of this ILEC Master Lease, (iii) this ILEC Master Lease is a “true lease,” is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this ILEC Master Lease are those of a true lease, (iv) the business relationship created by this ILEC Master Lease and any related documents is and at all times shall remain that of landlord and tenant, (v) this ILEC Master Lease has been entered into by each party in reliance upon the mutual covenants, conditions and agreements contained herein, and (vi) none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership between Landlord and Tenant, to make them joint venturers, to make Tenant an Affiliate, agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

(b)Each of the parties hereto covenants and agrees, subject to Section 6.1(c), not to (i) file any income tax return or other associated documents; (ii) file any other document with or submit any document to any governmental body or authority; (iii) enter into any written contractual arrangement with any Person; or (iv) release any financial statements of Tenant, in each case that takes a position for tax purposes other than that this ILEC Master Lease is a “true lease” with Landlord as owner of the Leased Property and Tenant as the tenant of the Leased Property, including (x) treating Landlord as the owner of such Leased Property eligible to claim

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depreciation deductions under Sections 167 or 168 of the Code with respect to such Leased Property, (y) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (z) Landlord reporting the Rent payments as rental income under Section 61 of the Code.

(c)If Tenant should reasonably conclude that GAAP, the SEC or the Communications Regulations require treatment different from that set forth in Section 6.1(b) for applicable non-tax purposes, then (x) Tenant shall promptly give prior Notice to Landlord, accompanied by a written statement that references the applicable pronouncement that controls such treatment and contains a brief description and/or analysis that sets forth in reasonable detail the basis upon which Tenant reached such conclusion, and (y) notwithstanding Section 6.1(b), Tenant may comply with such requirements.

(d)The Rent is the fair market rent for the use of the Leased Property and was agreed to by Landlord and Tenant on that basis, and the execution and delivery of, and the performance by Tenant of its obligations under, this ILEC Master Lease does not constitute a transfer of all or any part of the Leased Property.

(e)Tenant waives any claim or defense based upon the characterization of this ILEC Master Lease as anything other than a true lease and as a master lease of all of the Leased Property.  Tenant stipulates and agrees (1) not to challenge the validity, enforceability or characterization of the lease of the Leased Property as a true lease and/or as a single, unseverable instrument pertaining to the lease of all, but not less than all, of the Leased Property, and (2) not to assert or take or omit to take any action inconsistent with the agreements and understandings set forth in Section 3.4 or this Section 6.1.

Tenant’s Property

.  During the entire Term, Tenant (and Tenant’s Subsidiaries) shall have the right to affix any Electronics and other equipment to the Distribution Systems in order to operate the ILEC Facilities for the Primary Intended Use.  Tenant shall maintain (or cause Tenant’s Subsidiaries to maintain) all of such Tenant’s Property in accordance with Prudent Industry Practice, in all cases as shall be necessary and appropriate in order to operate the ILEC Facilities for the Primary Intended Use in compliance in all material respects with all applicable licensure and certification requirements and in compliance in all material respects with all applicable Legal Requirements,  Insurance Requirements, Permits and Communications Regulations.  If any of Tenant’s Property requires replacement in order to comply with the foregoing, Tenant shall replace (or cause Tenant’s Subsidiary to replace) it with similar property in a manner consistent with Prudent Industry Practice at Tenant’s (or such Subsidiary’s) sole cost and expense.  Subject to the foregoing, Tenant and Tenant’s Subsidiaries may sell, transfer, convey, pledge or otherwise dispose of Tenant’s Property (other than the Communications Licenses) in their discretion in the ordinary course of their business and Landlord shall have no rights to such Tenant’s Property, provided however any pledge of Tenant’s Property (including any Communications Licenses), and any TCI ILEC Extensions by Tenant as collateral shall be subject to Tenant’s obligation to transfer the Tenant’s Property and such TCI ILEC Extensions to a Successor Tenant pursuant to Article XXXVI free and clear of any Encumbrances but only to the extent the same constitute Communications Assets.  In the case of any such Tenant’s Property that is leased (rather than owned) by Tenant (or its Subsidiaries), Tenant shall use commercially reasonable efforts to ensure that the lease agreements pursuant to which Tenant (or its Subsidiaries) leases such Tenant’s Property are assignable to third parties in connection with any transfer by

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Tenant (or its Subsidiaries) to a replacement lessee or operator at the end of the Term.  Tenant shall remove all of Tenant’s Property from the Leased Property at the end of the Term, except to the extent Tenant has transferred ownership of such Tenant’s Property to a Successor Tenant or Landlord or Tenant continues to operate the Leased Property under a Management Agreement.  Any Tenant’s Property left on the Leased Property at the end of the Term whose ownership was not transferred to a Successor Tenant shall be deemed abandoned by Tenant and shall become the property of Landlord.

Article VII

Condition of the Leased Property

.  Tenant acknowledges receipt and delivery of possession of the Leased Property and confirms that Tenant has examined and otherwise has knowledge of the condition of the Leased Property prior to the execution and delivery of this ILEC Master Lease and has found the same to be in good order and repair and, to the best of Tenant’s knowledge, free from Hazardous Substances not in compliance with Legal Requirements and satisfactory for its purposes hereunder.  Regardless, however, of any examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Leased Property “as is” in its present condition.  Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date.  LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT INCLUDING ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

Use of the Leased Property

.  (a)  Throughout the Term of this ILEC Master Lease, Tenant shall have the exclusive right to use, or cause to be used, the Leased Property of each ILEC Facility for its Primary Intended Use; it being agreed and acknowledged by Landlord that any of Tenant’s Subsidiaries shall have the right to use, occupy and operate the Leased Property subject to and in accordance with the terms of this ILEC Master Lease and such Subsidiaries shall have the right to discharge any or all of Tenant’s obligations (maintenance or otherwise) hereunder on behalf of Tenant.  Tenant shall not use the Leased Property or any portion thereof or any Capital Improvement thereto for any other use without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(b)Tenant shall not commit or suffer to be committed any waste on the Leased Property (including any Capital Improvement thereto) or cause or permit any nuisance thereon or to, except as required by law, take or suffer any action or condition that will diminish the ability of the Leased Property to be used as a Communications Facility after the expiration or earlier termination of the Term.

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(c)Tenant shall neither suffer nor permit the Leased Property or any portion thereof to be used in such a manner as (i) might reasonably tend to impair Landlord’s title thereto or to any portion thereof or (ii) may make possible a claim of adverse use or possession, or an implied dedication of the Leased Property or any portion thereof.

(d)Except in instances of casualty or condemnation, or any Unavoidable Delay preventing such continuous operation, Tenant shall continuously operate each of the ILEC Facilities for one or more of the activities constituting the Primary Intended Use, with the specific use conducted at any portion of the ILEC Facilities to be determined by Tenant in its reasonable discretion.  Notwithstanding the foregoing, Tenant in its discretion shall be permitted to cease operations at an ILEC Facility or ILEC Facilities if such cessation would either (x) not reduce the route miles of the fiber optic and copper cable lines with respect to any one ILEC Facility by more than ten percent (10%) or the ILEC Facilities as a whole by more than five percent (5%) in the aggregate over the Term or (y) not reasonably be expected to have a material adverse effect on Tenant, the ILEC Facilities, or on the Leased Property, taken as a whole, provided that no Event of Default has occurred and is continuing immediately prior to or immediately after the date that operations are ceased or as a result of such cessation and such cessation does not result in any non-compliance with any Legal Requirements, Communications Licenses, Pole Agreements or Communications Regulations.

(e)Any sublease (including, but not limited to, any rights granted pursuant to an IRU contract, a dark fiber agreement, a dim fiber agreement or a collocation agreement) entered into in accordance with the terms of this ILEC Master Lease shall constitute a permitted use under this ILEC Master Lease and such use thereunder shall be deemed to be included in the definition of Primary Intended Use.

(f)Tenant shall have the right to receive all rents, profits and charges arising from the Primary Intended Use of the Leased Property or any sublease of the Leased Property, including but not limited to: (i) contract charges and tariffed rates to third parties on a wholesale basis, (ii) rents collected from Pole Agreements, and (iii) payments from customer or carriers for dark or dim fiber services.  Without limiting the foregoing, Landlord acknowledges that Tenant (and Tenant’s Subsidiaries) may charge contract and/or tariff rates to other carriers in such amounts as Tenant deems appropriate (subject to Legal Requirements) in performing its obligations under the Communication Regulations (including Tenant’s collocation obligations) and that Landlord has no rights to the amounts that Tenant collects from such carriers in connection therewith during the Term.  Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default that is monetary in nature, Landlord shall have the right to receive all rents, profits and charges arising from any sublease of the Leased Property (including, but not limited to, any rights granted pursuant to an IRU contract, a dark fiber agreement, a dim fiber agreement or a collocation agreement) subject to applicable law, and apply such rents, profits and charges to Rent as set forth in Section 22.3.

(g)Notwithstanding the foregoing, Landlord shall have the right to use, or cause to be used, each central office, administrative office, retail store, vacant land, parking lot, warehouse, storage building, pad mount, reporting center and switch site included in the Leased Property, which shall be set forth on an exhibit to a Development Agreement (as defined below and, for purposes of clarification, in no event shall the grant set forth in this Section 7.2(g) include

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rights to utility poles, data centers, or Leased Property commonly identified as POPs or huts), in each case for the purpose of: (i) on an exclusive basis in relation to third parties (but not Tenant), constructing, installing and operating macro-towers, and related equipment, for use by commercial mobile radio service wireless carriers, and (ii) on a non-exclusive basis, constructing, installing and operating rooftop antennas, and related equipment, for use by commercial mobile radio service wireless carriers (the “Expanded Use”); provided, however, in no event, shall Landlord be permitted to install or permit the installation of fixed wireless or IPTV distribution systems within the same local exchange area of the incumbent local exchange carriers that are Subsidiaries of Tenant and are operating the ILEC Facilities being leased by Tenant under this ILEC Master Lease. Nothing contained in this Section 7.2(g) shall prohibit Tenant from constructing, installing and operating macro-towers at the locations listed in the exhibit to any Development Agreement, but Tenant agrees that it will not lease space on such macro-towers to commercial mobile radio service wireless carriers. Prior to Landlord’s initial use of such Leased Property for the foregoing purposes, Landlord and Tenant shall enter into a separate written agreement setting forth the procedures for Landlord’s development of such Leased Property for such purposes (a “Development Agreement”) as reasonably required to limit undue disruption to Tenant’s use, occupancy and operation of the Leased Property in accordance with this ILEC Master Lease and Landlord’s use of the Leased Property for the purposes described above. In addition, the Expanded Use will be governed by the commercial arrangements further described in Schedule 7.2(g) attached hereto.

7.3Competing Business.

(a)Reserved.

(b)Landlord’s Competition Restrictions.  Landlord, Landlord’s subsidiaries, and each of their respective Affiliates, successors and assigns (including, for avoidance of doubt, (i) Uniti Group Inc., (ii) all, direct or indirect, existing, acquired, newly-formed subsidiaries of Uniti Group Inc., and (iii) all Affiliates, successors and assigns of the foregoing) (collectively, the “Restricted Landlord Parties”) shall not, without Tenant’s prior written consent (such consent to be withheld or granted in Tenant’s sole and absolute discretion), (1) except as set forth in Schedule 7.3-X, compete in any ILEC Territory (including by constructing fiber, copper, coaxial and fixed wireless facilities for any Person other than Tenant or its Subsidiaries within any ILEC Territory); provided, that, with respect to New York and Pennsylvania, the Restricted Landlord Parties shall only be prohibited from constructing, owning or operating facilities in any ILEC Territory that enable direct competition in the ILEC Territory for residential customers with connectivity provided by wireline service; (2) construction for any Person other than Tenant or its Subsidiaries an extension (including extensions in the form of fiber, copper, coaxial or fixed wireless facilities) of any ILEC Territory Facility into a geographic area that adjoins any ILEC Territory; or (3) sell services originating or terminating traffic in any ILEC Territory.  For the avoidance of doubt, nothing herein shall restrict any Restricted Landlord Party from (I) constructing fiber, copper, coaxial and fixed wireless distribution systems for any Person to the extent such distribution systems are located outside of an ILEC Territory or in the same competitive local exchange area of the competitive local exchange carriers that are Subsidiaries of Tenant, (II) selling dark fiber agreements or lit fiber transport or building long haul fiber routes, in each case, with no laterals or extensions in an ILEC Territory or (III) [reserved].  Notwithstanding anything to the contrary contained herein, Landlord represents and

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warrants, that as of the date hereof, the Restricted Landlord Parties have a direct or indirect interest in the fiber and wireless facilities located in and competing in ILEC Territories identified on Schedule 7.3-XX (the “Existing Landlord ILEC Franchises”).

(c)Reversion Strands.  Notwithstanding anything to the contrary provided in this ILEC Master Lease or in the CLEC Master Lease, in no event shall any of the restrictions provided in Section 7.3(b) above or other restrictions on Competitors apply with respect to the ownership, use, transfer, development, monetization or other commercial activity with respect to the Reversion Strands (as defined in the CLEC Master Lease).

(d)No Other Restrictions.  Except as otherwise expressly set forth in this ILEC Master Lease or the CLEC Master Lease, each of Landlord and Tenant shall not be restricted from participating in opportunities, including, without limitation, developing, building, purchasing or operating Communications Facilities at any time.

Article VIII

Representations and Warranties

. Each party represents and warrants to the other that as of the date hereof:  (i) this ILEC Master Lease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (ii) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this ILEC Master Lease within the State(s) where any portion of the Leased Property is located; and (iii) neither this ILEC Master Lease nor any other document executed or to be executed in connection herewith constitutes a material breach of any other agreement of such party.

Compliance with Legal and Insurance Requirements, etc.

.

(a)Subject to Article XII regarding permitted contests, Tenant, at its expense, shall promptly (and shall cause Tenant’s Subsidiaries to promptly) (a) comply in all material respects with all Legal Requirements and Insurance Requirements regarding the use, operation, maintenance, repair and restoration of the Leased Property (including all Capital Improvements thereto) and Tenant’s Property whether or not compliance therewith may require structural changes or replacements to any of the Leased Improvements or Distribution Systems or interfere with the use and enjoyment of the Leased Property and (b) procure, maintain and comply in all material respects with all Communications Regulations, Communications Licenses, Easements, Pole Agreements and other authorizations required for the use of the Leased Property (including all Capital Improvements) and Tenant’s Property for the applicable Primary Intended Use and any other use of the Leased Property (including Capital Improvements then being made) and Tenant’s Property, and for the proper erection, installation, operation and maintenance of the Leased Property and Tenant’s Property.  Without limiting the foregoing, Tenant shall (and shall cause Tenant’s Subsidiaries) to comply in all material respects with all federal, state and local regulatory requirements and all Legal Requirements with respect to the standards for the construction, maintenance and operation of the Distribution Systems, membership in, if required, and updates to state “One Call” organizations and reporting requirements for network outages.

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(b)In an emergency or in the event of a breach by Tenant of its obligations under this Section 8.2 which is not cured within any applicable cure period, Landlord may, but shall not be obligated to, enter upon the Leased Property and take such reasonable actions and incur such reasonable costs and expenses to effect such compliance as it deems advisable to protect its interest in the Leased Property, and Tenant shall reimburse Landlord for all such reasonable costs and expenses incurred by Landlord in connection with such actions.  Landlord shall comply in all material respects with any Communications Regulations or other regulatory requirements required of it as owner of the ILEC Facilities taking into account its Primary Intended Use (except to the extent Tenant fulfills or is required to fulfill any such requirements hereunder).   Notwithstanding anything in the foregoing to the contrary, no transfer of Tenant’s Property used in the conduct of the Primary Intended Use (including the purported or attempted transfer of a Communications License) or the operation of a Communications Facility for its Primary Intended Use shall be effected or permitted without receipt of all necessary approvals and/or Communications Licenses in accordance with applicable Communications Regulations.

Zoning and Uses

.  Without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned unless the action for which consent is sought could adversely affect the Primary Intended Use of an ILEC Facility (in which event Landlord may withhold its consent in its sole and absolute discretion), Tenant shall not (i) initiate or support any limiting change in the permitted uses of the Leased Property (or to the extent applicable, limiting zoning reclassification of the Leased Property); (ii) seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Leased Property or use or permit the use of the Leased Property; (iii) impose or permit or suffer the imposition of any restrictive covenants, easements or other Encumbrances (other than Permitted Leasehold Mortgages) upon the Leased Property in any manner that adversely affects in any material respect the value or utility of the Leased Property; (iv) execute or file any subdivision plat affecting the Leased Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Leased Property; or (v) permit or suffer the Leased Property to be used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement (provided that the proscription in this clause (v) is not intended to and shall not restrict Tenant in any way from complying with any obligation it may have under applicable Legal Requirements, including, without limitation, Communications Regulations, to afford to third parties access to the Leased Property).

No Management Control

.  Nothing in this ILEC Master Lease shall give Landlord the power, either directly or indirectly, to direct, or cause the direction of, the management and policies of Tenant and/or its Subsidiaries.

8.5Financial Covenants.

(a)Other than Permitted Indebtedness, Tenant (or a Relevant Party) and its Subsidiaries, collectively, shall not incur any Indebtedness if the Leverage Ratio immediately after giving pro forma effect to the incurrence of any such Indebtedness shall exceed 3.00:1.00 (“Incurrence Covenant”).

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(b)Tenant (or a Relevant Party) and its Subsidiaries shall not take any of the following actions if the Leverage Ratio as of the last day of the four consecutive fiscal quarters then last ended shall exceed 3.50:1.00 (“Maintenance Covenant”):

(i)incur any indebtedness other than any Permitted Indebtedness referenced in clause (i) of the definition thereof;

(ii)(I) declare or pay any dividend on capital stock of Tenant, a Relevant Party or, in either case, any Subsidiary thereof or repurchase any capital stock of Tenant, a Relevant Party or, in either case, any Subsidiary thereof (other than with respect to dividends of Tenant’s Subsidiaries) or (II) prepay, repurchase or redeem or otherwise defease any unsecured Indebtedness;

(iii)other than Permitted Acquisitions and Permitted Investments, make any Acquisitions or Investments; or

(iv)enter into any agreement or arrangement with any Person (1) holding an indirect or direct equity interest in Tenant and (2) that has one or more representatives on the board of directors of Tenant (or with any Person Controlled by any such Person), unless (I) Landlord consents to the entry into such agreement or arrangement (such consent not to be unreasonably withheld, delayed or conditioned) or (II) such agreement or arrangement is (x) in the ordinary course of business or (y) to continue or renew management, consultancy, or advisory services pursuant to an agreement entered into prior to the date of non-compliance with the Maintenance Covenant on the same terms, in all material respects, as the agreement existing prior to the date of non-compliance with the Maintenance Covenant; provided, that, solely with respect to this clause (y), any such agreement, whether entered into before or after the date of such non-compliance, shall be on terms that would be obtained in a comparable arm’s-length transaction with an unrelated third party and approved by a majority of the disinterested board of directors of Tenant; provided, further, that, the foregoing shall not prohibit Tenant from making payments after a date of non-compliance if such payments accrued in the ordinary course prior to the date of non-compliance and, in any event, not incurred in contemplation of a breach of the Maintenance Covenant.

(c)Notwithstanding anything to the contrary herein, if at any time a change in GAAP would affect the computation of the Leverage Ratio (or a component thereof), and either Tenant or Landlord shall so request, Tenant and Landlord shall negotiate in good faith to amend the definition of Leverage Ratio (or a component thereof) to preserve the original intent thereof in light of such change in GAAP; provided, that, until so amended, the Leverage Ratio (and any applicable component thereof) shall continue to be computed in accordance with GAAP prior to such change therein.

(d)Notwithstanding anything to the contrary herein, the covenants contained in clauses (a) and (b) above shall not apply at any time that Tenant maintains a corporate family rating of not less than (the “Minimum Ratings”) (i) “B2” (stable) by Moody’s (or, if at any time Moody’s shall not be providing such ratings, an equivalent rating from another nationally recognized rating service) and (ii) either “B” (stable) by S&P or “B” (stable) by Fitch (or, in each

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case, if at any time both of S&P and Fitch shall not be providing such ratings through no fault of Tenant, an equivalent rating from another nationally recognized rating service).

(e)As of the date of emergence of Tenant from bankruptcy, on a pro forma basis giving effect to Tenant’s emergence (including the repayment, discharge, or extinguishment of any Indebtedness and the incurrence of any new Indebtedness), Tenant’s Leverage Ratio will not exceed 3.00:1.00. For the avoidance of doubt, for the foregoing test, amounts payable in cash on account of contract cures, lease cures, or administrative expenses, and/or amounts to be paid to holders of allowed general unsecured claims after emergence, in each case payable upon completion of the applicable claims resolution process before the Bankruptcy Court, shall not be considered Indebtedness.

Article IX

Maintenance and Repair

.  (a)  Tenant, at its expense and without the prior consent of Landlord, shall maintain (or cause Tenant’s Subsidiaries to maintain) the Leased Property and Tenant’s Property, and every portion thereof (i) in accordance with Prudent Industry Practice and (ii) in a manner which complies with all federal and state utility commission delivery standards, in each instance whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of the Leased Property and Tenant’s Property.  Without limiting the foregoing, Tenant, at its expense, shall be responsible for (i) coordinating with local, state or federal governmental authorities to execute moves and relocations of the Distribution Systems and the Leased Improvements, (ii) complying with any other requirements instituted by such authorities in order to perform the Primary Intended Use at the Leased Property in accordance with Prudent Industry Practice, (iii) repairing fiber and copper cuts with respect to the Distributions Systems on a timely basis, and (iv) replacing poles, conduits and such other facilities at the Leased Property as may be required from time to time in order to comply with its obligations hereunder.  Notwithstanding anything to the contrary herein, provided that cessation does not result in any non-compliance with any Legal Requirements, Communications Licenses, Pole Agreements or Communications Regulations, Tenant shall have no obligation under this ILEC Master Lease to maintain (I) any asset or property Tenant has retired and replaced with a TCI Replacement; and (II) up to $15,000,000 (or such higher amount as approved by Landlord in its sole discretion) per Lease Year of any other retired assets or property; provided, however; that Tenant shall provide prior written notice to Landlord of any such retirement at least thirty (30) days prior to retiring any such asset and, in any event, Tenant shall be responsible for any liability resulting from the failure to maintain any retired copper asset.  Notwithstanding the foregoing, at Landlord’s written request, Tenant shall continue to maintain (in accordance with the standards and terms of this Article IX) any such asset or property identified in clauses (I) or (II), at Landlord’s sole cost and expense.

(b)Tenant shall perform the maintenance obligations hereunder with reasonable promptness and make all reasonably necessary and appropriate repairs thereto of every kind and nature, including those necessary to ensure continuing compliance in all material respects with all Legal Requirements, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the Commencement Date.  All repairs shall be consistent with Prudent Industry Practice and in no event shall Tenant remove (except in the case of a replacement performed in accordance with the terms hereof) any portion of the Distribution Systems without obtaining Landlord’s prior consent,

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which shall not be unreasonably withheld, conditioned or delayed. Tenant will not take or omit to take any action which would reasonably be expected to materially impair the value or the usefulness of the Leased Property or any part thereof or any Capital Improvement thereto for its Primary Intended Use.  Tenant shall provide, at its expense, periodic reports (no less than quarterly) to Landlord, as reasonably requested by Landlord from time to time, on operational matters in sufficient detail to enable Landlord to confirm that Tenant is discharging its maintenance and other obligations under this ILEC Master Lease; provided, however, Tenant shall not be required to collect or report any information that it does not regularly collect and report for use in its oversight of operations of facilities comparable to the Distribution Systems which Tenant or any of its Subsidiaries owns.  Without limiting the provisions of Section 24.1, Landlord’s shall have the right to inspect the Leased Property from time to time and/or request information from Tenant, upon reasonable advance notice to Tenant, to confirm that Tenant is discharging its maintenance obligations under this ILEC Master Lease.

(c)Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Leased Property; (ii) make any repairs, replacements, alterations, upgrades, restorations or renewals of any nature to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Leased Property in any way.  Tenant hereby waives, to the extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect at the time of the execution of this ILEC Master Lease or hereafter enacted.

(d)Nothing contained in this ILEC Master Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof or any Capital Improvement thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, claim or other Encumbrance upon the estate of Landlord in the Leased Property, or any portion thereof or upon the estate of Landlord, if any, in any Capital Improvement thereto.

(e)Tenant acknowledges and agrees that all system maps and records for the Distribution Systems are the property of Landlord and shall be maintained by Tenant within Tenant’s engineering systems and records during the Term.  Tenant shall provide Landlord with electronic access to the system maps and records for the Distribution Systems and copies of such system maps and records, in each case, pursuant to an arrangement mutually acceptable to both parties.

(f)Tenant shall, upon the expiration or earlier termination of the Term, (a) vacate and surrender the Leased Property (including all Capital Improvements, subject to the provisions of Article X), in each case with respect to such ILEC Facility, to Landlord in the condition in which such Leased Property was originally received from Landlord and Capital Improvements were originally introduced to such ILEC Facility, except as repaired, rebuilt,

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restored, altered or added to as permitted or required by the provisions of this ILEC Master Lease and except for ordinary wear and tear and (b) provide an electronic copy of (or mutually acceptable access arrangement for) all system maps and records for the Distribution Systems to Landlord or the Successor Tenant, provided however, that in the case where Tenant has exercised the right to extend the Term of this ILEC Master Lease for less than all of the Leased Property in accordance with Section 1.4, Tenant shall only be required to surrender the Leased Property and the system maps and records related to the maintenance and operation for the Non-Renewal Leased Properties upon the expiration or earlier termination of the then current Term.

Pole Provisions

.

(a)Tenant, at its expense, shall (i) maintain (or cause to be maintained) all Easements, Permits and Pole Agreements, including any franchise or right of way license agreements required by any governmental authority in connection with such Easements, Permits and Pole Agreements,  (ii) diligently perform, observe and enforce all of the terms, covenants and conditions of the Easements, Permits and Pole Agreement on the part of Tenant to be performed, observed and enforced in all material respects, (iii) promptly notify Landlord of the giving of any notice to Tenant of any default or violation by Tenant in the performance or observance of any of the terms, covenants or conditions of the Easements, Permits or Pole Agreements, (iv) subject to Article XII relating to permitted contests and Section 9.2(f) relating to transfers, pay all costs, fees, charges and rents due under the Easements, Permits and Pole Agreement, and (v) not terminate, cancel or surrender any Easements, Pole Agreements or Permits without Landlord’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned).

(b)Tenant, as Landlord’s agent, shall have the right to modify any existing Permits or Pole Agreements without obtaining Landlord’s prior consent so long as each of the following conditions are met: (i) the total amount payable under such proposed modifications does not exceed three percent (3%) of the aggregate annual rental rates and permit fees for Permits and Pole Agreements and such amount is equitably apportioned over the term of such modified Permits or Pole Agreements, (ii) such proposed modifications are on market terms and conditions and otherwise commercially reasonable, (iii) the terms of such proposed modifications do not impose any other obligations on Landlord or impair Landlord’s rights with respect to the Leased Property and (iv) Landlord shall continue to hold the beneficial ownership interests in such modified Permits or Pole Agreements and legal title to such modified Permits or Pole Agreements shall revert to Landlord at the end of the Term for the applicable ILEC Facility.  If the foregoing conditions are not satisfied, Tenant shall not have the right to modify any existing Permits or Pole Agreements without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned.

(c)Subject to Article XII relating to permitted contests, Tenant shall be responsible for (or cause to be paid) all fees, rents and other payments required to be made under the terms of such Easements, Pole Agreements and Permits (including any franchise or right of way license agreements) in accordance with Section 4.1.  Without limiting the foregoing, Tenant shall be responsible for the calculation and payment of all rent or other charges due under any franchise or right of way license agreements (including any fees based on revenue) with respect to the Leased Property and shall upon request promptly furnish evidence to Landlord confirming payment of such amounts (together with back-up calculation and information reasonably necessary

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to support the determination of any payment).   Tenant shall be permitted to recover the costs of any fees paid under any franchise agreement or right of way license agreement from its customers except to the extent prohibited by Legal Requirements.

(d)Tenant (or Tenant’s Subsidiaries) shall maintain a sufficient number of personnel and sufficient resources in order to perform the obligations of Tenant and/or Landlord under the Pole Agreements in a timely manner, including obligations under the Pole Agreement to provide third parties with access to the poles on the Leased Property and to perform make-ready and pole replacements.

(e)In the event any pole owners exercise any audit rights under the Pole Agreements, Tenant shall, at its cost and expense, (x) comply with, participate and perform all of its obligations relating such audit requests, and (y) subject to Article XII relating to permitted contests, pay any charges and such other fees and penalties determined to be owed to a pole owner as a result of such audit, including any fees and penalties for back rent, safety violations, unauthorized attachments, and trespass.  Tenant shall have the right to enter into settlement agreements or modifications to Pole Agreements for audit disputes without Landlord’s consent provided that (i) no Event of Default then exists, (ii) Tenant promptly and with commercially reasonable diligence negotiates a modification or settlement relating to such audit, (iii) the terms of such settlement agreement or modification do not impose any obligations on Landlord or impair Landlord’s rights with respect to the Leased Property, and (iv) any and all monetary amounts payable thereunder are Tenant’s sole responsibility and such amounts are paid in accordance with the terms of such settlement agreement or modification.  Tenant shall consult with Landlord in the event Tenant proposes to enter into a settlement agreement or modification of a Pole Agreement in connection with an audit dispute involving amounts equal to or greater than $200,000.

(f)At Landlord’s option, Tenant shall (or shall cause Tenant’s Subsidiaries to) convey legal title to Landlord (or its designee) with respect to any or all of the Easements, Permits and Pole Agreements, provided that with respect to any conveyance, the following terms and conditions are satisfied: (i) Landlord has obtained all requisite certificates, consents, approvals, licenses and permits necessary for Landlord to hold legal title to such Easements, Permits and and/or Pole Agreements, (ii)  Landlord pays all related transfer taxes and other costs and expenses related to the conveyance, (iii) Landlord will cooperate with Tenant to allow Tenant to obtain all requisite certificates, consents, approvals, licenses and permits necessary for Tenant to continue to operate and maintain the Leased Property in its own name pursuant to this ILEC Master Lease and (iv) Landlord will promptly execute such additional documents and instruments reasonably requested by Tenant (such as a letter of authorization or a contractor’s certificate directing a third party to recognize Tenant as having the right to access any portion of the Leased Property covered by the Easements, Permits and/or Pole Agreements) to enable Tenant to exercise its rights with respect to the Leased Property and perform its obligations under this ILEC Master Lease.  Subject to the satisfaction of the conditions set forth in the immediately preceding sentence, Tenant shall, at no cost and expense to Tenant, cooperate with Landlord in effectuating the conveyance of legal title to Landlord (or its designee) for the applicable Easements, Permits and/or Pole Agreements, which cooperation shall include executing such documents as reasonably requested by Landlord to ensure that Landlord or its designee is named as record owner under the applicable Easements, Permits and/or Pole Agreements.  In no event shall any conveyance of legal title to Landlord or its designee with respect to any Easement, Permit or Pole Agreement under this Section 9.2 reduce

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or otherwise modify Tenant’s obligations under this ILEC Master Lease; it being agreed and understood that  Tenant shall continue to be obligated to pay all license fees, usage fees, charges and other Impositions associated with any Easement, Permit and/or Pole Agreement for which legal title has been transferred to Landlord (or its designee).  Notwithstanding the foregoing, Landlord shall be responsible for the payment of any license fees, usage fees, charges and other Impositions due under any such Easement, Permit and/or Pole Agreement that are solely attributable to legal title of such Easement, Permit or Pole Agreement having been transferred to Landlord (or its designee).

Encroachments, Restrictions, Mineral Leases, etc.

(a)If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way, or shall violate any restrictive covenant or other agreement affecting the Leased Property, or any part thereof or any Capital Improvement thereto, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, or the use of the Leased Property or any Capital Improvement thereto is impaired, limited or interfered with by reason of the exercise of the right of surface entry or any other provision of a lease or reservation of any oil, gas, water or other minerals and such encroachment or violation does not result from a breach by Tenant of its obligations under Section 9.2, then promptly upon the request of Landlord, each of Tenant and Landlord, subject to their right to contest the existence of any such encroachment, violation or impairment, shall protect, indemnify, save harmless and defend the other party hereto from and against fifty percent (50%) of all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment.  In the event of an adverse final determination with respect to any such encroachment, violation or impairment, either (a) each of Tenant and Landlord shall be entitled to obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (b) Tenant at the shared cost and expense of Tenant and Landlord on a 50-50 basis shall make such changes in the Leased Improvements, and take such other actions, as Tenant in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent the Leased Improvements were operated prior to the assertion of such encroachment, violation or impairment.

(b)Tenant’s (and Landlord’s) obligations under this Section 9.3 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and, to the extent the recovery thereof is not necessary to compensate Landlord and Tenant for any damages incurred by any such encroachment, violation or impairment, Tenant shall be entitled to fifty percent (50%) of any sums recovered by Landlord under any such policy of title or other insurance up to the maximum amount paid by Tenant under this Section 9.3 and Landlord, upon request by Tenant, shall assign Landlord’s rights under such policies to Tenant; provided such assignment does not adversely affect Landlord’s rights under any such policy.

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(c)Landlord agrees to use reasonable efforts to seek recovery under any policy of title or other insurance under which Landlord is an insured party for all losses, liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) based on or arising by reason of any such encroachment, violation or impairment as set forth in this Section 9.3; provided, however, that in no event shall Landlord be obligated to institute any litigation, arbitration or other legal proceedings in connection therewith unless Landlord is reasonably satisfied that Tenant has the financial resources needed to fund such litigation and Tenant and Landlord have agreed upon the terms and conditions on which such funding will be made available by Tenant, including, but not limited to, the mutual approval of a litigation budget.

Article X

Construction of Capital Improvements to the Leased Property

. Tenant shall, with respect to any ILEC Facility, have the right to make a Capital Improvement, including, without limitation, any Capital Improvement required by Section 8.2 or 9.1(a), without the consent of Landlord if the Capital Improvement is constructed in accordance with the Engineering Standard.  Tenant shall have the right to modify the Engineering Standard from time to time subject to Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant shall have the right, without Landlord’s consent, to modify the Engineering Standard as long as the modification is consistent with or exceeds Prudent Industry Practice and is in compliance with applicable Legal Requirements. All Capital Improvements that do not comply with the Engineering Standard shall be subject to Landlord’s review and approval, which approval shall not be unreasonably withheld.  If Tenant desires to make a Capital Improvement for which Landlord’s approval is required, Tenant shall submit to Landlord in reasonable detail a general description of the proposal, the projected cost of construction and such plans and specifications, permits, licenses, contracts and other information concerning the proposal as Landlord may reasonably request.  It shall be reasonable for Landlord to condition its approval of any Capital Improvement upon any or all of the following terms and conditions:

(a)Such construction shall be effected pursuant to detailed plans and specifications approved by Landlord (such approval not to be unreasonably withheld, delayed or conditioned) for Capital Improvements for which detailed plans and specifications are customarily prepared;

(b)Such construction shall be conducted under the supervision of an architect or engineer selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned; and

(c)No Capital Improvement will result in the Leased Property becoming a “limited use” property for purposes of United States federal income taxes.

Tenant shall be permitted (but not required) to construct Capital Improvements in accordance with the terms of this Article X; provided however, that Tenant shall be required to construct Capital Improvements to the extent the construction of such Capital Improvements are necessary in order for Tenant to comply with its obligations under Section 9.1

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Growth Capital Improvements

.

(a)Landlord shall, in accordance with the terms of this Section 10.2, fund to Tenant up to an aggregate of One Billion Seven Hundred Fifty Million Dollars ($1,750,000,000.00) (collectively, the “Cumulative GCI Commitment”) for (i) certain capital costs and expenses incurred by Tenant for completed GCI projects during (or in calendar year 2020, prior to) the Initial Term for GCIs made with respect to the Leased Property hereunder and to the CLEC Leased Property under the CLEC Master Lease and (ii) Equipment Loans pursuant to the ILEC Equipment Loan Agreement and/or the CLEC Equipment Loan Agreement, which Cumulative GCI Commitment shall be subject to the following annual limits  for each calendar year during the Initial Term, as such annual limits may be modified and adjusted pursuant to the terms of Section 10.2(e) and otherwise in this ILEC Master Lease (collectively, “Annual GCI Limits”):

Year	Amount
2020	$125,000,000
2021	$225,000,000
2022	$225,000,000
2023	$225,000,000
2024	$225,000,000
2025	$175,000,000
2026	$175,000,000
2027	$125,000,000
2028	$125,000,000
2029	$125,000,000

(b)Without limiting the generality of the foregoing, all (i) GCI Funded Amounts made under this ILEC Master Lease, (ii) GCI Funded Amounts made under the CLEC Master Lease and (iii) Equipment Loans funded pursuant to the ILEC Equipment Loan Agreement and/or the CLEC Equipment Loan Agreement shall be applied against, and reduce for future fundings by Landlord, both the Cumulative GCI Commitment and the Annual GCI Limits.  For the avoidance of doubt, to the extent that any Tenant Payment Offset Amounts for unfunded GCI Requested Amounts or unfunded proceeds of an ILEC Equipment Loan are applied by Tenant as offsets against Rent in accordance with Section 3.4, or that the CLEC Tenant applies the same defaulted obligation amounts or unfunded proceeds of a CLEC Equipment Loan as offsets against rent payable under the CLEC Master Lease pursuant to any comparable provision in the CLEC Master Lease, for purposes of the previous sentence, the amount of all such Tenant Payment Offsets and CLEC Master Lease and CLEC Equipment Loan offsets shall be deemed included in the GCI Funded Amounts or Equipment Loans, as the case may be, as of the date of such applicable offset.

(c)Not more frequently than monthly during the Initial Term, Tenant may deliver to Landlord a GCI Request Report, requesting funding by Landlord from the Cumulative GCI Commitment for reimbursement of costs incurred for the completed GCI projects specified in such GCI Request Report for which Tenant is seeking reimbursement, which GCI Request Report shall specify the funding amount that Tenant seeks with respect to such projects (“Requested Funding Amount”).  Within thirty (30) days after Landlord’s receipt of a GCI

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Request Report specifying a Requested Funding Amount, Landlord will pay to Tenant such Requested Funding Amount.  Landlord’s requirement to fund such Requested Funding Amounts shall be subject to Tenant’s compliance in all material respects with the standards set forth in Section 10.3, the funding limits set forth in this Section 10.2, and that no Event of Default shall then exist under this ILEC Master Lease.

(d)With respect to each installment of the Cumulative GCI Commitment funded by Landlord to Tenant (each installment, a “GCI Funded Amount”), from and after the first (1st) anniversary of the funding date (the “GCI Funding Date”) of any GCI Funded Amount, additional Rent with respect to each GCI Funded Amount (“GCI Rent”) shall be payable to Landlord, monthly, in advance, in an amount equal to one-twelfth (1/12th) of the product of (i) the subject GCI Funded Amount multiplied by (ii) the Annualized Capitalization Rate then applicable with respect to such GCI Funded Amount.  With respect to each GCI Funded Amount, the first installment of GCI Rent will be payable by Tenant to Landlord on the date (“Initial GCI Rent Date”) that is the fifth (5th) Business Day of the month following the first (1st) anniversary of the GCI Funding Date and GCI Rent with respect to each GCI Funded Amount shall be due and payable to Landlord on the fifth (5th) Business Day of each remaining month in the Initial Term.  Without limiting the foregoing, on the Initial GCI Rent Date for each GCI Funded Amount, Tenant shall also pay to Landlord prorated GCI Rent for the period from the date of the first (1st) anniversary of the GCI Funding Date through and including the end of the applicable month.  By way of illustration, if Landlord provides a GCI Funded Amount to Tenant in the amount of $30,000,000, the GCI Rent for such GCI Funded Amount shall be a monthly amount of $200,000, which is 1/12th of the annual amount of $2,400,000 (i.e., 8% of $30,000,000) starting on the Initial GCI Rent Date for such GCI Funded Amount, but subject to escalation every twelve months pursuant to the definition of Annualized Capitalization Rate. Notwithstanding anything to the contrary herein, in no event shall any GCI Rent be due and payable hereunder after April 5, 2030.  The GCI Funding Date for any GCI Funded Amounts made by Landlord to Tenant on the date hereof for GCI projects completed prior to the date hereof shall be the date hereof. Landlord and Tenant agree, unless otherwise required by a Final Determination, to treat, for purposes of Section 467 and the Treasury Regulations promulgated thereunder, GCI Rent as accruing ratably during the monthly rental period in which such GCI Rent is payable.

(e)If, during 2020 (or earlier as set forth in Section 10.2(a)) and any calendar year during the Term, the costs incurred (x) by Tenant for completed GCI projects with respect to the Leased Property hereunder, plus (y) the costs incurred by the CLEC Tenant for completed GCI projects with respect to the CLEC Leased Property, exceeds the Annual GCI Limit for such calendar year, such excess amounts spent in any prior calendar year may be included in a Requested Funding Amount made under this ILEC Master Lease or under the CLEC Master Lease toward the Annual GCI Limit in any later calendar year during the Initial Term, and Tenant or CLEC Tenant shall be reimbursed therefor by Landlord or by the CLEC Landlord, as the case may be, in such subsequent calendar year. In addition, to the extent that total Requested Funding Amounts under this ILEC Master Lease and under the CLEC Master Lease for any calendar year during the Initial Term are less than the Annual GCI Limit for such calendar year, such aggregate unfunded amount in any calendar year (the “Carryover Amount”) shall be included in the Annual GCI Limit for following calendar years during the Initial Term until fully funded by Landlord and the CLEC Landlord; provided; however; that in no calendar year shall Landlord’s and CLEC Landlord’s combined total obligation to fund (i) Requested Funding Amounts to Tenant and to

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CLEC Tenant for GCI expenditures or (ii) Equipment Loans, exceed Two Hundred Fifty Million Dollars ($250,000,000), except that, during calendar year 2021 only, Landlord’s combined total obligation to fund may exceed Two Hundred Fifty Million Dollars ($250,000,000) to the extent of any Carryover Amounts with respect to calendar year 2020.

(f)Notwithstanding anything to the contrary herein, Landlord and Tenant hereby agree that the Cumulative GCI Commitment, Annual GCI Limits (and all applicable sub-thresholds, including the Sub-IRR Capped Expenditures, expenditures subject to the Challenge Right Cap and Equipment Loans) shall be shared between this ILEC Master Lease, the CLEC Master Lease, the ILEC Equipment Loan Agreement and the CLEC Equipment Loan Agreement in all respects. Accordingly, all GCI Request Reports, Requested Funding Amounts and requests for Equipment Loans shall in detail reasonably acceptable to Landlord identify and bifurcate Requested Funding Amounts and Equipment Loans between this ILEC Master Lease, the CLEC Master Lease, the ILEC Equipment Loan Agreement and the CLEC Equipment Loan Agreement (for purposes of determining, among other things, the remaining Cumulative GCI Commitment and remaining Annual GCI Limits, and the available amounts under ILEC Equipment Loan Agreement and the CLEC Equipment Loan Agreement), provided, however, that applicable GCI Funding Dates, GCI Rent amounts and GCI Rent payment terms shall be determined separately for each GCI Funded Amount made under this ILEC Master Lease and under the terms of the CLEC Master Lease, and payment terms for Equipment Loans shall be as specified pursuant to the terms of the ILEC Equipment Loan Agreement and the CLEC Equipment Loan Agreement.

(g)Without limiting the foregoing, to the extent that capital expenditures incurred by Tenant with respect to GCI projects with respect to the Leased Property hereunder or with respect to the CLEC Leased Property that were completed prior to emergence from bankruptcy pursuant to and described in the Settlement Agreement have been reimbursed to Tenant or CLEC Tenant (as applicable) by Landlord or by CLEC Landlord (as applicable) on or prior to the Commencement Date, such reimbursements shall be deemed GCI Funded Amounts made as of the date hereof and shall be applied against the Annual GCI Limit for calendar year 2020 and such projects are hereby approved by Landlord.

10.3GCI Review Standards.

(a)Landlord and Tenant will establish a committee (the “GCI Committee”) consisting of three (3) Landlord representatives and three (3) Tenant representatives (which Tenant and Landlord, respectively, shall select (and may replace from time to time by written notice to the other party) in their sole and absolute discretion).  The GCI Committee shall review Tenant plans for GCI expenditures and Equipment Loans as set forth in the GCI Forecast.  The GCI Committee shall meet every quarter of 2020, 2021 and 2022, and thereafter, the GCI Committee shall meet semi-annually, all at mutually agreed dates, times and places.  In addition, (i) the GCI Committee under this ILEC Master Lease and the CLEC Master Lease shall be the same and Tenant and CLEC Tenant shall jointly agree on the three (3) Tenant/CLEC Tenant representatives and (ii) all reporting pursuant to Section 10.4(b) shall be submitted jointly by Tenant and CLEC Tenant.

(b)Tenant shall prepare an annual “GCI Forecast” which shall consist of a monthly GCI forecast, monthly Equipment Loan forecast, a proposed funding schedule and

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Equipment Loan draw schedule for the upcoming year, and a three (3) year annual forecast, in each case with reasonable detail on how and where the GCI expenditures will be invested and the associated returns, including return models, target market analyses, if applicable, and types of investment, and such annual forecast shall include the amount of estimated Equipment Loans for such projected period. Tenant shall deliver each GCI Forecast to Landlord on or before December 1 of each calendar year.

(c)

(i)Notwithstanding anything to the contrary herein, other than as expressly set forth in this Section 10.3, Landlord shall have no ultimate consent or approval over any proposed Tenant GCI expenditures; provided, however, that, subject to the dispute resolution mechanism in Section 10.3(c)(ii), Landlord shall have the right to disapprove any such expenditures that do not constitute Real Property Improvements. With respect to any GCI expenditures that Tenant reasonably projects will have a 9% or greater IRR, Landlord shall have the challenge rights described in Section 10.3(d)(ii), but otherwise shall have no approval or consent right over such expenditures. With respect to any GCI expenditures that Tenant reasonably projects will have an IRR less than 9% (“IRR Threshold”), such expenditures shall be approved in Landlord’s reasonable discretion; provided, that in each calendar year through and including 2029, Tenant and CLEC Tenant on a combined basis may make up to $60,000,000 of GCI expenditures below the IRR Threshold without Landlord’s or CLEC Landlord’s approval (“Sub-IRR Capped Expenditures”), as applicable.

(ii)Notwithstanding anything to the contrary contained in this Section 10.3, in the event that Landlord and Tenant disagree as to whether any proposed GCI expenditure constitutes a Real Property Improvement, the parties shall follow the dispute resolution procedures in Section 41.15. If no agreement shall be reached thereby, the disagreement shall be brought to an independent law or accounting firm, reasonably acceptable to both Landlord and Tenant, with nationally recognized expertise in such determinations to determine whether such proposed GCI expenditure constitutes a Real Property Improvement at a “should” level of comfort. The independent firm will have sixty (60) days to make a determination with respect to such disagreement and its determination shall be final and binding on the parties.  If such independent firm concludes that any such expenditure “should” constitute a Real Property Improvement, Landlord may request that such independent firm provide Landlord with a written opinion to that effect, and Landlord and Tenant agree that the rendering of such opinion shall not, in and of itself, disqualify such independent firm from future service under this Section 10.3.  The costs and expense incurred in connection with the services provided by such independent firm with respect to any matter referred to such independent firm shall be borne by the party whose position with respect to such matter is not upheld by such independent firm. If such independent firm determines that any proposed GCI expenditure does not constitute a Real

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Property Improvement at a “should” level of comfort, Landlord shall have no obligation to fund such expenditure under this Agreement.

(d)2020 GCI Expenditures; 2021-2030 GCI Expenditures:

(i)Prior to the Effective Date, Tenant and Landlord have agreed upon planned GCI expenditures for the 2020 calendar year and such expenditures are hereby approved. Beginning in 2021, the GCI Committee will discuss proposed GCI projects and Equipment Loans in good faith at the applicable quarterly or semi-annual meeting. However, for the avoidance of doubt, annual and rollover allocated amounts set forth in Sections 10.2(a) and (d) above will not require Landlord’s approval.

(ii)Notwithstanding the foregoing, starting with the 2021 calendar year, in any such calendar year Landlord and the CLEC Landlord on a combined basis shall have the unilateral right to object to up to Twenty-Five Million ($25,000,000) (the “Challenge Right Cap”) of proposed GCI expenditures equal to or exceeding the IRR Threshold in any calendar year (the “Challenge Right”) that Landlord or the CLEC Landlord, as applicable, determines in good faith should not be considered GCI (each, a “Disputed GCI Expenditure”).  Tenant (and CLEC Tenant) shall have the right, through the Tenant representatives of the GCI Committee, to present supporting documentation demonstrating that the proposed expenditures should be considered GCI; provided that Landlord’s good faith determination shall control with respect to Disputed GCI Expenditures up to the annual Challenge Right Cap; provided, further, that, for the avoidance of doubt, this provision shall not apply to Sub-IRR Capped Expenditures.

(iii)In the event that Landlord or the CLEC Landlord, on one hand, and Tenant or the CLEC Tenant, on the other hand, disagree as to whether any GCI expenditure in excess of the annual Challenge Right Cap for the applicable year is eligible for reimbursement as a GCI, the disagreement will be brought to Altman Vilandrie (if available) or otherwise an independent third-party professional reasonably acceptable to both Parties (the costs of which shall be borne solely by Landlord), which independent third-party professional will have ten (10) days to make a determination with respect to such disagreement. The determination of such third-party professional shall be final and binding on the Parties.  If such independent third-party professional determines that any proposed GCI investment does not comply with the definition of GCI, then Tenant or CLEC Tenant, as the case may be, may replace such investment with a replacement investment satisfying the definition of GCI.

GCI Reporting

.  All GCI, whether funded by Landlord or funded by Tenant pending Landlord reimbursement, including in-process GCI, shall be deemed a part of the Leased Property and the ILEC Facilities for all purposes and shall be owned by Landlord, and Tenant shall provide the following items to Landlord with respect to all GCI:

(a)No later than the fifteenth (15th) day of each calendar month during the Term, Tenant shall deliver to Landlord a GCI Project Report for the prior calendar month;

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(b)Once per calendar quarter, any information, certificates, licenses, new Permits or Pole Agreements or other documents reasonably requested by Landlord which are necessary and obtainable to confirm that Tenant will be able to use the GCI upon completion thereof in accordance with the Primary Intended Use;

(c)Once per calendar quarter, a deed or such other agreement reasonably requested by Landlord conveying title or beneficial interest to Landlord to any land, easements, or rights of way acquired for the purpose of constructing such GCI free and clear of any Encumbrances except those approved by Landlord, and accompanied by an ALTA survey thereof reasonably satisfactory to Landlord; and

(d)Once per calendar quarter, if available and reasonably requested by Landlord, endorsements to any outstanding policy of title insurance covering the Leased Property or commitments therefor reasonably satisfactory in form and substance to Landlord (i) updating the same without any additional exception except those that do not materially affect the value of such Leased Property and do not interfere with the use of the Leased Property or as may be approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and (ii) increasing the coverage thereof by an amount equal to the cost of the GCI;

(e)Within ninety (90) days after the conclusion of the GCI Committee meeting in the fourth (4th) quarter of each calendar year (or third (3rd) quarter, if applicable, for any year in which the GCI Committee only meets semi-annually), an Officer’s Certificate setting forth in reasonable detail the projected GCI expenditures and Equipment Loans for the following year;

(f)On or before the last day of the first (1st) quarter of each calendar year, an Officer’s Certificate setting forth in reasonable detail the actual (i) capital expenditures incurred by Tenant for GCI, (ii) total GCI Funded Amounts (and applicable GCI Funding Dates) and (iii) Equipment Loans received (and dates funded), for the prior year; and

(g)During the GCI Committee meeting in the fourth (4th) quarter of each calendar year (or third (3rd) quarter, if applicable, for any year in which the GCI Committee only meets semi-annually), Tenant shall deliver to Landlord “as built” drawings (to the extent received by Tenant) of the fiber and/or related assets constructed during such year, certified (to the extent Tenant can obtain using commercially reasonable efforts) as accurate by the lead architect or primary engineer that supervised such work.

10.5Tenant Capital Improvements.

(a) If Tenant constructs a Capital Improvement that is not funded by Landlord pursuant to Section 10.2 above as GCI (each a “Tenant Capital Improvement”) and the Capital Improvement constitutes maintenance, repair, overbuild, upgrade or replacement of the Leased Property, including, without limitation, the replacement of copper distribution systems with fiber distribution systems (each a “TCI Replacement”), then such TCI Replacement shall automatically become a part of the Leased Property.  If a Tenant Capital Improvement constitutes an Extension of the Distribution Systems to a New Geographic Area where Tenant or its Subsidiaries are licensed as an incumbent local exchange carrier (each a “TCI ILEC Extension”), then Tenant

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shall receive fair value for such TCI ILEC Extension by having such TCI ILEC Extension included as part of the Communications Assets sold under Article XXXVI.

(b)Notwithstanding anything to the contrary contained herein, a Tenant Capital Improvement that constitutes a Long Haul Fiber Route (a “Long Haul TCI”) shall be treated as Tenant’s Property, and in no event shall any such Long Haul TCI (i) become part of the Leased Property, (ii) be considered a TCI ILEC Extension or (iii) be considered part of the Communications Assets or otherwise become subject to the terms of Article XXXVI. In furtherance of the foregoing, Landlord and Tenant hereby expressly agree and acknowledge that a Long Haul TCI will not become part of the Leased Property even though the Long Haul Fiber Route constituting the Long Haul TCI enters into or passes through a geographic area where Tenant or its Subsidiaries are licensed as an incumbent local exchange carrier.

Construction Requirements for All Capital Improvements

.  Whether or not Landlord’s review and approval is required, for all Capital Improvements:

(a)Tenant shall comply with the applicable building codes and regulations with respect to the construction of the applicable Capital Improvement and shall have procured and paid for all municipal and other governmental permits and authorizations required to be obtained with respect to such Capital Improvement, and Landlord shall join in the application for such permits or authorizations whenever such action is necessary; provided, however, that (i) with respect to any Tenant Capital Improvement, any such joinder shall be at no cost or expense to Landlord; and (ii) any plans required to be filed in connection with any such application which require the approval of Landlord as hereinabove provided shall have been so approved by Landlord; and

(b)All work done in connection with such construction shall be done promptly and using materials and resulting in work that is in accordance with Prudent Industry Practice and in conformity in all material respects with all Legal Requirements.

(c)On or before the last day of the first (1st) quarter of each calendar year, Tenant shall present to Landlord an “Annual Construction Summary” that (i) reports on all TCI Replacements for which no Requested Funding Amount has been submitted, (ii) reserved, (iii) provides a pictorial representation of each ILEC Facility illustrating which portions of each ILEC Facility are Leased Property, and which portions are Tenant’s Property, (iv) provides a written description containing sufficient detail to provide a clear demarcation between Tenant’s Property and the Leased Property respective to each TCI Replacement in excess of Five Hundred Thousand Dollars ($500,000), and (v) is accompanied by a report of a nationally recognized accounting firm that confirms, based upon an agreed-upon procedures review, the accuracy of the Annual Construction Summary and that the Capital Improvements have not degraded the structural integrity of the Leased Property. Tenant shall select such nationally recognized accounting firm, subject to the approval of Landlord. Any fees associated with the review of the nationally recognized accounting firm shall be shared equally between Tenant and Landlord. If, as a result of the report from the nationally recognized accounting firm, Landlord determines that a Capital Improvement has impaired the structural integrity or value of the Leased Property or that a Capital Improvement has been improperly designated as Tenant’s Property, Landlord may demand and Tenant shall be obligated to remediate the problems noted by Landlord to the satisfaction of Landlord.

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(d)Within one-hundred (120) days after the Commencement Date, Tenant and Landlord will develop and document operating procedures to govern the Annual Construction Summary described in clause (c) above, which procedures may substitute the requirement to deliver a physical report containing required information (such as the pictorial representation) with a requirement to allow Landlord to access Tenant’s engineering record systems in order to access the same or equivalent information.

Article XI

Liens

. Subject to the provisions of Article XII relating to permitted contests, Tenant will not (and will not permit any of its Subsidiaries to) directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, attachment, title retention agreement or claim upon the Leased Property or any Capital Improvement thereto or any attachment, levy, claim or encumbrance in respect of the Rent, excluding, however, (i) this ILEC Master Lease; (ii) [intentionally omitted]; (iii) restrictions and other Encumbrances which are consented to in writing by Landlord (such consent not to be unreasonably withheld, delayed or conditioned); (iv) liens for Impositions which Tenant or its Subsidiaries are not required to pay hereunder; (v) subleases (including, but not limited to, any rights granted by Tenant or any of its Subsidiaries pursuant to an IRU contract, a dark fiber agreement, a dim fiber agreement or a collocation agreement) permitted by Article XXII; (vi) liens for Impositions not yet delinquent or being contested in accordance with Article XII; (vii) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien unless being contested in accordance with Article XII; or (2) any such liens are in the process of being contested as permitted by Article XII; (viii) any liens created by Landlord; (ix) liens related to equipment leases or equipment financing for TCI Replacements which are used or useful in Tenant’s business on the TCI Replacements, provided that the payment of any sums due under such equipment leases or equipment financing shall either (1) be paid as and when due in accordance with the terms thereof, or (2) be in the process of being contested as permitted by Article XII; (x) liens granted as security for the obligations of Tenant and its Affiliates under Permitted Leasehold Mortgages and, subject to the terms of this Section 11.1, any Debt Agreement with respect to TCI ILEC Extensions; and (xi) Easements, Pole Agreements, Permits, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Leased Property, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the conduct of the business on the Leased Property, taken as a whole.

For the avoidance of doubt, the parties acknowledge and agree that Tenant has not granted any liens in favor of Landlord as security for its obligations hereunder (except to the extent contemplated in the final paragraph of this Section 11.1) and nothing contained herein shall be deemed or construed to prohibit (a) the issuance of a lien on the Equity Interests in Tenant (it being agreed that any foreclosure by a lien holder on such interests in Tenant shall be subject to any applicable restrictions set forth in Article XXII), or (b) Tenant and its Subsidiaries from pledging any of Tenant’s Property (including any Communications Licenses), and any TCI ILEC Extensions, as collateral, but such pledge shall be subject to the obligations of Tenant to transfer the Tenant’s Property and such TCI ILEC Extensions to a Successor Tenant pursuant to Article

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XXXVI free and clear of any Encumbrances to the extent the same constitute Communications Assets.

Landlord and Tenant intend that this ILEC Master Lease be an indivisible true lease that affords the parties hereto the rights and remedies of landlord and tenant hereunder and does not represent a financing arrangement.  This ILEC Master Lease is not an attempt by Landlord or Tenant to evade the operation of any aspect of the law applicable to any of the Leased Property.  Except as otherwise required by applicable law or any accounting rules or regulations, Landlord and Tenant hereby acknowledge and agree that this ILEC Master Lease shall be treated as an operating lease for all purposes and not as a synthetic lease, financing lease or loan and that Landlord shall be entitled to all the benefits of ownership of the Leased Property, including depreciation for all federal, state and local tax purposes.

Notwithstanding (a) the form and substance of this ILEC Master Lease and (b) the intent of the parties, and the language contained herein providing that this ILEC Master Lease shall at all times be construed, interpreted and applied to create an indivisible lease of all of the Leased Property, if any court of competent jurisdiction finds that this ILEC Master Lease is a financing arrangement, this ILEC Master Lease shall be considered a secured financing agreement and Landlord’s title to the Leased Property shall constitute a perfected first priority lien in Landlord’s favor on the Leased Property to secure the payment and performance of all the obligations of Tenant hereunder (and to that end, Tenant hereby grants, assigns and transfers to the Landlord a security interest in all right, title or interest in or to any and all of the Leased Property, as security for the prompt and complete payment and performance when due of Tenant’s obligations hereunder).  Tenant authorizes Landlord, at the expense of Tenant, to make any filings or take other actions as Landlord reasonably determines are necessary or advisable in order to effect fully this ILEC Master Lease or to more fully perfect or renew the rights of the Landlord, and to subordinate to the Landlord the lien of any Permitted Leasehold Mortgagee, with respect to the Leased Property (it being understood that nothing herein shall affect the rights of a Permitted Leasehold Mortgagee under Article XVII hereof).  At any time and from time to time upon the request of the Landlord, and at the expense of the Tenant, Tenant shall promptly execute, acknowledge and deliver such further documents and do such other acts as the Landlord may reasonably request in order to effect fully this ILEC Master Lease or to more fully perfect or renew the rights of the Landlord with respect to the Leased Property.  Upon the exercise by the Landlord of any power, right, privilege or remedy pursuant to this ILEC Master Lease which requires any consent, approval, recording, qualification or authorization of any governmental authority, Tenant will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Landlord may be required to obtain from Tenant for such consent, approval, recording, qualification or authorization.

Article XII

Permitted Contests

.  Tenant, upon prior Notice to Landlord, on its own or in Landlord’s name, at Tenant’s expense, may contest, in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision (including pursuant to any Communications Regulation), Additional Charge (other than an Additional Charge payable to Landlord in which case Section 3.3 shall apply), Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge (including charges, fees and

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penalties for audit disputes under Pole Agreements, Permits and Easements relating to back rent, safety violations, unauthorized attachments, and trespass) or claim; provided, however, that (i) in the case of an unpaid Additional Charge, attachment, levy, Encumbrance, charge (including charges, fees and penalties for audit disputes under Pole Agreements, Permits and Easements relating to back rent, safety violations, unauthorized attachments, and trespass) or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property or any Capital Improvement thereto; (ii) neither the Leased Property or any Capital Improvement thereto, the Rent therefrom nor any part or interest in either thereof would be in any material danger of being sold, forfeited, attached or lost; (iii) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any material danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of a Legal Requirement, Additional Charge, Encumbrance or charge, Tenant shall give such reasonable security as may be required by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the Leased Property or any Capital Improvement thereto or the Rent by reason of such non-payment or noncompliance; (v) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained; (vi) Tenant shall keep Landlord reasonably informed as to the status of the proceedings; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement.

Landlord, at Tenant’s expense and request, shall reasonably cooperate with Tenant in connection with Tenant’s exercise of any contest rights under this Article XII (including, without limitation, any audit and appeal rights of Tenant and refunds sought by Tenant) and shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein.

The provisions of this Article XII shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than Impositions or Additional Charges which Tenant may from time to time be required to impound with Landlord) payable by Tenant to Landlord hereunder.

Tenant shall indemnify, defend, protect and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom, except in any instance where Landlord opted to join and joined as a party in the proceeding despite Tenant’s having sent written notice to Landlord of Tenant’s preference that Landlord not join in such proceeding.

Article XIII

General Insurance Requirements

.  During the Term, Tenant shall at all times keep the Leased Improvements that are central office locations, and all property located in or on such Leased Improvements, including Capital Improvements thereto (collectively, the “Insured Leased Improvements”) and Tenant’s Property, insured with the kinds and amounts of insurance described below at each location where the Insured Leased Improvements and the Tenant’s Property located therein have a combined estimated total value exceeding Five Hundred

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Thousand Dollars ($500,000.00) (“Insured Location”).  The $500,000.00 combined estimated total value amount (“Insurable Amount”) is subject to annual review by Tenant.  Tenant may increase the Insurable Amount without first obtaining Landlord’s consent so long as: (i) the increased Insurable Amount is consistent with Tenant’s practice for its retained properties, and (ii) the increased Insurable Amount would not prevent Tenant from self-insuring its insurance obligations pursuant to Section 13.9 if it chose to do so.  Otherwise, Tenant must obtain Landlord’s consent, which will not be unreasonably withheld, delayed or conditioned, to increase the Insurable Amount.  Each element of insurance described in this Article XIII shall be maintained with respect to the Insured Leased Improvements of each ILEC Facility and Tenant’s Property and operations thereon at an Insured Location.  Such insurance shall be written by companies permitted to conduct business in the applicable State.  All third party liability type policies must name Landlord as an “additional insured.”  All property policies shall name Landlord as “loss payee” for its interests in each ILEC Facility.  Property losses shall be payable to Landlord and/or Tenant as provided in Article XIV.  In addition, the policies, as appropriate, shall name as an “additional insured” and/or “loss payee” each Permitted Leasehold Mortgagee and as an “additional insured” or “loss payee” the holder of any mortgage, deed of trust or other security agreement (“ILEC Facility Mortgagee”) securing any indebtedness or any other Encumbrance placed on the Leased Property in accordance with the provisions of Article XXXI (“ILEC Facility Mortgage”) by way of a standard form of mortgagee’s loss payable endorsement.  Except as otherwise set forth herein, any property insurance loss adjustment settlement shall require the written consent of Landlord, Tenant, and each ILEC Facility Mortgagee (to the extent required under the applicable ILEC Facility Mortgage Documents) unless the amount of the loss net of the applicable deductible is less than Five Million Dollars ($5,000,000) in which event no consent shall be required.  Evidence of insurance shall be deposited with Landlord and, if requested, with any ILEC Facility Mortgagee(s).  The insurance policies required to be carried by Tenant hereunder shall insure against all the following risks with respect to each Insured Location of an ILEC Facility:

(a)Loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as “All Risk”, and all physical loss perils normally included in such “All Risk” insurance, including, but not limited to, sprinkler leakage and windstorm in an amount not less than the insurable value on a Maximum Foreseeable Loss (as defined below in Section 13.2) basis and including a building ordinance coverage endorsement, provided that in the event the premium cost of any or all of earthquake, flood, windstorm (including named windstorm) or terrorism coverages are available only for a premium that is more than 2.5 times the average premium paid by Tenant (or prior operator of ILEC Facilities) over the preceding three years for the insurance policy contemplated by this Section 13.1(a), then Tenant shall be entitled and required to purchase the maximum insurance coverage it deems most efficient and prudent to purchase and Tenant shall not be required to spend additional funds to purchase additional coverages insuring against such risks; and provided, further, that some property coverages might be sub-limited in an amount less than the Maximum Foreseeable Loss as long as the sub-limits are commercially reasonable and prudent as deemed by Tenant;

(b)Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in each Insured Leased Improvement, in such limits with respect to any one accident as may be reasonably requested by Landlord from time to time;

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(c)Flood (when any of the improvements comprising the Insured Leased Improvement is located in whole or in part within a designated 100-year flood plain area) in an amount not less than the Probable Maximum Loss of a 500 year event and such other hazards and in such amounts as may be customary for comparable properties in the area;

(d)Claims for personal injury or property damage under a policy of comprehensive general public liability insurance with amounts not less than One Hundred Million Dollars ($100,000,000) each occurrence and One Hundred Million Dollars ($100,000,000) in the annual aggregate, provided that such requirements may be satisfied through the purchase of a primary general liability policy and excess liability policies;

(e)During such time as Tenant is performing any Capital Improvements to an Insured Leased Improvement, Tenant, at its sole cost and expense, shall carry, or cause to be carried (i) workers’ compensation insurance and employers’ liability insurance covering all persons employed in connection with the improvements in statutory limits, (ii) a completed operations endorsement to the commercial general liability insurance policy referred to above, (iii) builder’s risk insurance, completed value form (or its equivalent), covering all physical loss, in an amount and subject to policy conditions satisfactory to Landlord, and (iv) such other insurance, in such amounts, as Landlord deems reasonably necessary to protect Landlord’s interest in the Insured Leased Improvement from any act or omission of Tenant’s contractors or subcontractors.

Maximum Foreseeable Loss

.  The term “Maximum Foreseeable Loss” shall mean the largest monetary loss within one area that may be expected to result from a single fire with protection impaired, the control of the fire mainly dependent on physical barriers or  separations and a delayed manual firefighting by public and/or private fire brigades.  If Landlord reasonably believes that the Maximum Foreseeable Loss has increased at any time during the Term, it shall have the right (unless Tenant and Landlord agree otherwise) to have such Maximum Foreseeable Loss redetermined by an impartial national insurance company reasonably acceptable to both parties (the “Impartial Appraiser”), or, if the parties cannot in good faith agree on an Impartial Appraiser within fifteen (15) days of Landlord’s request for an Impartial Appraiser (a “Valuation Request Notice”), then by Experts appointed in accordance with Section 34.1 hereof.  The determination of the Impartial Appraiser (or the Experts, as the case may be) shall be final and binding on the parties hereto, and Tenant shall forthwith adjust the amount of the insurance carried pursuant to this Article XIII to the amount so determined by the Impartial Appraiser (or the Experts, as the case may be), subject to the approval of the ILEC Facility Mortgagee, as applicable.  Each party shall pay one-half (1/2) of the fee, if any, of the Impartial Appraiser.  If Landlord pays the Impartial Appraiser, fifty percent (50%) of such costs shall be Additional Charges hereunder and if Tenant pays such Impartial Appraiser, fifty percent (50%) of such costs shall be a credit against the next Rent payment hereunder.

Additional Insurance

.  In addition to the insurance described above, Tenant shall maintain adequate workers’ compensation coverage and any other coverage required by Legal Requirements for all Persons employed by Tenant on the Leased Property in accordance with Legal Requirements.

Waiver of Subrogation

.  All insurance policies carried by either party covering the Leased Property or Tenant’s Property, including, without limitation, contents, fire

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and liability insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party.  Each party, respectively, shall pay any additional costs or charges for obtaining such waiver.

Policy Requirements

.  All of the policies of insurance referred to in this Article XIII shall be written in form reasonably satisfactory to Landlord and any ILEC Facility Mortgagee and issued by insurance companies with a minimum policyholder rating of “A-” and a financial rating of “VII” in the most recent version of Best’s Key Rating Guide, or a minimum rating of “BBB” from Standard & Poor’s or equivalent.  If Tenant obtains and maintains the general liability insurance described in Section 13.1(d) above on a “claims made” basis, Tenant shall provide continuous liability coverage for claims arising during the Term.  In the event such “claims made” basis policy is canceled or not renewed for any reason whatsoever (or converted to an “occurrence” basis policy), Tenant shall either obtain (a) “tail” insurance coverage converting the policies to “occurrence” basis policies providing coverage for a period of at least three (3) years beyond the expiration of the Term, or (b) an extended reporting period of at least three (3) years beyond the expiration of the Term. Notwithstanding the foregoing, it is agreed that a captive insurer may issue insurance policies to meet the requirements under Section 13.1, provided that (i) such captive insurer is fully reinsured by insurers or reinsurers with a rating of “A- VIII” or better in the most recent version of Best’s Key Rating Guide and Tenant furnishes evidence of such reinsurance upon Landlord’s request and (ii) Tenant provides a copy of the audited financial statements of the captive insurer upon Landlord’s request.  Tenant will have an actuarial study of the captive insurer performed each calendar year, which actuarial study shall be subject to Landlord’s reasonable approval.  If the actuarial study recommends that the captive’s policyholder surplus be increased, then Tenant shall either provide the funding necessary to increase the captive’s policyholder surplus to the recommended level or provide alternative insurance to cover any recommended increase of the captive’s policyholder surplus.   Tenant shall pay all of the premiums therefor, and deliver certificates thereof to Landlord prior to their effective date (and with respect to any renewal policy, prior to the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such certificates thereof to Landlord, at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Overdue Rate, shall be repayable to Landlord upon demand therefor.  Tenant shall obtain, to the extent available on commercially reasonable terms, the agreement of each insurer, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days’ (or ten (10) days’ in the case of non-payment of premium) Notice before the policy or policies in question shall be altered, allowed to expire or cancelled; provided however, that if such endorsement cannot be obtained, then Tenant shall be required to deliver Notice of any cancellation to Landlord promptly following Tenant having obtained knowledge of such cancellation (but in no event later than ten (10) days prior to the date of cancellation). Notwithstanding any provision of this Article XIII to the contrary, Landlord acknowledges and agrees that the coverage required to be maintained by Tenant may be provided under one or more policies with various deductibles or self-insurance retentions by Tenant or its Affiliates, subject to Landlord’s approval not to be unreasonably withheld, delayed or conditioned.  Upon written request by Landlord, Tenant shall provide Landlord copies of the property insurance policies when issued by the insurers providing such coverage.

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Increase in Limits

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(a)If, from time to time after the Commencement Date, Landlord determines in the exercise of its reasonable business judgment that the limits of the personal injury or property damage-public liability insurance then carried pursuant to Section 13.1(d) hereof are insufficient, Landlord may give Tenant Notice of acceptable limits for the insurance to be carried; provided that in no event will Tenant be required to carry insurance in an amount which exceeds the product of (i) the amounts set forth in Section 13.1(d) hereof and (ii) the CPI Increase; and subject to the foregoing limitation, within ninety (90) days after the receipt of such Notice, the insurance shall thereafter be carried with limits as prescribed by Landlord until further increase pursuant to the provisions of this Section 13.6.

(b)In addition to the insurance described in this Article XIII and subject to Section 13.9, Tenant shall maintain such insurance (including the insurance permitted under Section  13.9) upon notice from Landlord as may be reasonably required from time to time by Landlord (as and to the extent then customarily carried or required by prudent owners of properties similar to the Leased Property in accordance with Prudent Industry Practice) and any ILEC Facility Mortgagee, so long as the same is available at commercially reasonable rates.

Blanket Policy

.  Notwithstanding anything to the contrary contained in this Article XIII Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided that the requirements of this Article XIII (including satisfaction of the ILEC Facility Mortgagee’s requirements and the approval of the ILEC Facility Mortgagee) are otherwise satisfied, and provided further that Tenant maintains specific allocations acceptable to Landlord.

No Separate Insurance

.  Tenant shall not, on Tenant’s own initiative or pursuant to the request or requirement of any third party, (i) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article XIII to be furnished by, or which may reasonably be required to be furnished by, Tenant or (ii) increase the amounts of any then-existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all ILEC Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this ILEC Master Lease.  Notwithstanding the foregoing, nothing herein shall prohibit Tenant from insuring against risks not required to be insured hereby, and as to such insurance, Landlord and any ILEC Facility Mortgagee need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable hereunder except to the extent required to avoid a default under the ILEC Facility Mortgage.

Self-Insurance

.  Notwithstanding anything to the contrary contained herein, Tenant may self-insure its insurance obligations under Section 13.1 (including any insurance obligations to be maintained pursuant to Section 13.6(b)) subject to and in accordance with the terms of this Section 13.9.

(a)Self-insure shall mean that Tenant is itself acting as though it were the insurance company providing the insurance required under the provisions hereof and Tenant shall

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pay any amounts due in lieu of insurance proceeds because of self-insurance, which amounts shall be treated as insurance proceeds for all purposes under this ILEC Master Lease.

(b)All amounts which Tenant pays or is required to pay and all loss or damages resulting from risks for which Tenant has elected to self-insure shall be subject to the waiver of subrogation provisions of this ILEC Master Lease and shall not limit Tenant’s indemnification obligations set forth in this ILEC Master Lease.

(c)Tenant’s right to self-insure and to continue to self-insure is subject to the following conditions being met:

(i)No later than sixty (60) days prior to the date that Tenant commences to self-insure and no later than sixty (60) days prior to each anniversary thereof (each a “Determination Date”), Tenant shall furnish to Landlord a report reasonably acceptable to Landlord prepared by an insurance expert reasonably acceptable to Landlord which sets forth the Maximum Foreseeable Loss and the Probable Maximum Loss as of the Determination Date, together with a certificate from Tenant certifying Tenant’s compliance with the requirements set forth in this Section 13.9.

(ii)The Maximum Expected Annual Aggregate Loss does not exceed four percent (4%) of the Consolidated Adjusted EBITDA for Tenant and its Subsidiaries based on the audited Financial Statements furnished to Landlord in accordance with Section 23.1(b)(i) for the Fiscal Year immediately preceding the Determination Date.  The term “Maximum Expected Annual Aggregate Loss” shall mean, with respect to the applicable Determination Date, the sum of (A) the Probable Maximum Loss set forth in the report delivered to Landlord in accordance with clause (c)(i) above, (B) Tenant’s combined deductibles under Tenant’s property and executive protection insurance policies and (C) the average expenses incurred by Tenant and its Subsidiaries as a result of property damage to the Leased Property, the Capital Improvements, and Tenant’s Property over the immediately preceding five (5) years which are not covered by the insurance policies maintained by Tenant in accordance with Section 13.1, which expenses shall be substantiated by Tenant to Landlord in a manner reasonably acceptable to Landlord.

(iii)The Maximum Foreseeable Loss set forth in the report delivered to Landlord in accordance with clause (c)(i) above for the applicable Determination Date does not exceed six percent (6%) of the Consolidated Adjusted EBITDA for Tenant and its Subsidiaries based on the audited Financial Statements furnished to Landlord in accordance with Section 23.1(b)(i) for the Fiscal Year immediately preceding the Determination Date.

(iv)No events shall occur that make it apparent that such Consolidated Adjusted EBITDA shall have been diminished below the required level beyond a de minimis extent.

(d)In the event Tenant fails to timely fulfill the requirements of this Section 13.9, then Tenant shall immediately lose the right to self-insure during the continuance of such failure and shall be required to provide the insurance otherwise specified in this Article XIII during the continuance of such failure.

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(e)In the event that Tenant elects to self-insure and an event or claim occurs for which a defense and/or coverage would have been available from the insurance company, Tenant shall (i) take the defense at Tenant’s sole cost and expense of any such claim, including a defense of Landlord and such other parties as Landlord has designated as additional insureds, with counsel selected by Tenant and reasonably acceptable to Landlord and such other parties, provided Tenant has been furnished with the names of such other parties, and (ii) use its own funds to pay any claim or replace any property or otherwise provide the funding which would have been available from insurance proceeds but for such election by Tenant to self-insure.

Distribution Systems

.  Notwithstanding anything herein to the contrary, to the extent consistent with communications industry practice, Tenant is only required to keep those portions of the Distribution Systems that are located within one thousand (1000) feet of an Insured Leased Improvement at an Insured Location insured in accordance with the terms of this Article XIII.

Article XIV

Property Insurance Proceeds

.  All proceeds (except business interruption not allocated to rent expenses) payable by reason of any property loss or damage to the Leased Property, or any portion thereof, under any property policy of insurance required to be carried hereunder shall be paid to ILEC Facility Mortgagee or to Landlord and made available to Tenant upon request for the reasonable costs of preservation, stabilization, emergency restoration, business interruption, reconstruction and repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof; provided, however, that if the total amount of proceeds payable net of the applicable deductibles is $2,500,000 or less, and, if no Event of Default has occurred and is continuing, the proceeds shall be paid to Tenant and, subject to the limitations set forth in this Article XIV used for the repair of any damage to the Leased Property. Tenant shall have no obligation to rebuild any TCI ILEC Extensions or any Long Haul TCI, provided that the Leased Property is rebuilt in a manner reasonably satisfactory to Landlord.  Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property to substantially the same condition as existed immediately before the damage or destruction and with materials and workmanship of like kind and quality and to Landlord’s reasonable satisfaction shall be provided to Tenant.  All salvage resulting from any risk covered by insurance for damage or loss to the Leased Property shall belong to Landlord.  Tenant shall have the right to prosecute and settle insurance claims, provided that Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Article XIV and any final settlement with the insurance company shall be subject to Landlord’s consent, such consent not to be unreasonably withheld, delayed or conditioned.

Tenant’s Obligations Following Casualty

.  (a)  If an ILEC Facility and/or any Tenant Capital Improvements to an ILEC Facility are materially damaged, whether or not from a risk covered by insurance carried by Tenant, (i) Tenant shall restore such Leased Property in a manner consistent with Prudent Industry Practice (excluding any TCI ILEC Extensions and any Long Haul TCI; it being understood and agreed that Tenant shall not be required to repair any TCI ILEC Extensions or any Long Haul TCI provided that the Leased Property is rebuilt in a manner reasonably satisfactory to Landlord) and (ii) such damage shall not terminate this ILEC Master Lease.

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(b)If Tenant restores the affected Leased Property and the cost of the repair or restoration exceeds the amount of proceeds received from the insurance required to be carried hereunder, Tenant shall provide Landlord with evidence reasonably acceptable to Landlord that Tenant has available to it any excess amounts needed to restore such ILEC Facility.  Such excess amounts necessary to restore such ILEC Facility shall be paid by Tenant.

(c)If Tenant has not restored the affected Leased Property and communications operations have not recommenced by the date that is the third anniversary of the date of any casualty, all remaining insurance proceeds and the unpaid deductibles shall be paid to and retained by Landlord free and clear of any claim by or through Tenant together with interest on such amounts at the Overdue Rate from the date that the casualty occurred until paid.

No Abatement of Rent

.  This ILEC Master Lease shall remain in full force and effect and Tenant’s obligation to pay the Rent and all other charges required by this ILEC Master Lease shall remain unabated during the period required for adjusting insurance, satisfying Legal Requirements, repair and restoration.

Waiver

.  Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Leased Property but such waiver shall not affect any contractual rights granted to Tenant under this Article XIV.

Insurance Proceeds Paid to ILEC Facility Mortgagee

.  Notwithstanding anything herein to the contrary, in the event that any ILEC Facility Mortgagee is entitled to any insurance proceeds, or any portion thereof, under the terms of any ILEC Facility Mortgage, such proceeds shall be applied, held and/or disbursed in accordance with the terms of the ILEC Facility Mortgage, provided that the terms of the ILEC Facility Mortgage shall provide that such proceeds shall be made available to Tenant, in all instances, to repair or restore the Leased Property to substantially the same condition as existed immediately prior to any damage.

Article XV

15.1Condemnation.

(a)Total Taking.  If the Leased Property of an ILEC Facility is totally and permanently taken by Condemnation (a “Taking”), this ILEC Master Lease shall terminate with respect to such ILEC Facility as of the day before the Date of Taking for such ILEC Facility.

(b)Partial Taking.  If a portion of the Leased Property of, and any Tenant Capital Improvements to, an ILEC Facility are taken by Condemnation, this ILEC Master Lease shall remain in effect.

(c)Restoration.  If there is a partial Taking of the Leased Property of, and any Tenant Capital Improvements to, an ILEC Facility and this ILEC Master Lease remains in full force and effect with respect to such ILEC Facility, Landlord shall make available to Tenant the portion of the Award applicable to restoration of the Leased Property (excluding any TCI ILEC Extensions and any Long Haul TCI, it being understood and agreed that Tenant shall not be required to repair or restore any TCI ILEC Extensions or any Long Haul TCI, provided that the Leased Property is restored in a manner reasonably satisfactory to Landlord), and Tenant shall

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accomplish all necessary restoration whether or not the amount provided by the Condemnor for restoration is sufficient and the Rent shall be reduced by such amount as may be agreed upon by Landlord and Tenant or, if they are unable to reach such an agreement within a period of thirty (30) days after the occurrence of the Taking, then the Rent for such ILEC Facility shall be proportionately reduced, based on the proportion of the ILEC Facility that was subject to the partial Taking.  Tenant shall restore such Leased Property (as nearly as possible under the circumstances) to the condition as such Leased Property existed immediately prior to such Taking.

Award Distribution

.  Except as set forth below (and to the extent provided in Section 15.1(c) hereof), the entire Award shall belong to and be paid to Landlord.  Tenant shall, however, be entitled to pursue its own claim with respect to the Taking for Tenant’s lost profits value and moving expenses and, the portion of the Award, if any, allocated to any TCI ILEC Extensions (subject to Tenant’s restoring the Leased Property not subject to a Taking in a manner reasonably satisfactory to Landlord) and Tenant’s Property shall be and remain the property of Tenant free of any claim thereto by Landlord.

Temporary Taking

.  The taking of the Leased Property, or any part thereof, shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than 180 consecutive days.  During any shorter period, which shall be a temporary taking, all the provisions of this ILEC Master Lease shall remain in full force and effect and the Award allocable to the Term shall be paid to Tenant.

Condemnation Awards Paid to ILEC Facility Mortgagee

.  Notwithstanding anything herein to the contrary, in the event that any ILEC Facility Mortgagee is entitled to any condemnation award, or any portion thereof, under the terms of any ILEC Facility Mortgage or related financing agreement, such award shall be applied, held and/or disbursed in accordance with the terms of the ILEC Facility Mortgage or related financing agreement; provided that the terms of the ILEC Facility Mortgage shall provide that such award shall be made available to Tenant, in all instances, to repair or restore the Leased Property to substantially the same condition as existed immediately prior to any Taking.

Termination of ILEC Master Lease; Abatement of Rent

.  In the event this ILEC Master Lease is terminated with respect to the affected portion of the Leased Property as a result of a Taking, the Rent due hereunder from and after the effective date of such termination shall be proportionately reduced, based on the proportion of route miles of the ILEC Facility that was the subject of such Taking.

Article XVI

Events of Default

.  Any one or more of the following shall constitute an “Event of Default”:

(a)(i) Tenant shall fail to pay any installment of Rent when due and such failure is not cured by Tenant within ten (10) days after Notice from Landlord of Tenant’s failure to pay such installment of Rent when due, or (ii) Tenant shall fail to pay any Additional Charge when due and such failure is not cured by Tenant within thirty (30) days after Notice from Landlord of Tenant’s failure to pay such Additional Charges when due;

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(b)a default shall occur under any other material agreement which has aggregate annual payments greater than $75,000,000 executed by Tenant or an Affiliate of Tenant in favor of Landlord or an Affiliate of Landlord, where the default is not cured within any applicable grace period set forth therein or, if no cure periods are provided, within thirty (30) days after Notice from Landlord; provided, that, there shall be no Event of Default hereunder so long as Tenant (or an applicable Affiliate of Tenant) is diligently contesting in good faith any non-monetary default thereunder, and as long as no adverse ruling, order or decision has been issued against Tenant in any legal action initiated by the other party to such material agreement with respect to a default by Tenant thereunder;

(c)Tenant shall:

(i)admit in writing its inability to pay its debts generally as they become due;

(ii)file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii)make an assignment for the benefit of its creditors;

(iv)consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or

(v)file a petition or answer seeking reorganization or arrangement under the United States bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(d)Tenant shall be adjudicated as bankrupt or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Tenant, a receiver of Tenant or of the whole or substantially all of the Tenant’s property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the United States bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of the entry thereof;

(e)Tenant shall be liquidated or dissolved other than a reorganization that is otherwise permitted by Section 22.2;

(f)the estate or interest of Tenant in the Leased Property or any part thereof shall be levied upon or attached in any proceeding relating to more than $10,000,000 and the same shall not be vacated, discharged or stayed pending appeal (or bonded or otherwise similarly secured payment) within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of Notice thereof from Landlord; provided, however, that such Notice shall be in lieu of and not in addition to any notice required under applicable law;

(g)except as a result of material damage, destruction or Condemnation or as expressly permitted under Section 7.2(d), Tenant voluntarily ceases operations for its Primary Intended Use at an ILEC Facility and such event (i) is not cured within thirty (30) days after Notice

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from Landlord and (ii) would reasonably be expected to have a material adverse effect on Tenant, the ILEC Facilities, or on the Leased Property, in each case, taken as a whole;

(h)any of the representations or warranties made by Tenant hereunder proves to be untrue when made in any material respect which materially and adversely affects Landlord; provided however, that if the condition causing the representation or warranty to be untrue is susceptible of being cured, then such untrue representation shall be an Event of Default hereunder only if such condition is not cured within thirty (30) days of receipt of Notice of such breach by Tenant from Landlord;

(i)any applicable license or other agreements material to an ILEC Facility’s operation for its Primary Intended Use are at any time terminated or revoked or suspended for more than forty-five (45) days (and causes cessation in the provision of telecommunications services by an ILEC Facility) and such termination, revocation or suspension is not stayed pending appeal and would reasonably be expected to have a material adverse effect on Tenant, the ILEC Facilities, or on the Leased Property, taken as a whole;

(j)except with respect to the granting of a permitted pledge hereunder to a Permitted Leasehold Mortgagee or a transaction permitted by Article XXII, the sale or transfer, without Landlord’s consent, of all or any portion of any Communications License or similar certificate or license relating to the Leased Property;

(k)Tenant, by its acts or omissions, causes the occurrence of a default under any provision (to the extent Tenant has knowledge of such provision and Tenant’s obligations with respect thereto) of any ILEC Facility Mortgage, related documents or obligations thereunder by which Tenant is bound in accordance with Section 33.2 or has agreed under the terms of this ILEC Master Lease to be bound, which default is not cured within the applicable time period (including any notice and cure periods), if the effect of such default is to cause, or to permit the holder or holders of that ILEC Facility Mortgage or Indebtedness secured by that ILEC Facility Mortgage (or a trustee or agent on behalf of such holder or holders), to cause, that ILEC Facility Mortgage (or the Indebtedness secured thereby) to become or be declared due and payable (or redeemable) prior to its stated maturity (excluding in any case any default related to the financial performance of Tenant or any of Tenant’s Subsidiaries);

(l)an “Event of Default” occurs beyond any applicable cure or grace periods under any Material Indebtedness that has not been cured or waived; provided, that, there shall be no Event of Default hereunder so long as (i) such “Event of Default” is non-monetary and Tenant (or an applicable Subsidiary of Tenant) is diligently contesting in good faith any such “Event of Default” and (ii) the lender under such Material Indebtedness has not initiated legal action to enforce remedies against Tenant;

(m)if Tenant shall (i) fail to observe or perform any term, covenant or condition of Section 22.3 of this ILEC Master Lease or (ii) fail to observe or perform any term, covenant or condition of this ILEC Master Lease (other than failures otherwise expressly addressed in this Section 16.1) in any material respect which materially and adversely affects Landlord and such failure is not cured by Tenant within thirty (30) days after Notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case

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such failure shall not be deemed to be an Event of Default if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within one hundred twenty (120) days after such Notice from Landlord; provided, however, that such Notice shall be in lieu of and not in addition to any notice required under applicable law; and

(n)a Transfer of Tenant’s interest in this ILEC Master Lease  shall have occurred without the consent of Landlord to the extent such consent is required under Article XXII or Tenant is otherwise in default of the provisions set forth in Section 22.1 below;

(o)(i) an “Event of Default” (as defined in the CLEC Master Lease) shall occur and be continuing under the CLEC Master Lease or (ii) an “Event of Default” or term of similar import (as defined or used in the ILEC Equipment Loan Agreement) shall occur and be continuing under the ILEC Equipment Loan Agreement, in each case, where the default is not cured within any applicable grace period set forth therein;

(p)Tenant shall default in the observance or performance of the covenants contained in Section 8.5; and

(q)Tenant shall offset or fail to pay any Rent or other amounts due and payable under this ILEC Master Lease, except in strict compliance with the express terms and provisions of Section 3.4.

No Event of Default (other than a failure to make payment of money or an Event of Default under Section 16.1(b)) shall be deemed to exist under this Section 16.1 during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of the Unavoidable Delay, Tenant remedies the default without further delay.

Certain Remedies

.  If an Event of Default shall have occurred and be continuing, Landlord may (a) terminate this ILEC Master Lease by giving Tenant no less than ten (10) days’ Notice of such termination and the Term shall terminate and all rights of Tenant under this ILEC Master Lease shall cease, (b) seek damages as provided in Section 16.3 hereof, (c) in Landlord’s sole discretion, elect not to fund any GCI work undertaken by Tenant under Section 10.2 of this ILEC Master Lease and/or (d) exercise any other right or remedy at law or in equity available to Landlord as a result of any Event of Default.  Tenant shall pay as Additional Charges all costs and expenses incurred by or on behalf of Landlord, including reasonable attorneys’ fees and expenses, as a result of any Event of Default hereunder.  If an Event of Default shall have occurred and be continuing, whether or not this ILEC Master Lease has been terminated pursuant to the first sentence of this Section 16.2, Tenant shall, to the extent permitted by law (including applicable Communications Regulations), if required by Landlord to do so, immediately surrender to Landlord possession of all or any portion of the Leased Property (including any Tenant Capital Improvements of the ILEC Facilities) as to which Landlord has so demanded and quit the same and Landlord may, to the extent permitted by law (including applicable Communications Regulations), enter upon and repossess such Leased Property and any Capital Improvement thereto by reasonable force, summary proceedings, ejectment or otherwise, and, to the extent permitted by law (including applicable Communications Regulations), may remove Tenant and all other Persons and any of Tenant’s Property from such Leased Property (including any such Tenant Capital Improvement thereto).

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Damages

.  Subject to Landlord’s option to receive liquidated damages under this Section 16.3, none of (i) the termination of this ILEC Master Lease, (ii) the repossession of the Leased Property (including any Capital Improvements to any ILEC Facility), (iii) the failure of Landlord to relet the Leased Property or any portion thereof, (iv) the reletting of all or any portion of the Leased Property, or (v) the inability of Landlord to collect or receive any rentals due upon any such reletting, shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive any such termination, repossession or reletting.  Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord’s damages under this ILEC Master Lease.  If any such termination of this ILEC Master Lease occurs (whether or not Landlord terminates Tenant’s right to possession of the Leased Property), Tenant shall forthwith pay to Landlord all Rent due and payable under this ILEC Master Lease to and including the date of such termination.  Thereafter:

Tenant shall forthwith pay to Landlord, at Landlord’s option, as and for liquidated and agreed current damages for the occurrence of an Event of Default, either:

(a)the sum of:

(i)the worth at the time of award of the unpaid Rent which had been earned at the time of termination to the extent not previously paid by Tenant under this Section 16.3;

(ii)the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(iii)the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this ILEC Master Lease or which in the ordinary course of things would be likely to result therefrom.

As used in clauses (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Overdue Rate.  As used in clause (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus one percent (1%) and reducing such amount by the portion of the unpaid Rent that Tenant proves could be reasonably avoided.

or

(b)if Landlord chooses not to terminate Tenant’s right to possession of the Leased Property (whether or not Landlord terminates the ILEC Master Lease), each installment of said Rent and other sums payable by Tenant to Landlord under this ILEC Master Lease as the same becomes due and payable, together with interest at the Overdue Rate from the date when due until

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paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this ILEC Master Lease (and Landlord may at any time thereafter terminate Tenant’s right to possession of the Leased Property and seek damages under subparagraph (a) hereof, to the extent not already paid for by Tenant under this subparagraph (b)).

Receiver

.  Upon the occurrence and continuance of an Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, but subject to any limitations of applicable law, Landlord shall be entitled, as a matter of right, to the appointment of a receiver or receivers acceptable to Landlord of the Leased Property and of the revenues, earnings, income, products and profits thereof, pending the outcome of such proceedings, with such powers as the court making such appointment shall confer.

Waiver

.  If Landlord initiates judicial proceedings or if this ILEC Master Lease is terminated by Landlord pursuant to this Article XVI, Tenant waives, to the extent permitted by applicable law, (i) any right of redemption, re-entry or repossession; and (ii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

Application of Funds

.  Any payments received by Landlord under any of the provisions of this ILEC Master Lease during the existence or continuance of any Event of Default which are made to Landlord rather than Tenant due to the existence of an Event of Default shall be applied to Tenant’s obligations in the order which Landlord may reasonably determine or as may be prescribed by the laws of the State of New York.

Article XVII

17.1Permitted Leasehold Mortgagees.

(a)On one or more occasions without Landlord’s prior consent Tenant may mortgage or otherwise encumber Tenant’s estate in and to the Leased Property (the “Leasehold Estate”) to one or more Permitted Leasehold Mortgagees under one or more Permitted Leasehold Mortgages and pledge its right, title and interest under this ILEC Master Lease as security for such Permitted Leasehold Mortgages or any Debt Agreement secured thereby; provided that no Person shall be considered a Permitted Leasehold Mortgagee unless (1) such Person delivers to Landlord a written agreement (in form and substance reasonably satisfactory to Landlord) providing an express acknowledgement that, in the event of the exercise by the Permitted Leasehold Mortgagee of its rights under the Permitted Leasehold Mortgage, the Permitted Leasehold Mortgagee shall be required to secure the approval of Landlord for the replacement of Tenant with respect to the affected portion of the Leased Property and contain the Permitted Leasehold Mortgagee’s acknowledgment that such approval may be granted or withheld by Landlord in accordance with the provisions of Article XXII of this ILEC Master Lease (provided that Landlord’s approval shall not be required if the transfer is to a Discretionary Transferee that otherwise complies with the requirements set forth in Section 22.2(iii)), and (2) the underlying Permitted Leasehold Mortgage includes an express acknowledgement that any exercise of remedies thereunder that would affect the Leasehold Estate shall be subject to the terms of the ILEC Master Lease.

(b)Notice to Landlord.

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(i)(1)  If Tenant shall, on one or more occasions, mortgage Tenant’s Leasehold Estate and if the holder of such Permitted Leasehold Mortgage shall provide Landlord with written notice of such Permitted Leasehold Mortgage together with a true copy of such Permitted Leasehold Mortgage and the name and address of the Permitted Leasehold Mortgagee, Landlord and Tenant agree that, following receipt of such written notice by Landlord, the provisions of this Section 17.1 shall apply in respect to each such Permitted Leasehold Mortgage.

(2)In the event of any assignment of a Permitted Leasehold Mortgage or in the event of a change of address of a Permitted Leasehold Mortgagee or of an assignee of such Permitted Leasehold Mortgage, written notice of the new name and address shall be provided to Landlord.

(ii)Landlord shall promptly upon receipt of a communication purporting to constitute the notice provided for by subsection (b)(i) above acknowledge by an executed and notarized instrument receipt of such communication as constituting the notice provided for by subsection (b)(i) above and confirming the status of the Permitted Leasehold Mortgagee as such or, in the alternative, notify the Tenant and the Permitted Leasehold Mortgagee of the rejection of such communication as not conforming with the provisions of this Section 17.1 and specify the specific basis of such rejection.

(iii)After Landlord has received the notice provided for by subsection (b)(i) above, the Tenant, upon being requested to do so by Landlord, shall with reasonable promptness provide Landlord with copies of the note or other obligation secured by such Permitted Leasehold Mortgage and of any other documents pertinent to the Permitted Leasehold Mortgage as specified by the Landlord.  If requested to do so by Landlord, Tenant shall thereafter also provide the Landlord from time to time with a copy of each amendment or other modification or supplement to such instruments.  All recorded documents shall be accompanied by the appropriate recording stamp or other certification of the custodian of the relevant recording office as to their authenticity as true and correct copies of official records and all nonrecorded documents shall be accompanied by a certification by Tenant that such documents are true and correct copies of the originals.  From time to time upon being requested to do so by Landlord, Tenant shall also notify Landlord of the date and place of recording and other pertinent recording data with respect to such instruments as have been recorded.

(c)Default Notice.  Landlord, upon providing Tenant any notice of:  (i) default under this ILEC Master Lease or (ii) a termination of this ILEC Master Lease, shall at the same time provide a copy of such notice to every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof.  No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been sent, in the manner prescribed in Section 35.1 of this ILEC Master Lease, to every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof.  From and after such notice has been sent to a Permitted Leasehold Mortgagee, such Permitted Leasehold Mortgagee shall have the same period, after the giving of such notice, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in Section 17.1(d) and Section 17.1(e) to remedy, commence remedying

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or cause to be remedied the defaults or acts or omissions which are  specified in any such notice.  Landlord shall accept such performance by or at the instigation of such Permitted Leasehold Mortgagee as if the same had been done by Tenant.  Tenant authorizes each Permitted Leasehold Mortgagee (to the extent such action is authorized under the applicable Debt Agreement) to take any such action at such Permitted Leasehold Mortgagee’s option and does hereby authorize entry upon the Leased Property by the Permitted Leasehold Mortgagee for such purpose.

(d)Notice to Permitted Leasehold Mortgagee.  Anything contained in this ILEC Master Lease to the contrary notwithstanding, if any default shall occur which entitles Landlord to terminate this ILEC Master Lease, Landlord shall have no right to terminate this ILEC Master Lease on account of such default unless, following the expiration of the period of time given Tenant to cure such default or the act or omission which gave rise to such default, Landlord shall notify every Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof of Landlord’s intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination if such default is capable of being cured by the payment of money, and at least ninety (90) days in advance of the proposed effective date of such termination if such default is not capable of being cured by the payment of money (“Termination Notice”).  The provisions of Section 17.1(e) shall apply if, during such thirty (30) or ninety (90) days (as the case may be) Termination Notice period, any Permitted Leasehold Mortgagee shall:

(i)notify Landlord of such Permitted Leasehold Mortgagee’s desire to nullify such Termination Notice; and

(ii)pay or cause to be paid all Rent, Additional Charges, and other payments (i) then due and in arrears as specified in the Termination Notice to such Permitted Leasehold Mortgagee and (ii) which may become due during such thirty (30) or ninety (90) day (as the case may be) period (as the same may become due); and

(iii)comply or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this ILEC Master Lease then in default and reasonably susceptible of being complied with by such Permitted Leasehold Mortgagee, provided, however, that such Permitted Leasehold Mortgagee shall not be required during such ninety (90) day period to cure or commence to cure any default consisting of Tenant’s failure to satisfy and discharge any charge or Encumbrance against the Tenant’s interest in this ILEC Master Lease or the Leased Property, or any of Tenant’s other assets junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee; and

(iv)during such thirty (30) or ninety (90) day period, the Permitted Leasehold Mortgagee shall respond, with reasonable diligence, to requests for information from Landlord as to the Permitted Leasehold Mortgagee’s (and related lenders’) intent to pay such Rent and other charges and comply with this ILEC Master Lease.

(e)Procedure on Default.

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(i)If Landlord shall elect to terminate this ILEC Master Lease by reason of any Event of Default of Tenant that has occurred and is continuing, and a Permitted Leasehold Mortgagee shall have proceeded in the manner provided for by Section 17.1(d), the specified date for the termination of this ILEC Master Lease as fixed by Landlord in its Termination Notice shall be extended for a period of six (6) months; provided that such Permitted Leasehold Mortgagee shall, during such six-month period (and during the period of any continuance referred to in subsection (e)(ii) below):

(1)pay or cause to be paid the Rent, Additional Charges and other monetary obligations of Tenant under this ILEC Master Lease as the same become due, and continue its good faith efforts to perform or cause to be performed all of Tenant’s other obligations under this ILEC Master Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any charge or Encumbrance against Tenant’s interest in this ILEC Master Lease or the Leased Property or any of Tenant’s other assets junior in priority to the lien of the mortgage or other security documents held by such Permitted Leasehold Mortgagee and (B) past nonmonetary obligations then in default and not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee; and

(2)if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, diligently continue to pursue acquiring or selling Tenant’s interest in this ILEC Master Lease and the Leased Property by foreclosure of the Permitted Leasehold Mortgage or other appropriate means and diligently prosecute the same to completion.

(ii)If at the end of such six (6) month period such Permitted Leasehold Mortgagee is complying with subsection (e)(i) above, this ILEC Master Lease shall not then terminate, and the time for completion by such Permitted Leasehold Mortgagee of its proceedings shall continue (provided that for the time of such continuance, such Permitted Leasehold Mortgagee is in compliance with subsection (e)(i) above) (x) so long as such Permitted Leasehold Mortgagee is enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order and if so enjoined or stayed, thereafter for so long as such Permitted Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant’s interest in this ILEC Master Lease by foreclosure of the Permitted Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity but not to exceed twelve (12) months after the Permitted Leasehold Mortgagee is no longer so enjoined or stayed from prosecuting the same and in no event longer than twenty-four (24) months from the date of Landlord’s initial notification to Permitted Leasehold Mortgagee pursuant to Section 17.1(d) hereof, and (y) if such Permitted Leasehold Mortgagee is not so enjoined or stayed, thereafter for so long as such Permitted Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant’s interests in this ILEC Master Lease by foreclosure of the Permitted Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity but not to exceed twelve (12) months from the date of Landlord’s initial notification to Permitted Leasehold Mortgagee pursuant to Section 17.1(d) hereof.  Nothing in this Section 17.1(e), however, shall be construed to extend this ILEC Master Lease beyond the original term thereof as extended by any options to extend the term of this ILEC Master Lease properly exercised by Tenant or a Permitted Leasehold Mortgagee in accordance with Section 1.4, nor to require a Permitted Leasehold Mortgagee

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to continue such foreclosure proceeding after the default has been cured.  If the default shall be cured pursuant to the terms and within the time periods allowed in Sections 17.1(d) and 17.1(e) and the Permitted Leasehold Mortgagee shall discontinue such foreclosure proceedings, this ILEC Master Lease shall continue in full force and effect as if Tenant had not defaulted under this ILEC Master Lease.

(iii)If a Permitted Leasehold Mortgagee is complying with Section 17.1(e)(i), upon the acquisition of Tenant’s Leasehold Estate herein by a Discretionary Transferee this ILEC Master Lease shall continue in full force and effect as if Tenant had not defaulted under this ILEC Master Lease, provided that such Discretionary Transferee cures all outstanding defaults that can be cured through the payment of money and all other defaults that are reasonably susceptible of being cured.

(iv)For the purposes of this Section 17.1, the making of a Permitted Leasehold Mortgage shall not be deemed to constitute an assignment or transfer of this ILEC Master Lease nor of the Leasehold Estate hereby created, nor shall any Permitted Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this ILEC Master Lease or of the Leasehold Estate hereby created so as to require such Permitted Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants or conditions on the part of the Tenant to be performed hereunder; but the purchaser at any sale of this ILEC Master Lease (including a Permitted Leasehold Mortgagee if it is the purchaser at foreclosure) and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignee or transferee of this ILEC Master Lease and of the Leasehold Estate hereby created under any instrument of assignment or transfer in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be subject to Article XXII hereof (including the requirement that such purchaser assume the performance of the terms, covenants or conditions on the part of the Tenant to be performed hereunder and meet the qualifications of Discretionary Transferee or be reasonably consented to by Landlord in accordance with Section 22.2(i) hereof).

(v)Any Permitted Leasehold Mortgagee or other acquirer of the Leasehold Estate of Tenant pursuant to foreclosure, assignment in lieu of foreclosure or other proceedings in accordance with the requirements of Section 22.2(iii) of this ILEC Master Lease may, upon acquiring Tenant’s Leasehold Estate, without further consent of Landlord, sell and assign the Leasehold Estate in accordance with the requirements of Section 22.2(iii) of this ILEC Master Lease and enter into Permitted Leasehold Mortgages in the same manner as the original Tenant, subject to the terms hereof.

(vi)Notwithstanding any other provisions of this ILEC Master Lease, any sale of this ILEC Master Lease and of the Leasehold Estate hereby created in any proceedings for the foreclosure of any Permitted Leasehold Mortgage, or the assignment or transfer of this ILEC Master Lease and of the Leasehold Estate hereby created in lieu of the foreclosure of any Permitted Leasehold Mortgage, shall be deemed to be a permitted sale, transfer or assignment of this ILEC Master Lease and of the Leasehold Estate hereby created to the extent that the successor tenant under this ILEC Master Lease is a Discretionary Transferee and the transfer otherwise complies with the requirements of

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Section 22.2(iii) of this ILEC Master Lease or the transferee is reasonably consented to by Landlord in accordance with Section 22.2(i) hereof.

(f)New Lease.  In the event of the termination of this ILEC Master Lease other than due to a default as to which the Permitted Leasehold Mortgagee had the opportunity to, but did not, cure the default as set forth in Sections 17.1(d) and 17.1(e) above, Landlord shall provide each Permitted Leasehold Mortgagee with written notice that this ILEC Master Lease has been terminated (“Notice of Termination”), together with a statement of all sums which would at that time be due under this ILEC Master Lease but for such termination, and of all other defaults, if any, then known to Landlord.  Landlord agrees to enter into a new lease (“New Lease”) of the Leased Property with such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee (in each case if a Discretionary Transferee) for the remainder of the term of this ILEC Master Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all options to renew but excluding requirements which have already been fulfilled) of this ILEC Master Lease, provided:

(i)Such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall make a binding, written, irrevocable commitment to Landlord for such New Lease within thirty (30) days after the date such Permitted Leasehold Mortgagee receives Landlord’s Notice of Termination of this ILEC Master Lease given pursuant to this Section 17.1(f);

(ii)Such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to this ILEC Master Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorney’s fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant; and

(iii)Such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee shall agree to remedy any of Tenant’s defaults of which said Permitted Leasehold Mortgagee was notified by Landlord’s Notice of Termination (or in any subsequent notice) and which can be cured through the payment of money or are reasonably susceptible of being cured by Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee.

(g)New Lease Priorities.  If more than one Permitted Leasehold Mortgagee shall request a New Lease pursuant to Section 17.1(f)(i), Landlord shall enter into such New Lease with the Permitted Leasehold Mortgagee whose mortgage is senior in lien, or with its Permitted Leasehold Mortgagee Designee acting for the benefit of such Permitted Leasehold Mortgagee prior in lien foreclosing on Tenant’s interest in this ILEC Master Lease.  Landlord, without liability to Tenant or any Permitted Leasehold Mortgagee with an adverse claim, may rely upon a title insurance policy issued by a reputable title insurance company as the basis for determining the appropriate Permitted Leasehold Mortgagee who is entitled to such New Lease.

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(h)Permitted Leasehold Mortgagee Need Not Cure Specified Defaults.  Nothing herein contained shall require any Permitted Leasehold Mortgagee as a condition to its exercise of the right hereunder to cure any default of Tenant not reasonably susceptible of being cured by such Permitted Leasehold Mortgagee or its Permitted Leasehold Mortgagee Designee (including but not limited to the default referred to in Sections 16.1(c), (d), (e), (f) (if the levy or attachment is in favor of such Permitted Leasehold Mortgagee (provided such levy is extinguished upon foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure) or is junior to the lien of such Permitted Leasehold Mortgagee and would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee), or (l) (as related to the Indebtedness secured by a Permitted Leasehold Mortgage that is junior to the lien of the Permitted Leasehold Mortgagee and such junior lien would be extinguished by the foreclosure of the Permitted Leasehold Mortgage that is held by such Permitted Leasehold Mortgagee) and any other Sections of this ILEC Master Lease which may impose conditions of default not susceptible to being cured by a Permitted Leasehold Mortgagee or a subsequent owner of the Leasehold Estate through foreclosure hereof), in order to comply with the provisions of Sections 17.1(d) and 17.1(e), or as a condition of entering into the New Lease provided for by Section 17.1(f).

(i)Casualty Loss.  A standard mortgagee clause naming each Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof may be added to any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this ILEC Master Lease and the Permitted Leasehold Mortgage shall so provide; except that the Permitted Leasehold Mortgage may provide a manner for the disposition of such proceeds, if any, otherwise payable directly to the Tenant (but not such proceeds, if any, payable jointly to the Landlord and Tenant, to Landlord, or to the ILEC Facility Mortgagee) pursuant to the provisions of this ILEC Master Lease.

(j)Arbitration; Legal Proceedings.  Landlord shall give prompt notice to each Permitted Leasehold Mortgagee (for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof) of any arbitration or legal proceedings between Landlord and Tenant involving obligations under this ILEC Master Lease.

(k)No Merger.  So long as any Permitted Leasehold Mortgage is in existence, unless all Permitted Leasehold Mortgagees for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall otherwise expressly consent in writing, the fee title to the Leased Property and the Leasehold Estate of Tenant therein created by this ILEC Master Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said fee title and said Leasehold Estate by Landlord or by Tenant or by a third party, by purchase or otherwise.

(l)Notices.  Notices from Landlord to the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof shall be provided in the method provided in Section 35.1 hereof to the address or fax number furnished Landlord pursuant to Section 17.1(b), and those from the Permitted Leasehold Mortgagee to Landlord shall be mailed to the address designated pursuant to the provisions of Section 35.1

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hereof.  Such notices, demands and requests shall be given in the manner described in this Section 17.1 and in Section 35.1 and shall in all respects be governed by the provisions of those sections.

(m)Limitation of Liability.  Notwithstanding any other provision hereof to the contrary, (i) Landlord agrees that any Permitted Leasehold Mortgagee’s liability to Landlord in its capacity as Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against such Permitted Leasehold Mortgagee’s interest in the Leasehold Estate and the other collateral granted to such Permitted Leasehold Mortgagee to secure the obligations under its Debt Agreement, and (ii) each Permitted Leasehold Mortgagee agrees that Landlord’s liability to such Permitted Leasehold Mortgagee hereunder howsoever arising shall be limited to and enforceable only against Landlord’s interest in the Leased Property, and  no recourse against Landlord shall be had against any other assets of Landlord whatsoever.

(n)Sale Procedure.  If an Event of Default shall have occurred and be continuing, the Permitted Leasehold Mortgagee for which notice has been properly provided to Landlord pursuant to Section 17.1(b) hereof with the most senior lien on the Leasehold Estate shall have the right to make all determinations and agreements on behalf of Tenant under Article XXXVI (including, without limitation, requesting that the sale process described in Article XXXVI be commenced, the determination and agreement of the Communications Assets FMV, the Successor Tenant Rent, and the potential Successor Tenants that should be included in the process, and negotiation with such Successor Tenants), in each case, in accordance with and subject to the terms and provisions of Article XXXVI, including without limitation the requirement that Successor Tenant meet the qualifications of Discretionary Transferee.

(o)Third Party Beneficiary.  Each Permitted Leasehold Mortgagee (for so long as such Permitted Leasehold Mortgagee holds a Permitted Leasehold Mortgage) is an intended third-party beneficiary of this Article XVII entitled to enforce the same as if a party to this ILEC Master Lease.

Landlord’s Right to Cure Tenant’s Default

.  If Tenant shall fail to make any payment or to perform any act required to be made or performed hereunder when due or within any cure period provided for herein, Landlord, without waiving or releasing any obligation or default, may, but shall be under no obligation to, make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Landlord’s opinion, may be necessary or appropriate therefor.  No such entry shall be deemed an eviction of Tenant.  All sums so paid by Landlord and all costs and expenses, including reasonable attorneys’ fees and expenses, so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand as an Additional Charge.

Article XVIII

Landlord Transfer

.

(a)Subject to the terms of Section 18.2 and Article XXXI, Landlord may, without the consent or approval of Tenant, sell or otherwise transfer all (and not less than all) of

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the Leased Property to a single buyer or other transferee who is not a Competitor.  In connection with such sale, Landlord and the buyer or other transferee shall concurrently enter into an assignment agreement pursuant to which Landlord assigns to such buyer or other transferee all of its rights, title and interest under this ILEC Master Lease, and the buyer or other transferee agrees to perform all of the obligations, terms, covenants and conditions of Landlord hereunder from and after the effective date of the sale or other transfer. Notwithstanding anything to the contrary herein, each entity comprising Landlord must assign 100% of its right, title and interest under this ILEC Master Lease to the buyer or other transferee in order for an assignment of the ILEC Master Lease to be permitted under the terms of this Section 18.1(a); provided that, in connection with any assignment of this ILEC Master Lease pursuant to this Section 18.1(a), the buyer or other transferee simultaneously shall assume the obligations of the Lender (as defined in the ILEC Equipment Loan Agreement) to make ILEC Equipment Loans after the date of such assignment.  Notwithstanding anything to the contrary herein, to the extent Landlord effectuates a sale or other transfer pursuant to this Section 18.1(a), unless an identical transfer to the same transferee (or its Affiliates) is made substantially concurrently therewith of the CLEC Master Lease (in which case the following identified sections and provisions shall continue to apply to such transferred ILEC Master Lease solely as it relates to such transferred CLEC Master Lease), then upon such transfer (I) the following Sections of this ILEC Master Lease shall be of no further force and effect: Sections 10.2(f), 16.1(o), and 21.2, the last sentence of Section 10.3(a), the first sentence of the final paragraph of Section 22.2, references to CLEC Master Lease, CLEC Tenant and CLEC Landlord, as applicable, in Sections 10.2(e), 10.3(c)(i), 10.3(d)(ii) and 10.3(d)(iii), the ETI Cap Proviso and this sentence and (II) any remaining Cumulative GCI Commitment shall be allocated between this ILEC Master Lease (and the ILEC Equipment Loan Agreement), on the one hand, and the CLEC Master Lease (and the CLEC Equipment Loan Agreement), on the other hand, following the effective date of such transfer as follows: Tenant, in its sole and absolute discretion, shall assign (x) a portion of the remaining Cumulative GCI Commitment not exceeding an aggregate amount $20,000,000 per calendar year remaining (or an applicable pro rata amount for any partial year based on a 365 day year) to the CLEC Master Lease (together with the CLEC Equipment Loan Agreement for the avoidance of doubt) and (y) the remainder of the Cumulative GCI Commitment to this ILEC Master Lease (together with the ILEC Equipment Loan Agreement for the avoidance of doubt); and Tenant will bifurcate the ETI Cap, Sub-IRR Capped Expenditures threshold and Challenge Right Cap between the CLEC Master Lease and ILEC Master Lease in its sole discretion; provided, that not more than five million dollars ($5,000,000) of the ETI Cap is allocated to the CLEC Master Lease; provided, further, that Tenant, Landlord and the proposed transferee shall reasonably cooperate in connection with any amendments to this ILEC Master Lease and the CLEC Master Lease to effectuate the agreed upon allocation of Cumulative GCI Commitment and the bifurcation of the ETI Cap, Sub-IRR Capped Expenditures threshold and Challenge Right Cap.  In addition, notwithstanding anything to the contrary herein, to the extent a transfer of this ILEC Master Lease is made pursuant to this Section 18.1(a), clauses (ii) and (iii) of Section 16.1(o) shall be of no further force and effect with respect to any outstanding Equipment Loans not transferred to the subject transferee (or its Affiliates) and retained by transferor landlord or its Affiliate.

(b)Subject to the terms of Section 18.2, Landlord may directly or indirectly, without the consent or approval of Tenant, engage in one more Monetizations, in each case, to any Person that is not a Competitor or an Affiliate of a Competitor.  Tenant shall cooperate with all reasonable requests of Landlord in order to effectuate a Monetization and in connection therewith

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Tenant shall, upon ten (10) Business Days’ written notice from Landlord, execute and deliver documents reasonably requested by Landlord in forms reasonably acceptable to Tenant (including amendments to this ILEC Master Lease); provided, however, Tenant shall only be required to execute any such documents, so long as, after giving effect to such documents: (i) the amount of Rent (and when such Rent is due and payable) shall not change, (ii) the obligations or liabilities of Tenant shall not be increased (other than to a de minimis extent) and the rights of Tenant shall not be decreased (other than to a de minimis extent); (iii) the business operations of the Tenant shall not be changed in any way that is burdensome to the Tenant (other than to a de minimis extent); and (iv) the term and extension options of the Tenant shall remain the same. In connection with any Monetization, all costs and expenses actually incurred by Landlord or Tenant (provided that such costs and expenses of Tenant are reasonable and documented out-of-pocket costs and expenses) in connection with Tenant complying with this Section 18.1 shall be paid by Landlord.

Restrictions on Transfers in Landlord

.  Subject to the rights of a Foreclosure Purchaser under Article XXXI and the rights of any Person realizing upon or exercising remedies under a Monetization, and except as provided in Section 18.4 below, Landlord shall not, without Tenant’s prior written consent (such consent in Tenant’s sole and absolute discretion), (i) sell or otherwise transfer any Equity Interests in Landlord, CS&L Parent or any other Landlord Affiliate holding a direct or indirect interest in this ILEC Master Lease that results in a Competitor (whether directly, indirectly or through Subsidiaries of Competitor and whether in a single transaction or in a series of unrelated or related transactions) acquiring beneficial ownership and control of ten percent (10%) or more of the direct or indirect Equity Interests in Landlord, CS&L Parent or any other Landlord Affiliate holding a direct or indirect interest in this ILEC Master Lease, (ii) sell any or all of Landlord’s assets (constituting Leased Property) or interests in the ILEC Facilities to a Competitor (whether directly, indirectly or through Subsidiaries of the Competitor  and whether in a single transaction or in a series of unrelated or related transactions) or (iii) merge or consolidate with or into a Competitor (whether directly, indirectly or through CS&L Parent, CS&L Parent’s Subsidiaries, Landlord’s Subsidiaries or any other Landlord Affiliate holding a direct or indirect interest in this ILEC Master Lease).

Fiber Exchange Agreements

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(a)Prior to executing a Fiber Exchange Agreement, the Landlord and Tenant will work together to compute the fair market value of the Outbound Assets and Inbound Assets, including the valuation modeling and methodologies employed, working papers, comparable valuations utilized, and other relevant background materials used in arriving at the respective valuations, and all information concerning the initial construction, service date, subsequent use, and projected technical serviceable and useful life of such assets (with respect to any assets, the “Valuation Materials”).

(b)If the Landlord and Tenant mutually agree to proceed with the transactions contemplated by a proposed Fiber Exchange Agreement, (i) Tenant, Landlord and the appropriate third party will enter into the proposed Fiber Exchange Agreement for the purposes set forth therein, including, without limitation, the performance testing and delivery of the Outbound Assets and the performance review and acceptance of the Inbound Assets, and (ii) Landlord will then lease the Inbound Assets to Tenant as Leased Property under this ILEC Master Lease.

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(c)Simultaneously with the execution and delivery of the Fiber Exchange Agreement by Tenant, Landlord and the appropriate third party, Tenant and Landlord will effectuate and memorialize the removal of the Outbound Assets as Leased Property and the addition of the Inbound Assets as Leased Property by executing and delivering a letter agreement substantially in the form attached hereto as Exhibit F (the “Letter of Exchange”).

(d)As a condition to Landlord’s consent and agreement to execute and deliver a proposed Fiber Exchange Agreement and related Letter of Exchange, Tenant shall certify to Landlord in such Letter of Exchange that, on and as of the date thereof, the following representations and warranties are true and correct:

(i)No Event of Default has occurred and is continuing under this ILEC Master Lease, and there exists no event, condition or occurrence that with notice or passage of time or both would constitute an Event of Default under this ILEC Master Lease, including as a result of Tenant’s execution and performance of the Fiber Exchange Agreement, the agreements contemplated therein, or any other document executed or to be executed in connection therewith by Tenant or an Affiliate of Tenant. Neither the Letter of Exchange nor any other document executed or to be executed in connection therewith by Tenant or any Affiliate of Tenant constitutes a material breach of any other agreement of Tenant or such Affiliate of Tenant;

(ii)Tenant is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform its obligations under the Letter of Exchange and the Fiber Exchange Agreement within the State(s) and other legal jurisdictions where any portion of the Outbound Assets or Inbound Assets are located;

(iii)The value of each of the Outbound Assets and the Inbound Assets is accurately reflected in the Fiber Exchange Agreement, each has been determined using Tenant’s customary methodology that Tenant has consistently and historically used to value similar assets for purposes of similar transactions, and that Tenant has delivered to Landlord complete and accurate copies of all of the Valuation Materials with respect to the Outbound Assets and Inbound Assets; and

(iv)The Inbound Assets have been, or will have been as of the Mutual Acceptance Date (to be defined in the proposed Fiber Exchange Agreement), inspected by Tenant, and are, or will be as of such date, in good and operable condition, conform in all respects to the requirements of the Fiber Exchange Agreement (Tenant not having waived any of the conditions set forth therein), and will comply in all respects with industry standards and Legal Requirements, unless Tenant properly rejects the Inbound Assets in accordance with the Fiber Exchange Agreement and such agreement is terminated as a result thereof.

(e)In addition, as a condition to Landlord’s consent and agreement to execute and deliver the Fiber Exchange Agreement and related Letter of Exchange, Tenant shall covenant and agree in such Letter of Exchange that it shall strictly comply with all terms and conditions of the Fiber Exchange Agreement and all other agreements referenced therein, including, without

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limitation, any and all maintenance agreements or other agreements with respect to any assets associated with the Outbound Assets or Inbound Assets.

(f)In the event Tenant properly rejects the Inbound Assets, or the counterparty to the Fiber Exchange Agreement properly rejects the Outbound Assets, in accordance with the Fiber Exchange Agreement and such agreement is terminated as a result thereof, Tenant shall promptly notify Landlord of such termination and, pursuant to the terms and conditions of the Letter of Exchange, the ILEC Master Lease shall not be amended or modified with respect to such failed exchange of assets.

(g)Each party shall be responsible for payment of the costs and expenses it incurs in connection with the evaluation, processing and documentation of a transaction related to a proposed Fiber Exchange Agreement, including all reasonable attorneys’ fees or fees and expenses of other advisors, regardless of whether such transaction is consummated; provided, however, that Tenant agrees to reimburse Landlord for expenses reasonably incurred by Landlord up to Four Thousand Dollars ($4,000.00) for the evaluation, processing and documentation of the transactions contemplated by a proposed Fiber Exchange Agreement, including the valuation of the Outbound Assets and Inbound Assets by Landlord. Tenant shall pay Landlord such reimbursement no later than 15 days following Landlord’s submission to Tenant of reasonably detailed documentation evidencing such expenses. Landlord shall seek Tenant’s prior written approval for reimbursement of any expenses in excess of Four Thousand Dollars ($4,000.00) incurred by Landlord regarding the same Fiber Exchange Agreement.

(h)Notwithstanding the foregoing, Landlord and Tenant hereby agree that any Fiber Exchange Agreement (and related Letter of Exchange) which either (i) on an individual basis, involves total consideration in excess of $10,000,000.00 (Inbound Assets equal to $5,000,000 and Outbound Assets equal to $5,000,000), or (ii) on an aggregate basis with all other Fiber Exchange Agreements entered into pursuant to this Section 18.3, involves total consideration in excess of $50,000,000.00, shall require Landlord and Tenant to enter into an additional and separate writing to amend and supplement this ILEC Master Lease in accordance with Section 41.7 hereof.

(i)From time to time either Landlord or Tenant may request such additional information concerning the valuation and methodologies employed by the other party with respect to any transactions involving the Outbound Assets or Inbound Assets including, without limitation, any supplemental Valuation Materials prepared by or in the possession of the other party.

Sale of Non-Core Leased Property

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(a)Tenant may request by written notice (“Sale Notice”) to Landlord that Landlord sell certain identified non-core asset Leased Property for a Fair Market Value purchase price identified in such Sale Notice to a third party buyer identified in such Sale Notice. Upon receipt of a Sale Notice by Landlord, Landlord shall provide a written response (“Objection Notice”) within twenty (20) Business Days (“Objection Period”) specifying whether Landlord consents to or objects to the sale of any such Leased Property (such consent not to be unreasonably withheld, delayed or conditioned); provided; however; in the event that Landlord fails to respond within such twenty (20) Business Day period, the Objection Period shall be extended until the date

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which is ten (10) Business Days following Tenant’s delivery to Landlord of a second Sale Notice expressly stating that Landlord’s right to object will terminate within ten (10) Business Days following such second Sale Notice. If no Objection Notice is received within the Objection Period or Landlord provides its written consent to the sale of such Leased Property identified in such Sale Notice (the Leased Property as to which no Objection Notice is received or with respect to which Landlord has provided such written consent, “Non-Core Assets”), Tenant and Landlord shall cooperate in good faith to finalize and consummate a commercially reasonable purchase and sale agreement (“PSA”) of the Non-Core Assets as promptly as possible thereafter for the agreed upon Fair Market Value purchase price (“Sales Price”). In lieu of a reduction in Rent under this ILEC Master Lease, upon consummation of the sale under the PSA, Tenant shall be immediately entitled to and Landlord shall immediately remit to Tenant, a portion of the Sale Price equal to the net present value of the remaining rent during the then-existing Term (which shall include a Renewal Term if Tenant has delivered to Landlord a Renewal Notice) pursuant to the following formula: (Cap Rate multiplied by Sales Price) multiplied by (the number of Lease Years remaining, with any partial Lease Years being calculated on the basis of a 365-day calendar year). By way of illustration, if the Sales Price was equal to $10,000,000 and 7.5 Lease Years were remaining, the amount remitted to Tenant would be equal to the net present value of the remaining rent of $6,525,000 ((8.7% * $10,000,000) * (7.5)). Notwithstanding anything to the contrary herein, the aggregate proceeds from the sale of Non-Core Assets shall not exceed $10,000,000 per calendar year (unless otherwise approved by Landlord in its sole discretion). For purposes herein, “Cap Rate” shall mean 8.7% or, during any period after Tenant has delivered a Renewal Notice to Landlord, a new Cap Rate for the applicable Renewal Term mutually agreed upon by Tenant and Landlord, each acting reasonably.

(b)Each of Landlord and Tenant shall be responsible for payment of the costs and expenses it incurs in connection with the evaluation, processing and documentation of a transaction related to a sale of Non-Core Assets, including all reasonable attorneys’ fees or fees and expenses of other advisors, regardless of whether such transaction is consummated.

(c)Simultaneously with the consummation of the sale under a PSA, Landlord and Tenant will effectuate and memorialize any necessary amendments (in form and substance reasonably satisfactory to each of Tenant and Landlord) to this ILEC Master Lease to reflect the removal of the applicable Non-Core Assets as Leased Property.

Article XIX

Holding Over

.  If Tenant shall for any reason remain in possession of the Leased Property of an ILEC Facility after the expiration or earlier termination of the Term with respect to such ILEC Facility without the consent of Landlord (other than Tenant remaining in possession of an ILEC Facility in accordance with Section 36.3) such possession shall be as a month-to-month tenant during which time Tenant shall pay as Rent each month twice the monthly Rent applicable immediately prior to such holding over for such ILEC Facility, as reasonably determined by Landlord, together with all Additional Charges and all other sums payable by Tenant pursuant to this ILEC Master Lease.  During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this ILEC Master Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the Leased Property of,

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and/or any Tenant Capital Improvements to, such ILEC Facility.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this ILEC Master Lease.

Article XX

Risk of Loss

.  The risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property as a consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Landlord and Persons claiming from, through or under Landlord) is assumed by Tenant, and except as otherwise provided herein no such event shall entitle Tenant to any abatement of Rent.

Article XXI

General Indemnification

.  In addition to the other indemnities contained herein, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses, including reasonable attorneys’, consultants’ and experts’ fees and expenses (collectively, “Claims”), imposed upon or incurred by or asserted by third parties against Landlord by reason of:  (i) any accident, injury to or death of Persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks under the control of Tenant; (ii) any use, misuse, maintenance or repair by Tenant or its Subsidiaries of the Leased Property; (iii) any failure on the part of Tenant to perform or comply with any of the terms of this ILEC Master Lease; (iv) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by any party thereunder; (v) any claim for malpractice, negligence or misconduct committed by any Person on or working from the Leased Property; (vi) any claims or actions for trespass with respect to the Leased Property; (vii) the violation by Tenant of any Legal Requirement and (viii) any carrier of last resort obligations which are Tenant’s responsibility pursuant to Section 36.4.  Any amounts which become payable by Tenant under this Article XXI shall be paid within ten (10) days after liability therefor is determined by a final non appealable judgment or settlement or other agreement of the parties, and if not timely paid shall bear interest at the Overdue Rate from the date of such determination to the date of payment.  Tenant, at its sole cost and expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord; it being agreed and understood that in no event shall Landlord have the right to enter into any settlement with respect to any claim, action or proceeding for which Tenant has an obligation to indemnify Landlord hereunder without obtaining Tenant’s prior consent.  For purposes of this Article XXI, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.  Landlord shall be obligated to (a) deliver Notice to Tenant of any Claims for which it is seeking Tenant to indemnify Landlord from pursuant to this Section 21.1 promptly after such Claim is imposed on or incurred by Landlord, and (b) mitigate any damages it incurs or is reasonably expected to incur in connection with such Claim.

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Cross-Guaranty

.  Subject to Section 22.2, CLEC Tenant hereby absolutely and unconditionally guarantees to Landlord the full and punctual performance and observance by the Tenant of all the terms, conditions, covenants and obligations to be performed and observed by the Tenant under this ILEC Master Lease.

Article XXII

Transfers

.  Subject to the terms of this Article XXII, Tenant shall not, without Landlord’s prior written consent, which, except as specifically set forth herein, may be withheld in Landlord’s reasonable discretion, voluntarily or by operation of law assign (which term includes any direct or indirect transfer, sale, encumbering, pledge or other transfer or hypothecation (including a Change in Control)) this ILEC Master Lease, sublet all or any part of the Leased Property of any ILEC Facility (including, without limitation, any rights granted by Tenant through an IRU contract, a dark fiber agreement, a dim fiber agreement or a collocation agreement) or engage the services of any Person (other than any of Tenant’s Subsidiaries) for the management or operation of any ILEC Facility (each of the aforesaid acts being referred to herein as a “Transfer”) (provided that the foregoing shall not prevent Tenant or its Subsidiaries from outsourcing or contracting with third parties to perform services that remain under the supervision of Tenant or its Subsidiaries).  Tenant acknowledges that Landlord is relying upon the expertise of Tenant in the operation of the ILEC Facilities and that Landlord entered into this ILEC Master Lease with the expectation that Tenant (or Tenant’s Subsidiaries on behalf of Tenant) would remain in and operate such ILEC Facilities during the entire Term and for that reason, except as set forth herein, Landlord retains reasonable discretion in approving or disapproving any assignment or sublease.

Permitted Assignments

.  Notwithstanding the foregoing, and subject to Section 40.1, Tenant may:

(i)reserved;

(ii)without Landlord’s prior written consent, assign this ILEC Master Lease or sublease the Leased Property to any of Tenant’s Subsidiaries if all of the following are first satisfied:  (x) Tenant remains fully liable hereunder (and under the ILEC Equipment Loan Agreement), (y) in connection with an assignment of this ILEC Master Lease, ownership of the Equipment financed under the ILEC Equipment Loan Agreement is conveyed to such assignee or sublessee, and (z) the use of the Leased Property continues to comply with the requirements of this ILEC Master Lease; and

(iii)without Landlord’s prior written consent:

(x) reserved;

(y) Transfer this ILEC Master Lease (provided, that, any such transfer shall include a transfer of all Equipment subject to an ILEC Equipment Loan made pursuant to the terms of the ILEC Equipment Loan Agreement to the applicable transferee and a transfer of the applicable ILEC Equipment Loan) to any Person (other than by Foreclosure Assignment) if (1) such Person is a Discretionary Transferee, and (2) such Discretionary

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Transferee agrees in writing to assume the obligations of the Tenant under this ILEC Master Lease (and under the ILEC Equipment Loan Agreement) without amendment or modification other than as provided below; or

(z) (i) Transfer this ILEC Master Lease by way of foreclosure of the Leasehold Estate or an assignment-in-lieu of foreclosure to any Person (any such Transfer, a “Foreclosure Assignment”) or (ii) undergo a Change in Control whereby a Person acquires beneficial ownership and control of 100% of the Equity Interests in Tenant as a result of the purchase at a foreclosure on a permitted pledge of the Equity Interests in Tenant or an assignment in lieu of such foreclosure (a “Foreclosure COC”) or (iii) effect the first subsequent sale or assignment of the Leasehold Estate or Change in Control after a Foreclosure Assignment or a Foreclosure COC whereby a Person so acquires the Leasehold Estate or beneficial ownership and control of 100% of the Equity Interests in Tenant or the Person who acquired the Leasehold Estate in connection with the Foreclosure Assignment, in each case, effected by a Permitted Leasehold Mortgagee or a Permitted Leasehold Mortgagee Foreclosing Party, to the extent such Permitted Leasehold Mortgagee or  Permitted Leasehold Mortgagee Designee has been diligently attempting to expedite such first subsequent sale from the time it has initiated foreclosure proceedings taking into account the interest of such Permitted Leasehold Mortgagee or Permitted Leasehold Mortgagee Designee in maximizing the proceeds of such disposition if (1) such Person is a Discretionary Transferee, and (2) in the case of any Foreclosure Assignment, if such Discretionary Transferee is not a Permitted Leasehold Mortgagee Designee such Discretionary Transferee agrees in writing to assume the obligations of the Tenant under this ILEC Master Lease without amendment or modification other than as provided below (which written assumption, in the case of a Permitted Leasehold Mortgagee Foreclosing Party, may be made by a Subsidiary of a Permitted Leasehold Mortgagee or a Permitted Leasehold Mortgagee Designee);

(iv)pledge or mortgage its Leasehold Estate to a Permitted Leasehold Mortgagee.

Notwithstanding anything to the contrary herein, any Transfer permitted pursuant to Section 22.2(iii)(y) above may be effectuated by any number of direct or indirect Subsidiaries of a Discretionary Transferee, provided, however, that the Discretionary Transferee shall remain either a Tenant under this ILEC Master Lease or provide a guaranty of this ILEC Master Lease in form and substance reasonably acceptable to Landlord. Upon the effectiveness of any assignment or Transfer not prohibited pursuant to this Section 22.2, such Discretionary Transferee, Permitted Leasehold Mortgage or other transferee, as applicable and Landlord shall make such amendments and other modifications to this ILEC Master Lease as are reasonably requested by either party to give effect to such Transfer and such technical amendments as may be necessary or appropriate in the reasonable opinion of such requesting party in connection with such Transfer including, without limitation, changes to the provisions of this ILEC Master Lease regarding delivery of financial statements and other reporting requirements with respect to Tenant.  After giving effect

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to any such Transfer, unless the context otherwise requires, references to Tenant hereunder shall be deemed to refer to the Discretionary Transferee (or subsidiary thereof), Permitted Leasehold Mortgagee (or Subsidiary thereof) or other transferee, as applicable.

Notwithstanding anything to the contrary herein, to the extent Tenant effectuates a Transfer of its interest in this ILEC Master Lease (“Lease Transfer”), unless (x) such Lease Transfer is pursuant to Section 22.2(ii) above (in which case the following identified sections and provisions shall continue to apply to such transferred ILEC Master Lease) or (y) an identical transfer to the same transferee (or its Affiliates) is made substantially concurrently therewith (“Affiliated Lease Transfer”) of the CLEC Master Lease (in which case the following identified sections and provisions shall continue to apply to such transferred ILEC Master Lease solely as it relates to such transferred CLEC Master Lease), then, in each case upon such transfer (I) the following Sections of this ILEC Master Lease shall be of no further force and effect: Sections 10.2(f), 16.1(o) and 21.2, the last sentence of Section 10.3(a), the final sentence of Section 18.1(a), references to CLEC Master Lease, CLEC Tenant and CLEC Landlord, as applicable, in Sections 10.2(e), 10.3(c)(i), 10.3(d)(ii) and 10.3(d)(iii), the ETI Cap Proviso and this paragraph and (II) any remaining Cumulative GCI Commitment shall be allocated between this ILEC Master Lease (and the ILEC Equipment Loan Agreement), on the one hand, and the CLEC Master Lease (and the CLEC Equipment Loan Agreement), on the other hand, following the effective date of such transfer as follows: Tenant, in its sole and absolute discretion, shall assign (x) a portion of the remaining Cumulative GCI Commitment not exceeding an aggregate amount $20,000,000 per calendar year remaining (or an applicable pro rata amount for any partial year based on a 365 day year) to the CLEC Master Lease (together with the CLEC Equipment Loan Agreement for the avoidance of doubt) and (y) the remainder of the Cumulative GCI Commitment to this ILEC Master Lease (together with the ILEC Equipment Loan Agreement for the avoidance of doubt); and Tenant will bifurcate the ETI Cap, Sub-IRR Capped Expenditures threshold and Challenge Right Cap between the CLEC Master Lease and ILEC Master Lease in its sole discretion; provided, that not more than five million dollars ($5,000,000) of the ETI Cap is allocated to the CLEC Master Lease; provided, further, that Tenant, Landlord and the proposed transferee shall reasonably cooperate in connection with any amendments to this ILEC Master Lease and the CLEC Master Lease to effectuate the agreed upon allocation of Cumulative GCI Commitment and the bifurcation of the ETI Cap, Sub-IRR Capped Expenditures threshold and Challenge Right Cap. Further, upon any Lease Transfer other than a Lease Transfer consummated in accordance with Section 22.2(ii) above (in which case the following identified provision shall continue to apply to such transferred ILEC Master Lease), Section 23.1(b)(v)(ii) shall be of no further effect under the transferred ILEC Master Lease.

Permitted Sublease Agreements and Usage Arrangements

.  Notwithstanding the provisions of Section 22.1, but subject to compliance with the provisions of this Section 22.3, Section 22.4 and Section 40.1, (a) Tenant shall be permitted to grant any of its rights and privileges under this ILEC Master Lease to any of Tenant’s Subsidiaries and Landlord acknowledges that the performance of any obligations or agreements by any of Tenant’s Subsidiaries on behalf of Tenant shall satisfy Tenant’s obligations to perform such obligation or agreement hereunder, (b) the Specified Subleases shall be permitted without any further consent from Landlord, and (c) if no Event of Default has occurred and is continuing, Tenant may enter into any sublease agreement (including, but not limited to, any rights granted by Tenant or any of its Subsidiaries through an IRU contract (not qualifying as an Extended Term IRU), a dark fiber

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agreement, a dim fiber agreement or a collocation agreement) without the prior written consent of Landlord; provided, that, (i) with respect to clauses (b) or (c), the route miles pursuant to such sublease does not constitute greater than thirty percent (30%) in the aggregate of the route miles of all the ILEC Facilities in the aggregate then subject to this ILEC Master Lease (such portion, a “Material Portion”) (and any such route miles for any Material Portion will require Landlord’s prior written consent, which consent may not be unreasonably withheld, delayed or conditioned except that no such consent shall be required to the extent (x) permitted under the Specified Subleases (y) the subtenant under such sublease is a Discretionary Transferee or (z) with respect to any collocation agreement, Tenant (or its Subsidiaries) is obligated to enter into such collocation agreement in order to discharge its obligations under any Communication License or any Communications Regulations); (ii) all sublease agreements under clauses (b) and (c) of this Section 22.3 (other than a sublease with a Discretionary Transferee) are made in the normal course of the Primary Intended Use and to third party users or operators of portions of the Leased Property in furtherance of the Primary Intended Use or are required to discharge Tenant or its Subsidiaries’ obligations under any Communications License or Communications Regulations; and (iii) with respect to clauses (b) or (c), Landlord shall have the right to reasonably approve the identity of any subtenants under this Section 22.3 (except with respect to any third parties under any collocation arrangements, dim fiber arrangements, IRU contracts, and dark fiber agreements or any subtenants under the Specified Subleases and any permitted assignment by such subtenants with respect to such Specified Sublease) that will be operating all or portions of the Leased Property for its Primary Intended Use to ensure that all are adequately capitalized and competent and experienced for the operations which they will be conducting; provided however, that if any subtenant is a Discretionary Transferee, then such subtenant shall be deemed approved by Landlord.  In the event that Landlord provides its prior written consent to any sublease agreement (including, but not limited to, any rights granted by Tenant or any of its Subsidiaries through an IRU contract (not qualifying as an Extended Term IRU), a dark fiber agreement, a dim fiber agreement, or a collocation agreement) as to which its prior written consent is required under this ILEC Master Lease, and such sublease agreement contains a term extending beyond the then-existing Term of this ILEC Master Lease, then, after termination of this ILEC Master Lease, Tenant shall pay over to Landlord all proceeds payable under such sublease agreement after such termination within thirty (30) days of receipt by Tenant or its Subsidiaries.  Upon the occurrence and during the continuance of an Event of Default that is monetary in nature, Landlord shall have the right to collect all rents, profits and charges under any sublease (including, but not limited to, any rights granted by Tenant or any of its Subsidiaries through an IRU contract, a dark fiber agreement, a dim fiber agreement, or a collocation agreement) to the extent permitted by applicable law and apply the net amount collected to the Rent, but no such collection shall be deemed (I) a waiver by Landlord of any of the provisions of this ILEC Master Lease, (II) an acceptance by Landlord of such subtenant or party as a tenant or (III) a release of Tenant from the future performance of its obligations hereunder.  If reasonably requested by Tenant in connection with a sublease permitted under clause (c) above, Landlord and such sublessee shall enter into a subordination, non-disturbance and attornment agreement with respect to such sublease in a form reasonably satisfactory to Landlord (and if an ILEC Facility Mortgage is then in effect, Landlord shall use reasonable efforts to cause the ILEC Facility Mortgagee to enter into such subordination, non-disturbance and attornment agreement). Notwithstanding anything to the contrary herein, Tenant or its Subsidiaries may enter into any IRU contract that both (i) contains a term extending beyond the then-existing Term of this ILEC Master Lease and (ii) contains terms providing that all or a

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material portion of the contract proceeds payable to Tenant or the applicable Subsidiary thereunder are payable in an upfront payment (as opposed to any periodic form of payment that is required to be made at least annually) (any such agreement or contract, an “Extended Term IRU”) without the prior written consent of Landlord, so long as the following conditions are satisfied: (1) the gross proceeds payable to Tenant from all outstanding Extended Term IRUs cannot exceed ten million dollars ($10,000,000) in any calendar year (“ETI Cap”); (2) upon termination of this ILEC Master Lease, a portion of the upfront payment made to Tenant or a Subsidiary under the Extended Term IRU equal to a proportionate amount of such upfront payment relative to the remaining term of the Extended Term IRU at termination of this ILEC Master Lease (e.g. if there are 3 years remaining under an Extended Term IRU with an original term of 10 years, then such proportionate amount shall equal 30% of the applicable upfront payment originally made to Tenant or a Subsidiary) shall be promptly paid to Landlord (“ETI Formula”); and (3) such Extended Term IRU shall not result in a deemed sale of the assets underlying such Extended Term IRU under the Code; provided, that, notwithstanding the foregoing, the Landlord, CLEC Landlord, Tenant and the CLEC Tenant hereby agree that the ETI Cap is shared between this ILEC Master Lease and the CLEC Master Lease in all respects (this proviso, the “ETI Cap Proviso”).

Required Assignment and Subletting Provisions

.  Any assignment and/or sublease (including, but not limited to, any rights granted by Tenant or any of its Subsidiaries pursuant to an IRU contract, a dark fiber agreement, a dim fiber agreement or a collocation agreement) must meet the following conditions:

(i)in the case of a sublease, it shall be expressly subject and subordinate to all of the terms and conditions of this ILEC Master Lease;

(ii)the use of the applicable ILEC Facility (or portion thereof) shall not conflict with any Legal Requirement or any other provision of this ILEC Master Lease;

(iii)except as otherwise provided herein, no subtenant or assignee shall be permitted to further sublet all or any part of the applicable Leased Property or assign this ILEC Master Lease or its sublease except insofar as the same would be permitted if it were a sublease by Tenant under this ILEC Master Lease (it being understood that any subtenant under Section 22.3(a) may pledge and mortgage its subleasehold estate (or allow the pledge of its equity interests) to a Permitted Leasehold Mortgagee);

(iv)in the case of a sublease, in the event of cancellation or termination of this ILEC Master Lease for any reason whatsoever or of the surrender of this ILEC Master Lease (whether voluntary, involuntary or by operation of law) prior to the expiration date of such sublease, including extensions and renewals granted thereunder, then, subject to Article XXXVI, at Landlord’s option, the subtenant shall make full and complete attornment to Landlord for the balance of the term of the sublease, which attornment shall be evidenced by an agreement in form and substance satisfactory to Landlord and which the subtenant shall execute and deliver within five (5) days after request by Landlord and the subtenant shall waive the provisions of any law now or hereafter in effect which may give the subtenant any right of election to terminate the sublease or to surrender possession in the event any proceeding is brought by Landlord to terminate this ILEC Master Lease;

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(v)in the event the subtenant receives a written notice from Landlord stating that this ILEC Master Lease has been cancelled, surrendered or terminated, then, subject to Article XXXVI, the subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to Landlord (or as Landlord shall so direct); all rentals received from the subtenant by Landlord shall be credited against the amounts owing by Tenant under this ILEC Master Lease; and

(vi)the term of the sublease shall expire no later than the day preceding the expiration date of the then current Term (other than as expressly set forth above with respect to an Extended Term IRU).

Costs

.  Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment, subletting or management arrangement (but expressly excluding any costs and expenses incurred by Landlord in connection with Landlord’s review of any collocation arrangements, IRU contracts, dark fiber agreements and dim fiber agreements which shall be borne solely by Landlord), including reasonable attorneys’, architects’, engineers’ or other consultants’ fees whether or not such sublease, assignment or management agreement is actually consummated.

No Release of Tenant’s Obligations; Exception

.  No assignment (other than a permitted transfer pursuant to Section 22.2(iii)(y) or Section 22.2(iii)(z)(1) or Section 22.2(iii)(z)(3), in connection with a sale or assignment of the Leasehold Estate), subletting or management agreement shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder or any ILEC Equipment Loan.  The liability of Tenant and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this ILEC Master Lease on Tenant’s part to be performed or observed, shall not in any way be discharged, released or impaired by any (i) stipulation which extends the time within which an obligation under this ILEC Master Lease is to be performed, (ii) waiver of the performance of an obligation required under this ILEC Master Lease that is not entered into for the benefit of Tenant or such successor, or (iii) failure to enforce any of the obligations set forth in this ILEC Master Lease, provided that Tenant shall not be responsible for any additional obligations or liability arising as the result of any modification or amendment of this ILEC Master Lease by Landlord and any assignee of Tenant that is not an Affiliate of Tenant.

Public Offering

.  Notwithstanding anything that may be to the contrary in this Article XXII, this ILEC Master Lease shall not restrict any Transfer of any stock of Tenant as a result of a public offering of Tenant’s stock which (a) constitutes a bona fide public distribution of such stock pursuant to a firm commitment underwriting or a plan of distribution registered under the Securities Act of 1933 and (b) results in such stock being listed for trading on NYSE American, the New York Stock Exchange, or any other recognized stock exchange whether within or outside of the United States or authorized for quotation on the NASDAQ National Market immediately upon the completion of such public offering.  In addition, so long as such stock of Tenant is listed for trading on any such exchange or authorized for quotation on such market, the transfer or exchange of such stock shall not be deemed a Transfer hereunder.

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22.8Further Assurances.  Except to the extent prohibited by Legal Requirements, Tenant will cause any Subsidiary of Tenant that utilizes any of the Leased Property to become a party to this ILEC Master Lease by executing a joinder in the form of Exhibit H attached hereto promptly (but in no event later than thirty (30) days) following such Subsidiary’s initial use of such Leased Property.  Upon the execution of a joinder as described in the immediately preceding sentence, the Subsidiary in question shall be included in the definition of “Tenant” hereunder.

Article XXIII

23.1Officer’s Certificates and Financial Statements.

(a)Officer’s Certificate.  Each of Landlord and Tenant shall, at any time and from time to time upon receipt of not less than ten (10) Business Days’ prior written request from the other party hereto, furnish an Officer’s Certificate certifying (i) that this ILEC Master Lease is unmodified and in full force and effect, or that this ILEC Master Lease is in full force and effect as modified and setting forth the modifications; (ii) the Rent and Additional Charges payable hereunder and the dates to which the Rent and Additional Charges have been paid; (iii) that the address for notices to be sent to the party furnishing such Officer’s Certificate is as set forth in this ILEC Master Lease (or, if such address for notices has changed, the correct address for notices to such party); (iv) whether or not, to its actual knowledge, such party or the other party hereto is in compliance in all material respects with the covenants, agreements and conditions contained in this ILEC Master Lease (together with back-up calculation and information reasonably necessary to support such determination); (v) that Tenant is in possession of the Leased Property; and (vi) responses to such other questions or statements of fact as such other party, any ground or underlying landlord, any purchaser or any current or prospective ILEC Facility Mortgagee or Permitted Leasehold Mortgagee shall reasonably request, provided that such questions or statements of fact are included in the written notice requesting the Officer’s Certificate.  Landlord’s or Tenant’s failure to deliver such statement within such time shall constitute an acknowledgement by such failing party that, to such party’s knowledge, (x) this ILEC Master Lease is unmodified and in full force and effect except as may be represented to the contrary by the other party; (y) the other party is not in default in the performance of any covenant, agreement or condition contained in this ILEC Master Lease; and (z) the other matters set forth in such request, if any, are true and correct.  Notwithstanding the foregoing, in no event shall Landlord or Tenant be required to deliver an Officer’s Certificate under this Section 23.1(a) more than two (2) times in any calendar year.  Any such certificate furnished pursuant to this Article XXIII may be relied upon by the receiving party and any current or prospective ILEC Facility Mortgagee, Permitted Leasehold Mortgagee, ground or underlying landlord or purchaser of the Leased Property.  Tenant shall deliver a Notice to Landlord within two (2) Business Days of obtaining knowledge of the occurrence of any material default hereunder.  Such Notice shall include a detailed description of the default and the actions Tenant has taken or shall take, if any, to remedy such default.

(b)Statements.  Tenant shall furnish the following statements (each a “Financial Statement” and collectively the “Financial Statements”) to Landlord:

(i)as soon as available and in no event later than ninety (90) days after the end of each Fiscal Year, its audited consolidated balance sheet and related statements

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of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Tenant and its consolidated Subsidiaries in accordance with GAAP and the applicable requirements of Regulation S-X;

(ii)as soon as available and in no event later than forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer  of Tenant as presenting fairly in all material respects the financial condition and results of operations of Tenant and its consolidated Subsidiaries in accordance with GAAP and the applicable requirements of Regulation S-X, subject to normal year-end audit adjustments and the absence of footnotes;

(iii)concurrently with any delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of Holdings (a “Compliance Certificate”) (i) certifying as to whether an Event of Default has occurred under this ILEC Master Lease and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) containing all information and calculations reasonably necessary for Landlord to determine compliance by Tenant and its Subsidiaries of the covenants contained in Section 8.5 as of the last day of the fiscal quarter or fiscal year of the Tenant, as the case may be; and

(iv)within sixty (60) days after the beginning of each Fiscal Year, a detailed consolidated budget for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Fiscal Year and setting forth the assumptions used in preparing such budget) and, promptly when available, any significant revisions of such budget approved by the board of directors of Holdings;

(v)promptly after the same (i) become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Tenant or any of its Subsidiaries with the SEC or with any national securities exchange, or distributed by Tenant to its shareholders generally, as the case may be and (ii) are delivered to the Credit Agreement Agent, copies of all compliance certificates or similar reports under the terms of the Credit Agreement; and

(vi) prompt Notice to Landlord of any action, proposal or investigation by any agency or entity, or complaint to such agency or entity, (any of which is called a “Proceeding”), known to Tenant, the result of which Proceeding would reasonably be expected to be to revoke or suspend or terminate or modify in a way adverse to Tenant, or

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fail to renew or fully continue in effect, any license or certificate or operating authority pursuant to which Tenant carries on any part of the Primary Intended Use of all or any portion of the Leased Property.

(c)Other than postings on the SEC’s website, any financial statement or other materials required to be delivered pursuant to Section 23.1(b) shall be deemed to have been delivered on the date on which such information is posted on Tenant’s website on the Internet or by Tenant on an IntraLinks or similar site to which Landlord has been granted access or shall be available on the SEC’s website on the Internet at www.sec.gov; provided that Tenant shall give Notice of any such posting to Landlord, and Tenant shall deliver paper copies of any such documents to Landlord if Landlord requests Tenant to deliver such paper copies.  Notwithstanding anything contained herein, in every instance Tenant shall be required to provide paper copies of any certificate required by Section 23.1(b)(iii) to Landlord. If any Financial Statement or other materials required to be delivered under this ILEC Master Lease shall be required to be delivered on any date that is not a Business Day, such information may be delivered to Landlord on the next succeeding Business Day after such date; and

(d)Tenant further agrees to provide the financial and operational reports to be delivered to Landlord under this ILEC Master Lease in such electronic format(s) as may reasonably be required by Landlord from time to time in order to (i) facilitate Landlord’s financial and reporting requirements and (ii) permit Landlord to calculate any rent, fee or other payments due under any Pole Agreements or Permits.  Tenant also agrees that Landlord shall have audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the ILEC Master Lease terms (including, calculation of Net Income).

(e)Tenant agrees upon request of Landlord (which request is received by Tenant with reasonable advance notice to allow it to perform its obligations hereunder), the Tenant shall provide such information that Landlord reasonably requires to comply with its reporting and filing obligations pursuant to the Sarbanes-Oxley Act of 2002 including:

(i)preparation of the narrative(s) for processes determined to materially impact Landlord’s Financial Statements;

(ii)access during reasonable business hours to Tenant management (including Tenant internal audit management) responsible for activities outlined in the narrative(s);

(iii)incur reasonable efforts to design control activities for all key internal controls over financial reporting, associated information technology general controls and other entity-level controls (collectively “Key Internal Controls”) (as required to maintain compliance with the Sarbanes-Oxley Act of 2002);

(iv)incur reasonable efforts to enable Landlord and its external auditors to test the operating effectiveness of the Key Internal Controls over financial reporting identified; and

(v)incur reasonable efforts to attempt to remediate, within a reasonable amount of time prior to each calendar year end, any deficient controls identified by

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Landlord or its external auditors and to work with Landlord and its external auditors to identify compensating or mitigating controls which can be tested by Landlord and its external auditor and deemed to be operating effectively for the same period of time as the deficient control operated.

Both parties acknowledge and agree that Tenant will charge Landlord for Tenant’s reasonable costs to perform these obligations including its out-of-pocket costs and reasonable allocations for internal labor.

(f)Notwithstanding the foregoing, Tenant shall not be obligated (1) to provide information or assistance that could give Landlord or its Affiliates a “competitive” advantage with respect to markets in which Tenant or Tenant’s Subsidiaries might be competing at any time (it being understood that Landlord shall retain audit rights with respect to such information to the extent required to confirm Tenant’s compliance with the ILEC Master Lease terms (and Landlord’s compliance with the SEC, Internal Revenue Service and other legal and regulatory requirements) and provided that appropriate measures are in place to ensure that only Landlord’s auditors and attorneys (and not Landlord) are provided access to such information) or (2) to provide information that  is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

(g)Tenant shall maintain adequate books and records of all Permits, Easements and Pole Agreement and all payments (and supporting documentation relating to such payments) made thereunder for no less than five (5) years after the end of each Fiscal Year with respect to the books and records maintained during such Fiscal Year.  Tenant’s books and records for the Permits, Easements and Pole Agreements shall be maintained in a manner consistent with the other books and records maintained by Tenant.  Landlord shall have the right from time to time during normal business hours upon reasonable notice to Tenant to examine and audit such books and records at the office of Tenant or other Person maintaining such books and records and to make such copies or extracts thereof as Landlord shall desire.

(h)Notwithstanding anything to the contrary contained herein, Tenant agrees that upon request of Landlord, it shall from time to time provide such information that Landlord requires in order for Landlord to comply with its reporting and filing obligations with the SEC (including, without limitation, any requirements imposed by Regulation S-X (including, to the extent necessary, obtaining a consent from Tenant’s external audit firm for inclusion of their report on Tenant’s financial statement in Landlord’s SEC filings)) and further agrees that Landlord may include such information in its filings and submissions to the SEC.

Confidentiality; Public Offering Information

.  (a) The parties recognize and acknowledge that they may receive certain Confidential Information of the other party.  Subject to Section 23.1(h), each party agrees that neither such party nor any of its Representatives acting on its behalf shall, during or within five (5) years after the term of the termination or expiration of this ILEC Master Lease, directly or indirectly use any Confidential Information of the other party or disclose Confidential Information of the other party to any person for any reason or purpose whatsoever, except as reasonably required in order to comply with the obligations and provisions of this ILEC Master Lease.

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(b)Notwithstanding anything to the contrary set forth in Section 23.2(a), in the event that a party or any of its Representatives is requested or becomes legally compelled (pursuant to any legal, governmental, administrative or regulatory order, authority or process) to disclose any Confidential Information of the other party but specifically excluding any disclosures required to be made by Landlord under Section 23.1(h), it will, to the extent reasonably practicable and not prohibited by law, provide the party to whom such Confidential Information belongs prompt written notice of the existence, terms or circumstances of such event so that the party to whom such Confidential Information belongs may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 23.2.  In the event that such protective order or other remedy is not obtained or the party to whom such Confidential Information belongs waives compliance with this Section 23.2, the party compelled to disclose such Confidential Information will furnish only that portion of the Confidential Information or take only such action as, based upon the advice of your legal counsel, is legally required and will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Confidential Information so furnished.  The party compelled to disclose the Confidential Information shall cooperate with any action reasonably requested by the party to whom such Confidential Information belongs to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

(c)The parties agree that, except as required by law, no party hereto shall issue any press release relating to the terms of this ILEC Master Lease without the prior written approval of the other party, which approval may be granted or withheld in such party’s sole discretion.

Agreements with Respect to Certain Information

.  Notwithstanding anything to the contrary in Section 23.2:

(a)Without limiting the disclosures permitted to be made by Landlord under Section 23.1(h), Tenant specifically agrees that Landlord may include financial information and such information concerning the operation of the ILEC Facilities (1) which is publicly available or (2) the inclusion of which is approved by Tenant in writing, which approval may not be unreasonably withheld, in offering memoranda or prospectuses or confidential information memoranda, or similar publications or marketing materials, rating agency presentations, investor presentations or disclosure documents in connection with syndications, private placements or public offerings of Landlord’s or its Subsidiaries’ securities or loans, and any other reporting requirements under applicable federal and state laws, including those of any successor to Landlord, provided that, to the extent such information is not publicly available, the recipients thereof shall be obligated to maintain the confidentiality thereof pursuant to Section 23.2 hereof or pursuant to confidentiality provisions substantially similar thereto and to comply with all federal, state and other securities laws applicable with respect to such information. Unless otherwise agreed by Tenant, Landlord shall not revise or change the wording of information previously publicly disclosed by Tenant and furnished to Landlord or any its Subsidiaries pursuant to Section 23.1 or this Section 23.3 and Landlord’s Form 10-Q or Form 10-K (or supplemental report filed in connection therewith) shall not disclose the operational results of the ILEC Facilities prior to Tenant’s or its Affiliate’s public disclosure thereof so long as Tenant or such Affiliate reports such information in a timely manner consistent with historical practices and SEC disclosure requirements.  Tenant agrees to provide such other reasonable information and, if necessary, reasonable participation in road shows and other presentations at Landlord’s sole cost and expense,

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with respect to Tenant and its Leased Property to facilitate a public or private debt or equity offering or syndication by Landlord or its Subsidiaries to satisfy Landlord’s SEC disclosure requirements or the disclosure requirements of any of its Subsidiaries.  In this regard, Landlord shall provide to Tenant a copy of any information prepared by Landlord to be published, and Tenant shall have a reasonable period of time (not to exceed three (3) Business Days) after receipt of such information to notify Landlord of any corrections.  Tenant shall, upon the request of Landlord, use commercially reasonable efforts to provide Landlord and its representatives with such management representation letters, comfort letters and consents of applicable certified independent auditors to the inclusion of their reports in applicable financing disclosure documents as may be reasonably requested or required in connection with the sale or registration of securities by Landlord or any Affiliate of Landlord; provided, however, that any such letters, comfort letters, consents or other information provided by Tenant shall be provided for informational purposes only and expressly provided without any representation or warranty of any kind.

(b)Landlord shall have the right to share Confidential Information of Tenant with its Subsidiaries and their respective officers, employees, directors, ILEC Facility Mortgagee, agents and lenders party to material debt instruments entered into by Landlord or its Subsidiaries, actual or prospective arrangers, underwriters, investors or lenders with respect to Indebtedness, Monetization or Equity Interests that may be issued by Landlord or its Subsidiaries, rating agencies, accountants, attorneys and other consultants (the “Landlord Representatives”), provided that (i) such Landlord Representative is not a Competitor and is advised of the confidential nature of such information and agrees, to the extent such information is not publicly available, to maintain the confidentiality thereof pursuant to Section 23.2 hereof or pursuant to confidentiality provisions substantially similar thereto and to comply with all federal, state and other securities laws applicable with respect to such information and (ii) neither it nor any Landlord Representative shall be permitted to engage in any transactions with respect to the stock or other equity or debt securities or syndicated loans of Tenant based on any such non-public information provided by or on behalf of Landlord or its Subsidiaries (provided that this provision shall not govern the provision of information by Tenant).

(c)In addition to the foregoing, Landlord agrees that, upon request of Tenant, it shall from time to time provide such information as may be reasonably requested by Tenant with respect to Landlord’s capital structure and/or any financing secured by this ILEC Master Lease or the Leased Property in connection with Tenant’s review of the treatment of this ILEC Master Lease under GAAP.  Tenant shall have the right to share such information with Tenant’s Subsidiaries and their respective officers, employees, directors, Permitted Leasehold Mortgagees, agents and lenders party to material debt instruments entered into by Tenant or Tenant’s Subsidiaries, actual or prospective arrangers, underwriters, investors or lenders with respect to Indebtedness or Equity Interests that may be issued by Tenant or Tenant’s Subsidiaries, rating agencies, accountants, attorneys and other consultants (the “Tenant Representatives”) so long as such Tenant Representative is advised of the confidential nature of such information and agrees, to the extent such information is not publicly available, (i) to maintain the confidentiality thereof pursuant to Section 23.2 hereof and to comply with all federal, state and other securities laws applicable with respect to such information and (ii) not to engage in any transactions with respect to the stock or other equity or debt securities or syndicated loans of Landlord or its Subsidiaries based on any such non-public information provided by or on behalf of Tenant or Tenant’s Subsidiaries (provided that this provision shall not govern the provision of information by Landlord).

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(d)Subject to the confidentiality requirements of this Section 23, Landlord and Tenant shall cooperate in good faith using reasonable efforts to assist the other party in any credit rating agency process, including providing customary information to such agencies as reasonably requested.

(e)Notwithstanding anything to the contrary contained in this Section 23, Landlord agrees to keep confidential any information provided by Tenant regarding GCI expenditures for the following year or any projections for multi-year periods and any information regarding compliance with financial covenants until Tenant publicly discloses such information in accordance with applicable law; provided, that, Landlord may use such information in preparing its own projections and guidance that it shares with rating agencies, financing sources, and the public market.

Article XXIV

Landlord’s Right to Inspect

.  Upon reasonable advance notice to Tenant, Tenant shall permit Landlord and its authorized representatives to inspect its Leased Property during usual business hours.  Landlord shall take care to minimize disturbance of the operations on the Leased Property, except in the case of emergency.

Article XXV

No Waiver

.  No delay, omission or failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any default or Event of Default shall impair any such right or constitute a waiver of any such breach or of any such term.  No waiver of any breach shall affect or alter this ILEC Master Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

Article XXVI

Remedies Cumulative

.  To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord now or hereafter provided either in this ILEC Master Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

Article XXVII

Acceptance of Surrender

.  No surrender to Landlord of this ILEC Master Lease or of any Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

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Article XXVIII

No Merger

.  There shall be no merger of this ILEC Master Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (i) this ILEC Master Lease or the leasehold estate created hereby or any interest in this ILEC Master Lease or such leasehold estate and (ii) the fee estate in the Leased Property.

Article XXIX

Conveyance by Landlord

.  If Landlord or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms of this ILEC Master Lease other than as security for a debt, and the grantee or transferee expressly assumes all obligations of Landlord arising after the date of the conveyance, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Landlord under this ILEC Master Lease (other than any obligation of Landlord hereunder to provide the remaining Cumulative GCI Commitment in accordance with Article X) arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner; it being agreed and understood that Landlord and any successor owner shall remain jointly and severally liable for any obligation to provide the remaining Cumulative GCI Commitment in accordance with Article X.

Article XXX

Quiet Enjoyment

.  So long as this ILEC Master Lease is in full force and effect, Tenant shall peaceably and quietly have, hold and enjoy the Leased Property for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all covenants, conditions, restrictions, easements, Encumbrances and other matters affecting the Leased Property as of the Commencement Date or thereafter provided for in this ILEC Master Lease or consented to by Tenant.  No failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this ILEC Master Lease or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this ILEC Master Lease, or to fail to perform any other obligation of Tenant hereunder.  Notwithstanding the foregoing, Tenant shall have the right, by separate and independent action to pursue any claim it may have against Landlord as a result of a breach by Landlord of the covenant of quiet enjoyment contained in this Article XXX.

Article XXXI

Landlord’s Financing

.  Without the consent of Tenant but subject to the terms of this Article XXXI and Section 18.2, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any ILEC Facility Mortgage upon the Leased Property or any portion thereof or interest therein.  This ILEC Master Lease is and at all times shall be subject and subordinate to any such ILEC Facility Mortgage which may now or hereafter affect the Leased Property or any portion thereof or interest therein and to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, that the subjection and subordination of this ILEC Master Lease and Tenant’s

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leasehold interest hereunder to any ILEC Facility Mortgage shall be conditioned upon the execution by the holder of each ILEC Facility Mortgage and delivery to Tenant of a nondisturbance and attornment agreement substantially in the form attached hereto as Exhibit C (or in a form otherwise reasonably acceptable to Tenant and the ILEC Facility Mortgagee or prospective ILEC Facility Mortgagee, as the case may be), and executed by Tenant as well as Landlord, which will bind such holder of such ILEC Facility Mortgage and its successors and assigns as well as any person who acquires any portion of the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu of any such foreclosure or a successor owner of the Leased Property (each, a “Foreclosure Purchaser”) and which provides that so long as there is not then outstanding and continuing an Event of Default under this ILEC Master Lease, the holder of such ILEC Facility Mortgage, and any Foreclosure Purchaser shall disturb neither Tenant’s leasehold interest or possession of the Leased Property in accordance with the terms hereof, nor any of its rights, privileges and options, and shall give effect to this ILEC Master Lease, including the provisions of Article XVII which benefit any Permitted Leasehold Mortgagee (as if such ILEC Facility Mortgagee or Foreclosure Purchaser were the landlord under this ILEC Master Lease (it being understood that the exercise of any rights and remedies by the ILEC Facility Mortgagee or Foreclosure Purchaser shall be subject to the terms and provisions of this ILEC Master Lease (including the provisions of Article XVI and Article XXXVI) if an Event of Default has occurred and is continuing at the time such party acquires any portion of the Leased Property in a foreclosure or similar proceeding or in a transfer in lieu)).  Except for the documents described in the preceding sentences, this provision shall be self-operative and no further instrument of subordination shall be required to give it full force and effect.  If, in connection with obtaining any ILEC Facility Mortgage for the Leased Property or any portion thereof or interest therein, an ILEC Facility Mortgagee or prospective ILEC Facility Mortgagee shall request (A) reasonable cooperation from Tenant, Tenant shall provide the same at no cost or expense to Tenant, it being understood and agreed that Landlord shall be required to reimburse Tenant for all reasonable costs and expenses so incurred by Tenant, including, but not limited to, its reasonable attorneys’ fees, or (B) reasonable amendments or modifications to this ILEC Master Lease as a condition thereto, Tenant hereby agrees to execute and deliver the same so long as any such amendments or modifications do not (i) increase Tenant’s monetary obligations under this ILEC Master Lease, (ii) adversely increase Tenant’s non-monetary obligations under this ILEC Master Lease in any material respect, (iii) diminish Tenant’s rights under this ILEC Master Lease in any material respect or (iv) amend in any respect the provisions set forth in Section 3.4, Article X, Section 16.1, Article XXII, Section 34.1, Article XXXVI and Section 41.14 and the definitions related thereto.

Attornment

.  If Landlord’s interest in the Leased Property or any portion thereof or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any ILEC Facility Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law:  (a) at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under this ILEC Master Lease or enter into a new lease substantially in the form of this ILEC Master Lease with the new owner or superior lessor, and Tenant shall take such actions to confirm the foregoing within ten (10) days after request so long as no provision in such new lease (i) increases Tenant’s monetary obligations under this ILEC Master Lease, (ii) adversely increases Tenant’s non-monetary obligations under this ILEC Master Lease in any material respect, (iii) diminishes Tenant’s rights under this ILEC Master Lease in any material respect or (iv) amends in any respect the provisions set forth in Section 3.4, Article X, Section 16.1, Article XXII, Section

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34.1, Article XXXVI and Section 41.14 and the definitions related thereto and (b) the new owner or superior lessor shall not be (i) liable for any act or omission of Landlord under this ILEC Master Lease occurring prior to such sale, conveyance or termination, unless such act or omission is then continuing and reasonably susceptible to cure by the new owner or superior lessor acting as a prudent landlord; (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this ILEC Master Lease occurring prior to such sale, conveyance or termination, except where such offset, abatement or reduction of rent arises (1) pursuant to Section 3.4 with respect to Landlord Defaulted Obligations Amount or (2) with respect to a default of the Landlord that is continuing at the time the new owner or superior lessor acquires title to the Leased Property and is reasonably susceptible to cure by the new owner or superior lessor, Tenant has given the new owner or superior lessor notice thereof, and the new owner or superior lessor fails to cure the same after having received such notice thereof; or (iii) bound by any previous modification or amendment to this ILEC Master Lease or any previous prepayment of more than one month’s Rent, unless such modification, amendment or prepayment shall have been approved in writing by such ILEC Facility Mortgagee (to the extent such approval was required at the time of such amendment or modification or prepayment under the terms of the applicable ILEC Facility Mortgage Documents) or, in the case of such prepayment, such prepayment of rent has actually been delivered to such new owner or superior lessor or in either case, such modification, amendment or prepayment occurred before Landlord provided Tenant with notice of the ILEC Facility Mortgage and the identity and address of the ILEC Facility Mortgagee.

Article XXXII

Hazardous Substances

.  Tenant shall not allow any Hazardous Substance to be located in, on, under or about the Leased Property or incorporated in any ILEC Facility; provided, however, that Hazardous Substances may be brought, kept, used or disposed of in, on or about the Leased Property in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to the Primary Intended Use or in connection with the construction of facilities similar to the applicable ILEC Facility or to the extent in existence at any ILEC Facility and which are brought, kept, used and disposed of in material compliance with Legal Requirements.  Tenant shall not allow the Leased Property to be used as a waste disposal site or for the manufacturing, handling, storage, distribution or disposal of any Hazardous Substance other than in the ordinary course of the business conducted at the Leased Property and in material compliance with applicable Legal Requirements.

Notices

.  Tenant shall provide to Landlord, within five (5) Business Days after Tenant’s receipt thereof, a copy of any notice, or notification with respect to, (i) any violation of a Legal Requirement relating to Hazardous Substances located in, on, or under the Leased Property or any adjacent property; (ii) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed or threatened with respect to the Leased Property; (iii) any claim made or threatened by any Person against Tenant or the Leased Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or claimed to result from any Hazardous Substance; and (iv) any reports made to any federal, state or local environmental agency arising out of or in connection with any Hazardous Substance in, on, under or removed from the Leased Property, including any complaints, notices, warnings or assertions of violations in connection therewith.

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Remediation

.  If Tenant becomes aware of a material violation of any Legal Requirement relating to any Hazardous Substance in, on, under or about the Leased Property or any adjacent property for which Tenant is responsible, or if Tenant, Landlord or the Leased Property becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate the Leased Property, Tenant shall immediately notify Landlord of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation.  If Tenant fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

Indemnity

.  Tenant shall indemnify, defend, protect, save, hold harmless, and reimburse Landlord for, from and against any and all costs, losses (including, losses of use or economic benefit or diminution in value), liabilities, damages, assessments, lawsuits, deficiencies, demands, claims and expenses (collectively, “Environmental Costs”) (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before (except to the extent first discovered after the end of the Term) or during (but not after) the Term or such portion thereof during which the Leased Property is leased to Tenant (i) the production, use, generation, storage, treatment, transporting, disposal, discharge, release or other handling or disposition of any Hazardous Substances from, in, on or about the Leased Property (collectively, “Handling”), including the effects of such Handling of any Hazardous Substances on any Person or property within or outside the boundaries of the Leased Property, (ii) the presence of any Hazardous Substances in, on, under or about the Leased Property and (iii) the violation of any Environmental Law.  “Environmental Costs” include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual and consequential damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees, and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

Without limiting the scope or generality of the foregoing, Tenant expressly agrees that, in the event of a breach by Tenant in its obligations under this Section 32.4 that is not cured within any applicable cure period, Tenant shall reimburse Landlord for any and all reasonable costs and expenses incurred by Landlord in connection with, arising out of, resulting from or incident to, directly or indirectly, before (with respect to any period of time in which Tenant or its Affiliate was in possession and control of the applicable Leased Property) or during (but not after) the Term or such portion thereof during which the Leased Property is leased to Tenant of the following:

(a)in investigating any and all matters relating to the Handling of any Hazardous Substances, in, on, from, under or about the Leased Property;

(b)in bringing the Leased Property into compliance with all Legal Requirements; and

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(c)in removing, treating, storing, transporting, cleaning-up and/or disposing of any Hazardous Substances used, stored, generated, released or disposed of in, on, from, under or about the Leased Property or off-site other than in the ordinary course of the business conducted at the Leased Property and in compliance with applicable Legal Requirements.

If any claim is made by Landlord for reimbursement for Environmental Costs incurred by it hereunder, Tenant agrees to pay such claim promptly, and in any event to pay such claim within sixty (60) calendar days after receipt by Tenant of Notice thereof and any amount not so paid within such sixty (60) calendar day period shall bear interest at the Overdue Rate from the date due to the date paid in full.

Environmental Inspections

.  In the event Landlord has a reasonable basis to believe that Tenant is in breach of its obligations under this Article XXXII, Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) days’ Notice to Tenant, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of the Leased Property to determine the existence or presence of Hazardous Substances on or about the Leased Property.  Landlord shall have the right to enter and inspect the Leased Property, conduct any testing, sampling and analyses it deems necessary and shall have the right to inspect materials brought into the Leased Property.  Landlord may, in its discretion, retain such experts to conduct the inspection, perform the tests referred to herein, and to prepare a written report in connection therewith.  All reasonable costs and expenses incurred by Landlord under this Section 32.5 shall be paid on demand as Additional Charges by Tenant to Landlord.  Failure to conduct an environmental inspection or to detect unfavorable conditions if such inspection is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with or to have occurred during Tenant’s tenancy.  Tenant shall remain liable for any environmental condition related to or having occurred during its tenancy regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental inspection at the termination of this ILEC Master Lease.  The obligations set forth in this Article XXXII shall survive the expiration or earlier termination of this ILEC Master Lease.

Article XXXIII

Memorandum of Lease

.  Upon Tenant’s request, Landlord and Tenant shall enter into one or more short form memoranda of this ILEC Master Lease, in form suitable for recording in each county or other applicable location in which the Leased Property is located.  Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term with respect to the applicable ILEC Facility.

Tenant Financing

.  If, in connection with granting any Permitted Leasehold Mortgage or entering into a Debt Agreement, Tenant shall reasonably request (A) reasonable cooperation from Landlord, Landlord shall provide the same at no cost or expense to Landlord, it being understood and agreed that Tenant shall be required to reimburse Landlord for all such costs and expenses so incurred by Landlord, including, but not limited to, its reasonable attorneys’ fees, or (B) reasonable amendments or modifications to this ILEC Master Lease as a condition thereto, Landlord hereby agrees to execute and deliver the same so long as any such

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amendments or modifications do not (i) increase Landlord’s monetary obligations under this ILEC Master Lease, (ii) adversely increase Landlord’s non-monetary obligations under this ILEC Master Lease in any material respect, (iii) diminish Landlord’s rights under this ILEC Master Lease in any material respect, (iv) adversely impact the value of the Leased Property or (v) adversely impact Landlord’s (or any Affiliate of Landlord’s) tax treatment or position.

Article XXXIV

Expert Valuation Process

.  (a)  If it becomes necessary to determine the Maximum Foreseeable Loss, and the parties are unable to agree thereon, then the same shall be determined by two Experts, one such Expert to be selected by Landlord to act on its behalf and the other such Expert to be selected by Tenant to act on its behalf.  Landlord or Tenant, as applicable, shall cause its Expert to, within forty-five (45) days after the applicable Valuation Request Notice (the “Initial Valuation Period”), determine the Maximum Foreseeable Loss as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Expert’s decision to the relevant date); provided, however, that if either party shall fail to appoint its Expert within the time permitted, or if two Experts shall have been so appointed but only one such Expert shall have made such determination within such forty-five (45) day period, then the determination of such sole Expert shall be final and binding upon the parties.  For purposes of clarity, the “relevant date” with respect to any determination of the Maximum Foreseeable Loss shall be deemed to be the date on which Tenant must adjust the amount of insurance carried pursuant to Article XIII.  A written report of each Expert shall be delivered and addressed to each of Landlord and Tenant. This provision for determination by an expert valuation process shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

(b)If the two Experts shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts then the Maximum Foreseeable Loss shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined.  If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two Experts shall have ten (10) days to appoint a third Expert meeting the above requirements, but if such Experts fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an Expert meeting the above requirements (such Expert, the “Third Expert”) within ten (10) days of such request, and both parties shall be bound by any appointment so made within such ten (10) day period.  If no such Expert shall have been appointed within such ten (10) days or within the Initial Valuation Period, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court.  Any Expert appointed by the original Experts, by the American Arbitration Association or by such court shall be instructed to determine the Maximum Foreseeable Loss within thirty (30) days after appointment of such Expert.

(c)If a Third Expert is appointed in accordance with Section 34.1(b), then such Third Expert shall choose which of the determinations made by the other two (2) Experts shall be final and binding, and such chosen determination shall be final and binding upon Landlord and Tenant as the Maximum Foreseeable Loss.

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(d)Landlord and Tenant shall each pay the fees and expenses of the Expert appointed by it and each shall pay one-half (1/2) of the fees and expenses of the Third Expert.

Article XXXV

Notices

.  Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service or by an overnight express service to the following address:

To Tenant:	Windstream Holdings, Inc. 4001 Rodney Parham Road Little Rock, AR 72212 Attention: Chief Financial Officer
With a copy to: (that shall not constitute notice)	Windstream Holdings, Inc. 4001 Rodney Parham Road Mailstop: B1F03-71A Little Rock, AR 72212 Attention: Legal Department
To Landlord:	Uniti Group Inc. 10802 Executive Center Drive Benton Building, Suite 300 Little Rock, AR 72211 Attention: Controller
And with copy to (which shall not constitute notice):	Uniti Group Inc. 10802 Executive Center Drive Benton Building, Suite 300 Little Rock, AR 72211 Attention: General Counsel

or to such other address as either party may hereafter designate.  Notice shall be deemed to have been given on the date of delivery if such delivery is made on a Business Day, or if not, on the first Business Day after delivery.  If delivery is refused, Notice shall be deemed to have been given on the date delivery was first attempted.

Article XXXVI

Transfer of Tenant’s Property and Operational Control of the ILEC Facilities

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(a)Upon (i) Tenant’s election or deemed election not to extend the ILEC Master Lease for any ILEC Facility by the Renewal Election Outside Date (a “Non-Renewal Event”), (ii) the expiration of the final Renewal Term (the “Final Lease Expiration”) or (iii) the delivery by Landlord of a Notice (a “Lease Termination Notice”) to Tenant exercising Landlord’s

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right to terminate this ILEC Master Lease or repossess the Leased Property in accordance with the terms of this ILEC Master Lease, Tenant shall transfer (or cause to be transferred) upon such expiration or earlier termination of the Term with respect to any ILEC Facility that is subject to such expiration or earlier termination (each an “Affected ILEC Facility”) or as soon thereafter as Landlord shall request, the Communications Assets to a successor lessee or operator (or lessees or operators) of such Affected ILEC Facility (collectively, the “Successor Tenant”) designated pursuant to Section 36.2 for consideration to be received by Tenant (or Tenant’s Subsidiaries) from the Successor Tenant in an amount equal to the Fair Market Value of the Communications Assets (the “Communications Assets FMV”) as either (x) negotiated and agreed in writing by Tenant and the Successor Tenant (the “Negotiated Communications Assets FMV”) in accordance with Section 36.2(c)(i) or (y) if (A) the Tenant and Successor Tenant have not agreed in writing on the Communications Assets FMV for an Affected ILEC Facility by the date that is ninety (90) days prior to the expiration of the Term (other than in connection with the Final Lease Expiration) or (B) a Lease Termination Notice has been delivered to Tenant and remains in effect or the Final Lease Expiration shall have occurred, then such Communications Assets FMV shall be determined, and Tenant’s transfer of the Communications Assets to a Successor Tenant in consideration for a payment in such amount shall be determined and transferred, in accordance with the provisions of Section 36.2.  Notwithstanding the foregoing, in the event (i) the Credit Agreement Agent has notified Landlord that a default or event of default (beyond all applicable notice and cure periods) has occurred and is continuing under the Credit Agreement or the transfer of the Communications Assets would constitute a sale of all or substantially all of the Tenant’s assets on a consolidated basis (each a “Credit Agreement Agent Trigger Event”), (ii) the Successor Tenant is a Person other than the Credit Agreement Agent (acting on behalf of the lenders under the Credit Agreement) or its designee and (iii) the Negotiated Communications Assets FMV is less than Credit Agreement Payoff Amount of which Landlord receives notices from Credit Agreement Agent, then Tenant and Successor Tenant shall be deemed to not have agreed on the Communications Assets FMV and the Communications Assets FMV shall be determined in accordance with Section 36.2. For the purpose of clarification, except as provided in Section 36.2(d), the Communications Assets must be transferred in whole (and not in part) to the Successor Tenant in exchange for the Communications Assets FMV.

(b)For purposes of determining the Communications Assets, Landlord and Tenant acknowledge that there may be instances where Tenant provides services to a customer at multiple locations, some of which are directly served by an Affected ILEC Facility and some of which are not directly served by an Affected ILEC Facility.  In such circumstances, Landlord and Tenant have agreed not to divide the customer relationship between Tenant and the Successor Tenant.  Therefore, Landlord and Tenant agree that in such circumstances, Tenant will retain the entire customer relationship unless the revenue generated by the customer relationship is predominately derived from services provided to customer locations directly served by an Affected ILEC Facility, in which case the entire customer relationship will be included as part of the Communications Assets to be sold to a Successor Tenant under this Article XXXVI.

Determination of Successor Lessee and Communications Assets FMV

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(a)The determination of the Communications Assets FMV and the transfer of  the Communications Assets to a Successor Tenant in consideration for the Communications Assets FMV shall be effected by (i) first, determining the Successor Tenant Rent in accordance with

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Section 1.4(b) in the case of a Non-Renewal Event or Section 41.14 in the case of a Final Lease Expiration or a termination of this ILEC Master Lease (ii) second, identifying and designating in accordance with the terms of Section 36.2(b), a pool of qualified potential Successor Tenants (each, a “Qualified Successor Tenant”) prepared to lease the Affected ILEC Facility at the Successor Tenant Rent and to bid for the Communications Assets of the Affected ILEC Facility, and (iii) third, subject to and in accordance with the terms of Section 36.2(c)(ii), determining the highest price a Qualified Successor Tenant would agree to pay for the Communications Assets of the Affected ILEC Facility and setting such highest price as the Communications Assets FMV in exchange for which Tenant shall be required to transfer such Communications Assets. Landlord will enter into a lease with such Qualified Successor Tenant on substantially the same terms and conditions of this ILEC Master Lease (except that (1) the Leased Property shall only include the Leased Property pertaining to the Affected ILEC Facility, (2) the term shall be ten (10) years, and (3) the rent shall be the Successor Tenant Rent).

(b)Designating Potential Successor Tenants.  Landlord will select three (3) (one of which will be Landlord or an Affiliate of Landlord) and Tenant will select four (4) (one of which will be the Credit Agreement Agent or its designee) (for a total of up to seven (7)) potential Qualified Successor Tenants prepared to lease the Affected ILEC Facility for the Successor Tenant Rent, each of whom must meet the criteria established for a Discretionary Transferee.  Landlord and Tenant must designate their proposed Qualified Successor Tenants within one hundred eighty (180) days prior to the expiration of the Term or, in the case of a termination of this ILEC Master Lease, within thirty (30) days after delivery of the Lease Termination Notice.  In the event that Landlord or Tenant fails to designate such party’s allotted number of potential Qualified Successor Tenants, the other party may designate additional potential Qualified Successor Tenants such that the total number of potential Qualified Successor Tenants does not exceed seven (7); provided that, in the event the total number of potential Qualified Successor Tenants is less than seven (7), the transfer process will still proceed as set forth in Section 36.2(c) below.

(c)Determining Communications Assets FMV.

(i)Tenant will have a three (3) month period to enter into a definitive agreement specifying the Negotiated Communications Assets FMV and all other terms and conditions for the sale of the Communications Assets of the Affected ILEC Facility with one of the Qualified Successor Tenants which three (3) month period will commence immediately upon the conclusion of the steps set forth above in Section 36.2(b); provided, however, that (x) if Landlord is notified by the Credit Agreement Agent that a Credit Agreement Agent Trigger Event exists, unless the Successor Tenant is the Credit Agreement Agent (acting on behalf of the lenders under the Credit Agreement) or its designee, such Negotiated Communications Assets FMV shall be not less than the Credit Agreement Payoff Amount of which Landlord receives notice from the Credit Agreement Agent and (y) notwithstanding the foregoing, if a Lease Termination Notice has been delivered to Tenant or the Final Lease Expiration shall have occurred, Landlord and Tenant shall immediately engage a Qualified Third Party Auctioneer and the following clause (ii) shall instead be applicable (in lieu of any such three (3) month period).

(ii)If (A) Tenant does not enter into a Communications Assets Sale Agreement in accordance with the terms set forth in Section 36.2(c)(i) or (B) a Lease

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Termination Notice has been delivered to Tenant or the Final Lease Expiration shall have occurred, Landlord and Tenant shall engage a Qualified Third Party Auctioneer to conduct an auction for the Communications Assets among the seven (7) potential successor lessees in a manner reasonably designed to maximize the value of the Communications Assets and, subject to the terms of this Section 36.2(c)(ii), Tenant will be required to transfer the Communications Assets to the Qualified Successor Tenant submitting the highest Qualified Communications Assets Bid. Except for a bid submitted by the Credit Agreement Agent (or its designee) which may be in the form of a “credit bid” of the indebtedness and other obligations outstanding under the Credit Agreement, if the Credit Agreement Agent has notified Landlord that a Credit Agreement Agent Trigger Event exists, all bids shall provide the purchase price proposed to be paid for the Communications Assets, and at least seventy-five percent (75%) of such purchase price must consist of cash or cash equivalents (each such bid, a “Qualified Communications Assets Bid”).  Tenant shall select the highest Qualified Communications Assets Bid for the sale of the Communications Assets within fifteen (15) days after receipt of the Qualified Communications Assets Bids (the “Selection Period”), provided that in the event (x) the Credit Agreement Agent has notified Landlord that a Credit Agreement Agent Trigger Event exists and (y) Tenant desires to select a Qualified Communications Assets Bid as the highest bid that offers cash or cash equivalents in an amount less than the Credit Agreement Payoff Amount that has been identified by the Credit Agreement Agent in a notice to Landlord, then Tenant shall be deemed to designate the Credit Agreement Agent to make such selection.  Notwithstanding the foregoing, if the Credit Agreement Agent has been designated by Tenant to select the highest Qualified Communications Assets Bid pursuant to the immediately preceding sentence and the Credit Agreement Agent fails to make such selection within the Selection Period, the Credit Agreement Agent shall be deemed to have waived its right to select the highest Qualified Communications Assets Bid and Tenant shall select the highest Qualified Communications Assets Bid within the five-day period that immediately follows the  Selection Period.

(d)Notwithstanding anything in the contrary in this Article XXXVI, the transfer of the Communications Assets will be conditioned upon the approval of the applicable regulatory agencies of the transfer of the applicable Communications Licenses, Pole Agreements, Easements and Permits and any other assets to the Successor Tenant and/or the issuance of new licenses as required by applicable Communications Regulations and the relevant regulatory agencies both with respect to operating and suitability criteria, as the case may be.

Operation Transfer

.  (a)  Upon designation of a Successor Tenant (pursuant to either Sections 36.1 or 36.2, as the case may be), Tenant shall reasonably cooperate and take all actions reasonably necessary (including providing all reasonable assistance to Successor Tenant) to effectuate the transfer of operational control of the Affected ILEC Facility to Successor Tenant in an orderly manner so as to minimize to the maximum extent possible any disruption to the continued orderly operation of the Affected ILEC Facility for its Primary Intended Use.  Concurrently with the transfer of the Communications Assets to Successor Tenant, Landlord and Successor Tenant shall execute a new master lease in accordance with the terms set forth in Section 36.2(a).

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(b)Notwithstanding the expiration or earlier termination of the Term and anything to the contrary herein, unless Landlord consents to the contrary, in the event the transfer of the Communications Assets and operational control of the Affected ILEC Facility by Tenant to Successor Tenant is not completed by the expiration or earlier termination of the Term (or Tenant and Landlord agree on an alternative arrangement),  Landlord and Tenant hereby agree to enter into a management agreement (the “Management Agreement”) in a form reasonably acceptable to both parties pursuant to which Tenant shall agree to (or shall cause Tenant’s Subsidiaries to agree to) continue to (and Landlord shall permit Tenant to maintain possession of the Leased Property to the extent necessary to) operate the Affected ILEC Facility in accordance with all Legal Requirements, Communications Regulations, Communications Licenses, Permits, Easements and Pole Agreements and on such other terms which are customary in the transfer to a Successor Tenant of a facility similar to the Affected ILEC Facility for a management fee equal to 110% of the reasonable operating costs (which operating expenses may include, without limitation, an allocable share of overhead and administrative costs) and 100% of the reasonable capital expenditures incurred by Tenant to continue operating the Affected ILEC Facility in accordance with the Management Agreement (which costs shall be evidenced by reasonably detailed backup information) for a term commencing upon the expiration or earlier termination of the Term with respect to the Affected ILEC Facility and ending on the date that Tenant transfers the Communications Assets and operational control for the Affected ILEC Facility to a Successor Tenant (or Tenant and Landlord agree on an alternative arrangement); it being agreed and understood that (i) Tenant shall not be obligated to pay Rent for the Affected ILEC Facility during the term of the Management Agreement, (ii) Landlord shall be responsible for all costs and expenses relating to operation and maintenance of the Affected ILEC Facility except as otherwise set forth in the Management Agreement and (iii) all profits, rents and revenues relating to the Affected ILEC Facility from and after the expiration or earlier termination of the Term with respect to the Affected ILEC Facility shall belong to Landlord (except for Landlord’s obligation to pay the management fee described above).

(c)Upon the expiration or earlier termination of the Term with respect to any Affected ILEC Facility, Tenant and Landlord (or the Successor Tenant) shall cooperate with one another for a reasonable period in order to ensure that (i) a fully operational Affected ILEC Facility is transferred to Landlord or the Successor Tenant and (ii) any necessary authorizations, and legal title to Permits, Pole Agreements, and Easements not previously transferred to Landlord have been transferred to Landlord or Successor Tenant; it being agreed that Tenant shall enter into a transition services agreement for a reasonable term and otherwise consistent with the terms described in the attached Exhibit D promptly following Landlord’s (or Successor Tenant’s) request in connection therewith.  Upon expiration or earlier termination of the Term and following Landlord’s request, Tenant shall promptly deliver copies of all of Tenant’s books and records relating to the Easements, Permits and Pole Agreements for the Affected ILEC Facility.

Carrier of Last Resort

.  Each of Landlord and Tenant hereby acknowledge and agree that in no event shall any of Tenant’s “carrier of last resort obligations” under any Legal Requirements become the obligations of Landlord with respect to any ILEC Facility, and that such obligations shall remain the obligations solely of Tenant, in the event (i) the Term expires and there are no remaining Renewal Terms under Section 1.4, (ii) the Term expires as to such ILEC Facility due to Tenant’s election not to extend the Term for any Renewal Term under Section 1.4

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with respect to such ILEC Facility, or (iii) the ILEC Master Lease is terminated as to such ILEC Facility in accordance with the terms hereof.

Article XXXVII

Attorneys’ Fees

.  If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this ILEC Master Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable outside attorneys’ fees incurred therein.  In addition to the foregoing and other provisions of this ILEC Master Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as Additional Charges, all of Landlord’s reasonable outside attorneys’ fees incurred in connection with the enforcement of this ILEC Master Lease (except to the extent provided above), including reasonable attorneys’ fees incurred in connection with the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

Article XXXVIII

Brokers

.  Tenant warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this ILEC Master Lease, and Tenant shall indemnify, protect, hold harmless and defend Landlord from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Tenant.  Landlord warrants that it has not had any contact or dealings with any Person or real estate broker which would give rise to the payment of any fee or brokerage commission in connection with this ILEC Master Lease, and Landlord shall indemnify, protect, hold harmless and defend Tenant from and against any liability with respect to any fee or brokerage commission arising out of any act or omission of Landlord.

Article XXXIX

Anti-Terrorism Representations

.  Tenant hereby represents and warrants that neither Tenant, nor, to the knowledge of Tenant, any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC:  “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”).  Tenant hereby represents and warrants to Landlord that no funds tendered to Landlord by Tenant under the terms of this ILEC Master Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws.  If the foregoing representations are untrue at any time during the Term and

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Landlord suffers actual damages as a result thereof, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

Tenant will not during the Term of this ILEC Master Lease knowingly engage in any transactions or dealings, or knowingly be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Leased Property.  A breach of the representations contained in this Section 39.1 by Tenant as a result of which Landlord suffers actual damages shall constitute a material breach of this ILEC Master Lease and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

Article XL

REIT Protection

.  (a)  The parties hereto intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Agreement shall be interpreted consistent with this intent.

(b)Anything contained in this ILEC Master Lease to the contrary notwithstanding, Tenant shall not without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Leased Property on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (ii) sublet, assign or enter into a management arrangement for the Leased Property to any Person (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of Landlord) in which Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (iii) sublet, assign or enter into a management arrangement for the Leased Property in any other manner which could cause any portion of the amounts received by Landlord pursuant to this ILEC Master Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.  Anything contained in this ILEC Master Lease to the contrary notwithstanding, for so long as Tenant owns shares of Landlord, Tenant shall not without Landlord’s advance written consent (which consent shall not be unreasonably withheld) sublet, assign or enter into a management arrangement for the Leased Property to any Person in which Tenant owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code).  The requirements of this Section 40.1(b) shall likewise apply to any further subleasing by any subtenant.

(c)Anything contained in this ILEC Master Lease to the contrary notwithstanding, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this ILEC Master Lease or any interest herein to another Person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code)) in order to maintain Landlord’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code); provided, however, Landlord shall be required to (i) comply with any

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applicable legal requirements related to such transfer, (ii) comply with any restrictions set forth in Section 18.1 with respect to a sale of the Leased Property and (iii) give Tenant Notice of any such assignment; and provided, further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

(d)Anything contained in this ILEC Master Lease to the contrary notwithstanding, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and at no cost or expense to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of Landlord’s “real estate investment trust” (within the meaning of Section 856(a) of the Code) compliance requirements.  Anything contained in this ILEC Master Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this ILEC Master Lease or (ii) materially and adversely increase Tenant’s nonmonetary obligations under this ILEC Master Lease or (iii) materially diminish Tenant’s rights under this ILEC Master Lease.

Article XLI

Survival

.  Anything contained in this ILEC Master Lease to the contrary notwithstanding, all claims against, and liabilities and indemnities of Tenant or Landlord arising prior to the expiration or earlier termination of the Term shall survive such expiration or termination.

Severability

.  If any term or provision of this ILEC Master Lease or any application thereof shall be held invalid or unenforceable, the remainder of this ILEC Master Lease and any other application of such term or provision shall not be affected thereby.

Non-Recourse

. Tenant specifically agrees to look solely to the Leased Property for recovery of any judgment from Landlord (and Landlord’s liability hereunder shall be limited solely to its interest in the Leased Property, and no recourse under or in respect of this ILEC Master Lease shall be had against any other assets of Landlord whatsoever).  It is specifically agreed that no constituent partner in Landlord or officer or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant.  The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord.  Furthermore, except as otherwise expressly provided herein, in no event shall Landlord or Tenant ever be liable to the other party for any indirect, special, punitive or consequential damages suffered by Tenant or Landlord, as applicable, from whatever cause.

Successors and Assigns

.  This ILEC Master Lease shall be binding upon Landlord and its successors and assigns and, subject to the provisions of Article XXII, upon Tenant and its successors and assigns.

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Governing Law

.  THIS ILEC MASTER LEASE WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY.  ACCORDINGLY, IN ALL RESPECTS THIS ILEC MASTER LEASE (AND ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OR CONFLICTS OF LAW) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT THAT ALL PROVISIONS HEREOF RELATING TO THE CREATION OF THE LEASEHOLD ESTATE AND ALL REMEDIES SET FORTH IN Article XVI RELATING TO RECOVERY OF POSSESSION OF THE LEASED PROPERTY OF ANY ILEC FACILITY (SUCH AS AN ACTION FOR UNLAWFUL DETAINER, IN REM ACTION OR OTHER SIMILAR ACTION) SHALL BE CONSTRUED AND ENFORCED ACCORDING TO, AND GOVERNED BY, THE LAWS OF THE STATE IN WHICH THE LEASED PROPERTY IS LOCATED.

Waiver of Trial by Jury

.  EACH OF LANDLORD AND TENANT ACKNOWLEDGES THAT IT HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY UNDER THE CONSTITUTION OF THE UNITED STATES AND THE STATE.  EACH OF LANDLORD AND TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS ILEC MASTER LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR (ii) IN ANY MANNER CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF LANDLORD AND TENANT WITH RESPECT TO THIS ILEC MASTER LEASE (OR ANY AGREEMENT FORMED PURSUANT TO THE TERMS HEREOF) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREINAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; EACH OF LANDLORD AND TENANT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY, AND THAT EITHER PARTY MAY FILE A COPY OF THIS SECTION WITH ANY COURT AS CONCLUSIVE EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Entire Agreement

.  This ILEC Master Lease and the Exhibits and Schedules hereto and the ILEC Equipment Loan Agreement (and any exhibits or schedules thereto) constitute the entire and final agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties and, with respect to the provisions set forth in Section 40.1, no such change or modification shall be effective without the explicit reference to such section by number and paragraph.  Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Leased Property are merged into and revoked by this ILEC Master Lease.

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Headings

.  All titles and headings to sections, subsections, paragraphs or other divisions of this ILEC Master Lease are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other contents of such sections, subsections, paragraphs or other divisions, such other content being controlling as to the agreement among the parties hereto.

Counterparts

.  This ILEC Master Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

Interpretation

.  Both Landlord and Tenant have been represented by counsel and this ILEC Master Lease and every provision hereof has been freely and fairly negotiated.  Consequently, all provisions of this ILEC Master Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

Time of Essence

.  TIME IS OF THE ESSENCE OF THIS ILEC MASTER LEASE AND EACH PROVISION HEREOF IN WHICH TIME OF PERFORMANCE IS ESTABLISHED.

Further Assurances

.  The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this ILEC Master Lease.  In addition, Landlord agrees to, at Tenant’s sole cost and expense, reasonably cooperate with all applicable regulatory authorities in connection with the administration of their regulatory jurisdiction over Tenant and Tenant’s Subsidiaries, including the provision of such documents and other information as may be requested by regulatory authorities relating to Tenant or any of Tenant’s Subsidiaries or to this ILEC Master Lease and  which are within Landlord’s reasonable control to obtain and provide.

Communications Regulations

.  Notwithstanding anything to the contrary in this ILEC Master Lease or any agreement formed pursuant to the terms hereof, each of Tenant, Landlord, and each of Tenant’s or Landlord’s successors and assigns agrees to cooperate with any regulatory authority in connection with the administration of their regulatory jurisdiction over the parties hereto, including, without limitation, the provision of such documents or other information as may be requested by any such regulatory authorities relating to Tenant, Landlord, Tenant’s or Landlord’s successors and assigns or to this ILEC Master Lease or any agreement formed pursuant to the terms hereof.

Appraiser

.  (a)  If it becomes necessary to determine the Renewal Rent and/or the Successor Tenant Rent pursuant to Section 1.4(b) or Section 36.2(a), and the parties are unable to agree thereon, the same shall be determined by two independent appraisal firms, in which one or more of the members, officers or principals of such firm are members of the American Society of Appraisers and such member has a minimum of 10 years’ experience in appraising facilities similar in scope and use as the Leased Property (each, an “Appraiser” and collectively, the “Appraisers”), one such Appraiser to be selected by Landlord to act on its behalf and the other such Appraiser to be selected by Tenant to act on its behalf.  Landlord or Tenant, as applicable, shall cause its Appraiser to, within ninety (90) days after the Appraisal Commencement Date or Tenant’s receipt of the Lease Termination Notice or within ten (10) months prior to the Final Lease

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Expiration (the “Initial Appraisal Period”), as applicable, determine the Renewal Rent or the Successor Tenant Rent, as applicable, as of the relevant date (giving effect to the impact, if any, of inflation from the date of the Appraiser’s decision to the relevant date); provided, however, that if either party shall fail to appoint its Appraiser within the time permitted, or if two Appraisers shall have been so appointed but only one such Appraiser shall have made such determination within such ninety (90) day period, then the determination of such sole Appraiser shall be final and binding upon the parties.  For purposes of clarity, the “relevant date” with respect to any determination of the Renewal Rent or the Successor Tenant Rent, as applicable, shall be deemed to be the date on which such applicable Renewal Term or lease term is to commence.  Accordingly, each Appraiser shall include in its determination of Renewal Rent or Successor Tenant Rent, as applicable, all projected GCIs and TCI Replacements to be constructed from and after the Appraisal Commencement Date until the relevant date (but without double counting), which projected GCIs and TCI Replacements shall be verified and confirmed as of the relevant date, upon which adjustments shall be made to the Renewal Rent if and to the extent that the actual completed GCIs and TCI Replacements during such period did not correspond to the projected GCIs and TCI Replacements incorporated into such determination.  A written report of each Appraiser shall be delivered and addressed to each of Landlord and Tenant; it being agreed and understood that the report delivered in connection with the appraisal process initiated under Section 1.4(b) shall include the Renewal Rent and/or Successor Tenant Rent, as applicable, for each of the ILEC Facilities.  This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law.

(b)If the two Appraisers shall have been appointed by Landlord and Tenant, then such two Appraisers shall agree on a third Appraiser (the “Third Appraiser”) that meets the above requirements no later than thirty (30) days after the Appraisal Commencement Date or Tenant’s receipt of the Lease Termination Notice or twelve (12) months prior to the Final Lease Expiration, as applicable, which Third Appraiser shall perform the services set forth in Section 41.14(c) to the extent such services are so required.  If the two Appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Renewal Rent or the Successor Tenant Rent, as applicable, shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then the Third Appraiser shall perform the services set forth in Section 41.14(c) below. If the two Appraisers are unable to agree on the selection of the Third Appraiser by the last day of the Initial Appraisal Period, then either party may request the American Arbitration Association or any successor organization thereto to appoint the Third Appraiser meeting the above requirements within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such twenty (20) day period.  If no such Appraiser shall have been appointed within such twenty (20) day period or within the Initial Appraisal Period, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court.  Any Appraiser appointed by the original Appraisers, by the American Arbitration Association or by such court shall be instructed to determine the Renewal Rent or Successor Tenant Rent, as applicable, within sixty (60) days after the Initial Appraisal Period.

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(c)If a Third Appraiser is appointed in accordance with Section 41.14(b), then such Third Appraiser shall choose (without any modifications) which of the determinations made by the other two (2) Appraisers shall be final and binding, and such chosen determination shall be final and binding upon Landlord and Tenant as the Renewal Rent or the Successor Tenant Rent, as applicable.

(d)Landlord and Tenant shall each pay the fees and expenses of the Appraiser appointed by it and each shall pay one-half (1/2) of the fees and expenses of the Third Appraiser.

Dispute Resolution

. The following procedures shall be used to resolve any dispute arising out of or in connection with this ILEC Master Lease (each, a “Dispute”):

(a)Following the written request of either Landlord or Tenant (a “Request”), the VP Representatives of each of Landlord and Tenant shall meet in person to attempt to resolve the Dispute that is the subject of the Request no later than twenty (20) days after the date of such Request.  If, for any reason, the VP Representatives do not resolve the Dispute at their meeting, then the SVP Representatives of each of Landlord and Tenant shall meet in person to attempt to resolve the Dispute no later than twenty-five (25) days after the date of the VP Representatives’ meeting.  A meeting date and place shall be established by mutual agreement of Landlord and Tenant. However, if the parties are unable to agree, the meeting shall take place at Landlord’s offices.

(b)If a Request is delivered by either Landlord or Tenant, the parties agree to make a diligent, good faith attempt to resolve the Dispute that is the subject of such Request during the forty-five day period described in clause (a) above.

(c)All negotiations in connection with the Dispute shall be conducted in strict confidence, non-binding and without prejudice to the rights of the parties in any future legal proceedings.

No Third Party Beneficiaries

.  Landlord and Tenant hereby acknowledge that they do not intend for any other Person to constitute a third-party beneficiary hereof, except for (i) any permitted successors and/or assigns and (ii) CLEC Tenant and CLEC Landlord solely with respect to the last paragraph of Section 1.1 and Sections 10.2(f), 18.1(a), 22.2 and 22.3, as applicable.

41.17Joint and Several Obligations.  If Tenant consists of more than one Person, each such Person shall have joint and several liability for the obligations of Tenant hereunder.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, this ILEC Master Lease has been executed by Landlord and Tenant as of the date first written above.

LANDLORD:

CSL Alabama System, LLC
CSL Arkansas System, LLC
CSL Florida System, LLC
CSL Georgia System, LLC
CSL Iowa System, LLC
CSL Kentucky System, LLC
CSL Mississippi System, LLC
CSL Missouri System, LLC
CSL New Mexico System, LLC
CSL Ohio System, LLC
CSL Oklahoma System, LLC
CSL Texas System, LLC
CSL Realty, LLC
CSL Georgia Realty, LLC,

CSL TENNESSEE REALTY, LLC

By:  /s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

CSL North Carolina System, LP
CSL North Carolina Realty, LP

By: CSL NORTH CAROLINA REALTY, GP, LLC,

as its General Partner

By:  /s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

CSL NATIONAL, LP

By: CSL NATIONAL GP, LLC,

as its General Partner

By:  /s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

Signature Page to Amended and Restated ILEC Master Lease

TENANT:

WINDSTREAM HOLDINGS, INC.,
a Delaware limited liability company

By: /s/ Kristi Moody
Name: Kristi Moody
Title: Executive Vice President, General Counsel & Corporate Secretary

Signature Page to Amended and Restated ILEC Master Lease

TENANT CONTINUED:

WINDSTREAM SERVICES, LLC,
a Delaware limited liability company

By: /s/ Kristi Moody
Name: Kristi Moody
Title: Executive Vice President, General Counsel & Corporate Secretary

Signature Page to Amended and Restated ILEC Master Lease

TENANT CONTINUED:

GEORGIA WINDSTREAM, LLC

OKLAHOMA WINDSTREAM, LLC

TEXAS WINDSTREAM, LLC

VALOR TELECOMMUNICATIONS OF TEXAS, LLC

WINDSTREAM ACCUCOMM TELECOMMUNICATIONS, LLC

WINDSTREAM ALABAMA, LLC

WINDSTREAM ARKANSAS, LLC

WINDSTREAM COMMUNICATIONS KERRVILLE, LLC

WINDSTREAM CONCORD TELEPHONE, LLC

WINDSTREAM FLORIDA, LLC

WINDSTREAM GEORGIA, LLC

WINDSTREAM GEORGIA COMMUNICATIONS, LLC

WINDSTREAM GEORGIA TELEPHONE, LLC

WINDSTREAM IOWA COMMUNICATIONS, LLC

WINDSTREAM KENTUCKY EAST, LLC

WINDSTREAM KENTUCKY WEST, LLC

WINDSTREAM LEXCOM COMMUNICATIONS, LLC

WINDSTREAM MISSISSIPPI, LLC

WINDSTREAM MISSOURI, LLC

WINDSTREAM MONTEZUMA, LLC

WINDSTREAM NORTH CAROLINA, LLC

WINDSTREAM OHIO, LLC

WINDSTREAM OKLAHOMA, LLC

WINDSTREAM STANDARD, LLC

WINDSTREAM SUGAR LAND, LLC

WINDSTREAM WESTERN RESERVE, LLC

By: /s/ Kristi Moody
Name: Kristi Moody
Title: Executive Vice President, General Counsel & Corporate Secretary

Signature Page to Amended and Restated ILEC Master Lease

JOINDER

The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the undersigned accepts its obligations under the last paragraph of Section 1.1 and Sections 10.2(f), 21.2 and 22.3 of the ILEC Master Lease this Joinder is attached to and acknowledges its rights under the last paragraph of Section 1.1 and Section 10.2(f), 18.1(a), 22.2 of the ILEC Master Lease this Joinder is attached to.

CLEC TENANT:

WINDSTREAM HOLDINGS, INC.

WINDSTREAM SERVICES, LLC

CAVALIER TELEPHONE, L.L.C.

CAVALIER TELEPHONE MID-ATLANTIC, L.L.C.

D&E COMMUNICATIONS, LLC

INTELLIFIBER NETWORKS, LLC

IOWA TELECOM TECHNOLOGIES, LLC

IWA SERVICES, LLC

LDMI TELECOMMUNICATIONS, LLC

MCLEODUSA INFORMATION SERVICES LLC

MCLEODUSA PURCHASING, L.L.C.

MCLEODUSA TELECOMMUNICATIONS SERVICES, L.L.C.

NETWORK TELEPHONE, LLC

PAETEC COMMUNICATIONS, LLC

TALK AMERICA, LLC

TRINET, LLC

US LEC COMMUNICATIONS LLC

US LEC OF ALABAMA LLC

US LEC OF NORTH CAROLINA LLC

US LEC OF PENNSYLVANIA LLC

WINDSTREAM CAVALIER, LLC

WINDSTREAM COMMUNICATIONS, LLC

WINDSTREAM D&E SYSTEMS, LLC

WINDSTREAM IOWA COMMUNICATIONS, LLC

WINDSTREAM IOWA-COMM, LLC

WINDSTREAM IT-COMM, LLC

WINDSTREAM KDL, LLC

WINDSTREAM NORLIGHT, LLC

WINDSTREAM NTI, LLC

WINDSTREAM NUVOX, LLC

WINDSTREAM NUVOX ARKANSAS, LLC

WINDSTREAM NUVOX ILLINOIS, LLC

WINDSTREAM NUVOX INDIANA, LLC

WINDSTREAM NUVOX KANSAS, LLC

WINDSTREAM NUVOX MISSOURI, LLC

WINDSTREAM NUVOX OHIO, LLC

WINDSTREAM NUVOX OKLAHOMA, LLC

WINDSTREAM SUGAR LAND, LLC

By: /s/ Kristi Moody
Name: Kristi Moody
Title: Executive Vice President, General Counsel & Corporate Secretary

Signature Page to Amended and Restated ILEC Master Lease

JOINDER

The undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder, the undersigned accepts its obligations and acknowledges its rights and obligations under the last paragraph of Section 1.1 and Sections 10.2(f) and 22.3 of the ILEC Master Lease this Joinder is attached to.

CLEC LANDLORD:

CSL Alabama System, LLC
CSL Arkansas System, LLC
CSL Florida System, LLC
CSL Georgia System, LLC
CSL Iowa System, LLC
CSL Kentucky System, LLC
CSL Mississippi System, LLC
CSL Missouri System, LLC
CSL New Mexico System, LLC
CSL Ohio System, LLC
CSL Oklahoma System, LLC
CSL Texas System, LLC
CSL Realty, LLC
CSL Georgia Realty, LLC,

CSL TENNESSEE REALTY, LLC

By:  /s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

CSL North Carolina System, LP
CSL North Carolina Realty, LP

By: CSL NORTH CAROLINA REALTY, GP, LLC,

as its General Partner

By:  /s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

CSL NATIONAL, LP

By: CSL NATIONAL GP, LLC,

as its General Partner

By:  /s/ Daniel Heard
Name: Daniel Heard
Title: Executive Vice President – General Counsel and Secretary

Signature Page to Amended and Restated ILEC Master Lease